Exhibit 10.1
AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP
a Delaware limited partnership

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THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE PARTNERSHIP AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP, IN FORM AND SUBSTANCE SATISFACTORY TO THE PARTNERSHIP, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

Dated as of March 13, 2015

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EXHIBIT A    PARTNERS AND PARTNERSHIP UNITS    A-1

EXHIBIT B    NOTICE OF REDEMPTION    B-1

EXHIBIT C-1    CERTIFICATION OF NON-FOREIGN STATUS (For Redeeming Limited Partners That Are Entities)……………………………………………………………………...C-1
EXHIBIT C-2 CERTIFICATION OF NON-FOREIGN STATUS (For Redeeming Limited Partners That Are Individuals)………………………………………………………………….C-2

EXHIBIT D	NOTICE OF ELECTION BY PARTNER TO CONVERT LTIP UNITS INTO PARTNERSHIP COMMON UNITS D-1

EXHIBIT F	NOTICE OF ELECTION BY PARTNERSHIP TO FORCE CONVERSION OF LTIP UNITS INTO PARTNERSHIP COMMON UNITS E-1

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AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP
THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP, dated as of March 13, 2015 is entered into by and among NorthStar Realty Finance Corp., a Maryland corporation (the “Company”), as the General Partner and a Limited Partner, and the limited partners that are a party hereto from time to time.
WHEREAS, the General Partner and ND Investment-T, LLC, a Delaware limited liability company, as the initial limited partner (the “Initial Limited Partner”), formed the Partnership pursuant to a Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware and entered into an Agreement of Limited Partnership, dated as of March [ ], 2015 (the “Original Agreement”).
WHEREAS, the parties hereto wish to: (i) amend and restate the Original Agreement as hereinafter set forth; (ii) admit the Limited Partners listed on the signature pages hereto as limited partners of the Partnership; (iii) effect the withdrawal of the Initial Limited Partner from the Partnership and (iv) continue the Partnership on the terms set forth herein.
WHEREAS, on the date hereof, the Company and the Partnership entered into that certain Contribution Agreement, dated as of the date hereof (the “Contribution Agreement”).
WHEREAS, on the date hereof, pursuant to the Contribution Agreement, the Company, in its capacity as General Partner and Limited Partner, contributed the assets and liabilities specified in the Contribution Agreement to the Partnership in exchange for 321,472,980 Partnership Common Units, 2,466,689 Series A Preferred Units, 13,998,905 Series B Preferred Units, 5,000,000 Series C Preferred Units, 8,000,000 Series D Preferred Units, and 10,000,000 Series E Preferred Units.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINED TERMS
The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.
“Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.
“Actions” has the meaning set forth in Section 7.7 hereof.

“Additional Funds” has the meaning set forth in Section 4.3(a) hereof.
“Additional Limited Partner” means a Person who is admitted to the Partnership as a Limited Partner pursuant to Section 4.2, Section 4.5 and Section 12.2 hereof and who is shown as such on the books and records of the Partnership.
“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of the relevant Partnership Year, after giving effect to the following adjustments:
(i)    decrease such deficit by any amounts that such Partner is obligated to restore pursuant to this Agreement or by operation of law upon liquidation of such Partner’s Partnership Interest or is deemed to be obligated to restore pursuant to the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and
(ii)    increase such deficit by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).
The foregoing definition of “Adjusted Capital Account Deficit” is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
“Adjustment Event” has the meaning set forth in Section 4.5(b) hereof.
“Adjustment Factor” means 1.0; provided, however, that in the event that:
(i)    the Company (a) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (b) splits or subdivides its outstanding REIT Shares or (c) effects a reverse stock split or otherwise combines its outstanding REIT Shares into a smaller number of REIT Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (i) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (ii) the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;
(ii)    the Company distributes any rights, options or warrants to all holders of its REIT Shares to subscribe for or to purchase or to otherwise acquire REIT Shares (or other securities or rights convertible into, exchangeable for or exercisable for REIT Shares) at a price per share less than the Value of a REIT Share on the record date for such distribution (each a “Distributed Right”), then the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction (a) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date plus the maximum number of REIT Shares purchasable under such Distributed Rights and (b) the denominator of which shall be the number of REIT Shares issued and outstanding on the record date plus a fraction (1) the numerator of which is the maximum number of REIT Shares purchasable under such Distributed Rights times the minimum purchase price per REIT Share under such Distributed Rights and (2) the denominator of which is the Value of a REIT Share as of the record date; provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of REIT Shares or any change in the minimum purchase price for the purposes of the above fraction; and
(iii)    the Company shall, by dividend or otherwise, distribute to all holders of its REIT Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (i) above), which evidences of indebtedness or assets relate to assets not received by the Company (or its direct or indirect wholly owned Subsidiaries) pursuant to a pro rata distribution by the Partnership, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business on the date fixed for determination of stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be such Value of a REIT Share on the date fixed for such determination and (ii) the denominator of which shall be the Value of a REIT Share on the dates fixed for such determination less the then fair market value (as determined by the General Partner, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one REIT Share. For the avoidance of doubt, an adjustment to the Adjustment Factor is not required under this subsection (iii) in the case of a distribution by the Company of securities of a Subsidiary to all holders of the REIT Shares where substantially all the assets of such Subsidiary are received by the Company pursuant to a pro rata distribution by the Partnership and are subsequently contributed by the Company to the Subsidiary, but the securities of the Subsidiary themselves are not distributed pro rata by the Partnership.
Any adjustments to the Adjustment Factor shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event. If, however, General Partner received a Notice of Redemption after the record date, if any, but prior to the effective date of such event, the Adjustment Factor shall be determined as if the General Partner had received the Notice of Redemption immediately prior to the record date for such event.
Notwithstanding the foregoing, the Adjustment Factor shall not be adjusted in connection with an event described in clauses (i) or (ii) above if, in connection with such event, the Partnership makes a distribution of cash, Partnership Units, REIT Shares and/or rights, options or warrants to acquire Partnership Units and/or REIT Shares with respect to all applicable Partnership Common

Units or effects a split of, or otherwise subdivides, or a reverse split of, or otherwise combines, the Partnership Common Units, as applicable, that is comparable as a whole in all material respects with such event.
“Affected Units” has the meaning set forth in Section 14.2 hereof.
“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agreement” means this Amended and Restated Agreement of Limited Partnership of NorthStar Realty Finance Limited Partnership, as it may be amended, supplemented or restated from time to time.
“Applicable Percentage” has the meaning set forth in Section 8.6(b) hereof.
“Appraisal” means, with respect to any assets, the written opinion of an independent third party experienced in the valuation of similar assets, selected by the General Partner in good faith. Such opinion may be in the form of an opinion by such independent third party that the value for such property or asset as set by the General Partner is fair, from a financial point of view, to the Partnership.
“Assignee” means a Person to whom one or more Partnership Common Units have been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5 hereof.
“Available Cash” means, with respect to any period for which such calculation is being made,
(i)    the sum, without duplication, of:
(1)    the Partnership’s Net Income or Net Loss (as the case may be) for such period,
(2)    Depreciation and all other noncash charges to the extent deducted in determining Net Income or Net Loss for such period,
(3)    the amount of any reduction in reserves of the Partnership referred to in clause (ii)(6) below (including, without limitation, reductions resulting because the General Partner determines such amounts are no longer necessary),
(4)    the excess, if any, of the net cash proceeds from the sale, exchange, disposition, financing or refinancing of Partnership property for such period over the gain (or loss, as the case may be) recognized from such sale, exchange, disposition, financing or refinancing during such period (excluding Terminating Capital Transactions), and
(5)    all other cash received (including amounts previously accrued as Net Income and amounts of deferred income) or any net amounts borrowed by the Partnership for such period that was not included in determining Net Income or Net Loss for such period;
(ii)    less the sum, without duplication, of:
(1)    all principal debt payments made during such period by the Partnership,
(2)    capital expenditures made by the Partnership during such period,
(3)    investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clause (ii)(1) or clause (ii)(2) above,
(4)    all other expenditures and payments not deducted in determining Net Income or Net Loss for such period (including amounts paid in respect of expenses previously accrued),
(5)    any amount included in determining Net Income or Net Loss for such period that was not received by the Partnership during such period,
(6)    the amount of any increase in reserves (including, without limitation, working capital reserves) established during such period that the General Partner determines are necessary or appropriate in its sole and absolute discretion, and
(7)    any amount distributed or paid in redemption of any Limited Partner Interest or Partnership Units including, without limitation, any Cash Amount paid.
Notwithstanding the foregoing, Available Cash shall not include (a) any cash received or reductions in reserves, or take into account any disbursements made, or reserves established, after dissolution and the commencement of the liquidation and winding up of the Partnership or (b) any Capital Contributions, whenever received.
“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.
“Board of Directors” shall mean the Board of Directors of the Company or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, or the Series E Preferred Stock.

“Book Up Target” for each LTIP Unit means (i) initially, the Partnership Common Unit Economic Balance as determined on the date such LTIP Unit was granted over the Capital Contribution, if any, made by such LTIP Unitholder with respect to such LTIP Unit and (ii) thereafter, the amount required to be allocated to such LTIP Unit for the Economic Capital Account Balance, to the extent attributable to such LTIP Unit, to be equal to the Partnership Common Unit Economic Balance. Notwithstanding the foregoing, the Book Up Target shall be equal to zero for any LTIP Unit for which the Economic Capital Account Balance attributable to such LTIP Unit has, at any time, reached an amount equal to the Partnership Common Unit Economic Balance determined as of such time.
“Capital Account” means, with respect to any Partner, the Capital Account maintained by the General Partner for such Partner on the Partnership’s books and records in accordance with the following provisions:
(a)    To each Partner’s Capital Account, there shall be added such Partner’s Capital Contributions, such Partner’s distributive share of Net Income and any items in the nature of income or gain that are specially allocated pursuant to Section 6.3 hereof, and the principal amount of any Partnership liabilities assumed by such Partner or that are secured by any property distributed to such Partner.
(b)    From each Partner’s Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement, such Partner’s distributive share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 6.3 hereof, and the principal amount of any liabilities of such Partner assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership.
(c)    In the event any interest in the Partnership is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Transferred interest.
(d)    In determining the principal amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.
(e)    The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. If the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the General Partner may make such modification provided that such modification will not have a material effect on the amounts distributable to any Partner without such Partner’s Consent. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) and (ii) make any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.
“Capital Account Deficit” has the meaning set forth in Section 13.2(c) hereof.
“Capital Contribution” means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any Contributed Property that such Partner contributes or is deemed to contribute to the Partnership pursuant to Section 4.1, 4.2 or 4.3 hereof.
“Cash Amount” means an amount of cash equal to the product of (i) the Value of a REIT Share and (ii) the REIT Shares Amount determined as of the applicable Valuation Date; provided that the Cash Amount will be reduced by the amount of any distributions payable with respect to such REIT Shares Amount that have an ex-dividend date after the Valuation Date and a record date before the Specified Redemption Date.
“Certificate” means the Certificate of Limited Partnership of the Partnership filed in the office of the Secretary of State of the State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.
“change of control” shall be deemed to have occurred at such time as (i) the date a “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”)) becomes the ultimate “beneficial owner” (as defined in Rules 13d‑3 and 13d‑5 under the Securities Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of voting stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of voting stock representing more than 50% of the total voting power of the total voting stock of the Company; (ii) the date the Company sells, transfers or otherwise disposes of all or substantially all of its assets; or (iii) the date of the consummation of a merger or share exchange of the Company with another entity where stockholders of the Company immediately prior to the merger or share exchange would not beneficially own, immediately after the merger or share exchange, shares representing 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate group vote) to which all stockholders of the corporation issuing cash or securities in the merger or share exchange would be entitled in the election of directors, or where members of the Board of Directors immediately prior to the merger or share exchange would not immediately after the merger or share exchange constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger or share exchange.
“Charter” means the charter of the Company.
“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Common Stock” shall mean the common stock of the Company, par value $0.01 per share.
“Company” has the meaning set forth in the introductory paragraph hereof.
“Consent” means the consent to, approval of, or vote in favor of a proposed action by a Partner given in accordance with Article XIV hereof.
“Consent of the Limited Partners” means the Consent of a Majority in Interest of the Limited Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by a Majority in Interest of the Limited Partners.
“Constituent Person” means (a) with respect to the Partnership, a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which a such sale or transfer of all or substantially all of the Partnership’s was made, as the case may be; and (b) with respect to the Company, a Person with which the Company consolidated or into which the Company merged or which merged into the General Partner or to which a sale or transfer of all or substantially all of the Company’s assets was made, as the case may be.
“Contributed Property” means each item of Property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (or deemed contributed by the Partnership to a “new” partnership pursuant to Code Section 708).
“Controlled Entity” means, as to any Limited Partner, (a) any corporation more than fifty percent (50%) of the outstanding voting stock of which is owned by such Limited Partner or such Limited Partner’s Family Members, (b) any trust, whether or not revocable, of which such Limited Partner or such Limited Partner’s Family Members are the sole beneficiaries, (c) any partnership of which such Limited Partner is the managing partner and in which such Limited Partner or such Limited Partner’s Family Members hold partnership interests representing at least twenty-five percent (25%) of such partnership’s capital and profits and (d) any limited liability company of which such Limited Partner is the manager and in which such Limited Partner or such Limited Partner’s Family Members hold membership interests representing at least twenty-five percent (25%) of such limited liability company’s capital and profits.
“Conversion Date” has the meaning set forth in Section 4.9 hereof.
“Conversion Notice” has the meaning set forth in Section 4.9 hereof.
“Conversion Right” has the meaning set forth in Section 4.9 hereof.
“Cut-Off Date” means the fifth (5th) Business Day after the General Partner’s receipt of a Notice of Redemption.
“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii)

all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.
“Depreciation” means, for each Partnership Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.
“Distributed Right” has the meaning set forth in the definition of “Adjustment Factor.”
“Distribution Payment Date” shall mean February 15, May 15, August 15 and November 15, in each year, commencing on or about May 15, 2015; provided, however, that if any Distribution Payment Date falls on any day other than a Unit Business Day, the distribution payment due on such Distribution Payment Date shall be paid on the first Unit Business Day immediately following such Distribution Payment Date, without any adjustment to the amount of the distribution due on that Distribution Payment Date on account of such delay.
“Distribution Periods” shall mean:
(a)With respect to the Series A Preferred Units and the Series B Preferred Units, quarterly distribution periods commencing on February 15, May 15, August 15 and November 15 of each year and ending on and including the day preceding the first day of the next succeeding Distribution Period (other than the initial Distribution Period with respect to each Series A Preferred Unit and Series B Preferred Unit, which, (i) for Series A Preferred Units and Series B Preferred Units issued prior to May 15, 2015 shall commence on, but exclude, the date of original issue by the Partnership of any Series A Preferred Units and Series B Preferred Units and end on and include the day preceding the first day of the next succeeding Distribution Period; and (ii) for Series A Preferred Units or Series B Preferred Units issued on or after May 15, 2015, shall commence on the Distribution Payment Date with respect to which distributions were actually paid on Series A Preferred Units and Series B Preferred Units that were outstanding immediately preceding the issuance of such Series A Preferred Units and Series B Preferred Units and end on and include the day preceding the first day of the next succeeding Distribution Period);

(b)With respect to the Series C Preferred Units, Series D Preferred Units, and Series E Preferred Units, shall mean a quarterly distribution period commencing on and including a Distribution Payment Date and ending on, but excluding, the next succeeding Distribution Payment Date (other than the initial Distribution Period with respect to each Series C Preferred Unit, Series D Preferred Unit, and Series E Preferred Unit, which, (i) for Series C Preferred Units, Series D Preferred Units, and Series E Preferred Units issued prior to May 15, 2015, shall commence on, and include, the date of original issue by the Partnership of any such Series C Preferred Units, Series D Preferred Units, and Series E Preferred Units and end on, but exclude, the first Distribution Payment Date; and (ii) for Series C Preferred Units, Series D Preferred Units, and Series E Preferred Units issued on or after May 15, 2015, shall commence on, and include, the Distribution Payment Date with respect to which distributions were actually paid on Series C Preferred Units that were outstanding immediately preceding the issuance of such Series C Preferred Units and end on, but exclude, the next succeeding Distribution Payment Date).
“Dividend Payment Date” shall mean a dividend payment date with respect to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock, as applicable.
“Dividend Payment Record Date” shall mean a dividend record date with respect to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock, as applicable.
“Dividend Periods” shall mean the quarterly dividend periods with respect to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock, as applicable.
“Economic Capital Account Balance” has the meaning set forth in Section 6.3(b)(vi) hereof.
“Effective Date” means March 13, 2015.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Extraordinary Transaction” means, with respect to the Company, the occurrence of one or more of the following events: (i) a merger (including a triangular merger), consolidation or other combination of the Company with or into another Person (other than in connection with a change in the Company’s state of incorporation or organizational form); (ii) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of its assets in one transaction or a series of related transactions; (iii) any reclassification, recapitalization or change of its outstanding equity interests (other than a change in par value, or from par value to no par value, or as a result of a split, dividend or similar subdivision); or (iv) the adoption of any plan of liquidation or dissolution of the Company (whether or not in compliance with the provisions of this Agreement).
“Family Members” means, as to a Person that is an individual, such Person’s spouse, ancestors, descendants (whether by blood or by adoption), brothers and sisters and intervivos or testamentary trusts of which only such Person and his spouse, ancestors, descendants (whether by blood or by adoption), brothers and sisters are beneficiaries.
“Forced Conversion” has the meaning set forth in Section 4.9 hereof.
“Forced Conversion Notice” has the meaning set forth in Section 4.9 hereof.
“Fundamental Change” has the meaning set forth in Section 8.6(h) hereof.
“Funding Debt” means any Debt incurred by or on behalf of the General Partner or the Company for the purpose of providing funds to the Partnership.
“Funds from Operations” is as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and means net income (computed in accordance with GAAP) excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures.
“General Partner” means the Company and its successors and assigns, as the general partner of the Partnership in their capacities as general partner of the Partnership.
“General Partner Interest” means the Partnership Interest held by the General Partner in its capacity as General Partner, which Partnership Interest is an interest as a general partner under the Act.
“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:
(a)    The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset as determined by the General Partner and agreed to by the contributing Partner. In any case in which the General Partner and the contributing Partner are unable to agree as to the gross fair market value of any contributed asset or assets, such gross fair market value shall be determined by Appraisal.
(b)    The Gross Asset Values of all Partnership assets immediately prior to the occurrence of any event described in clause (i), clause (ii), clause (iii), clause (iv) or clause (v) hereof shall be adjusted to equal their respective gross fair market values, as determined by the General Partner using such reasonable method of valuation as it may adopt, as of the following times:
(i)    the acquisition of an additional interest in the Partnership (other than in connection with the execution of this Agreement but including, without limitation, acquisitions pursuant to Section 4.2 hereof or contributions or deemed contributions by the General Partner pursuant to Section 4.2 hereof) by a new or existing Partner in exchange for more than a de minimis Capital Contribution, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;
(ii)    the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;
(iii)    the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);
(iv)    upon the admission of a successor General Partner pursuant to Section 12.1 hereof; and
(v)    at such other times as the General Partner shall reasonably determine to be necessary and advisable if permitted by, or required in order to comply with, Regulations Sections 1.704‑1(b) and 1.704‑2.
(c)    The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the General Partner provided that, if the distributee is the General Partner or if the distributee and the General Partner cannot agree on such a determination, such gross fair market value shall be determined by Appraisal.
(d)    The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the General Partner reasonably determines that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).
(e)    If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.
“Holder” means either (a) a Partner or (b) an Assignee, owning a Partnership Unit, that is treated as a member of the Partnership for federal income tax purposes.

“Incapacity” or “Incapacitated” means, (i) as to any Partner who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her person or his or her estate; (ii) as to any Partner that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any Partner that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) as to any Partner that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (v) as to any trustee of a trust that is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) above is not vacated within ninety (90) days after the expiration of any such stay.
“Indemnitee” means (i) any Person made a party to a proceeding by reason of its status as (A) the General Partner or (B) a director of the General Partner or an officer of the Partnership or the General Partner and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.
“Interest” means interest, original issue discount and other similar payments or amounts paid by the Partnership for the use or forbearance of money.
“IRS” means the Internal Revenue Service, which administers the internal revenue laws of the United States.
“Junior Units” means Partnership Common Units and all classes or series of Partnership Preferred Units ranking junior to the Series A Preferred Units, Series B Preferred Units, Series C Preferred Units, Series D Preferred Units, and Series E Preferred Units with respect to distributions and rights upon liquidation, dissolution or winding up the Partnership.

“Junior Share” means a share of capital stock of the Company now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are inferior or junior to the REIT Shares.
“Limited Partner” means any Person named as a Limited Partner in Exhibit A attached hereto, as such Exhibit A may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.
“Limited Partner Interest” means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or other Partnership Units.
“Liquidating Event” has the meaning set forth in Section 13.1 hereof.
“Liquidating Gains” has the meaning set forth in Section 6.3(b)(vi) hereof.
“Liquidating Losses” has the meaning set forth in Section 6.3(b)(vi) hereof.
“Liquidator” has the meaning set forth in Section 13.2(a) hereof.
“LTIP Unit” means a Partnership Unit which is designated as an LTIP Unit, with such further designation as the General Partner may assign to distinguish any series of LTIP Units from other series, and which has the rights, preferences and other privileges designated in Section 4.5 hereof, in any Partnership Unit Designation establishing an additional series of LTIP Units and elsewhere in this Agreement in respect of Holders of LTIP Units. The allocation of LTIP Units among the Partners shall be set forth on Exhibit A, as may be amended from time to time. For the avoidance of doubt, an LTIP Unit shall include a Special LTIP Unit.
“LTIP Unitholder” means a Partner that holds LTIP Units.
“Majority in Interest of the Limited Partners” means Limited Partners (including the Company and any of its Affiliates that are deemed to be Limited Partners pursuant to this Agreement) holding more than fifty percent (50%) of the outstanding Partnership Common Units held by all Limited Partners.
“Majority in Interest of the Outside Limited Partners” means Limited Partners (excluding for this purpose (i) the Company, the General Partner and any Subsidiaries of the Company or the General Partner, (ii) any Person of which the Company or its Subsidiaries directly or indirectly owns or controls more than 50% of the voting interests and (iii) any Person directly or indirectly owning or controlling more than 50% of the outstanding interests of the General Partner) holding in the aggregate more than 50% of the outstanding Partnership Common Units held by all Limited Partners who are not excluded for the purposes hereof.

“Net Income” or “Net Loss” means, for each Partnership Year of the Partnership, an amount equal to the Partnership’s taxable income or loss for such year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:
(a)    Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss” shall be added to (or subtracted from, as the case may be) such taxable income (or loss);
(b)    Any expenditure of the Partnership described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss,” shall be subtracted from (or added to, as the case may be) such taxable income (or loss);
(c)    In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (b) or subsection (c) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;
(d)    Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;
(e)    In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Partnership Year;
(f)    To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and
(g)    Notwithstanding any other provision of this definition of “Net Income” or “Net Loss,” any item that is specially allocated pursuant to Section 6.3 hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Section 6.3 hereof shall be determined by applying rules analogous to those set forth in this definition of “Net Income” or “Net Loss.”

“Net Operating Income” has the meaning set forth in Section 6.2(c) hereof .
“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase REIT Shares or Preferred Shares, or (ii) any Debt issued by the Company that provides any of the rights described in clause (i).
“Non-Electing Shares” has the meaning set forth in Section 8.6(h) hereof.
“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).
“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).
“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit B attached to this Agreement.
“Ownership Limit” means the applicable restriction or restrictions on ownership and transfer of shares of the Company imposed under the Charter.
“Parity Preferred Units” means any class or series of Partnership Preferred Units issued by the Partnership, the terms of which specifically provide that such Partnership Preferred Units rank or a parity with the Series A Preferred Units, the Series B Preferred Units, the Series C Preferred Units, the Series D Preferred Units, and the Series E Preferred Units with respect to distribution rights and rights upon dissolution or winding up of the Partnership.
“Partner” means the General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners.
“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).
“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704- 2(b)(4).
“Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704- 2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).
“Partnership” means the limited partnership formed under the Act and pursuant to this Agreement, and any successor thereto.
“Partnership Common Unit” means a fractional share of the Partnership Interests of all Partners issued pursuant to Sections 4.1 and 4.2 hereof, but does not include any Partnership

Preferred Unit or any other Partnership Unit specified in a Partnership Unit Designation as being other than a Partnership Common Unit.
“Partnership Common Unit Economic Balance” has the meaning set forth in Section 6.3(b) hereof.
“Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or other Partnership Units.
“Partnership Junior Unit” means a fractional share of the Partnership Interests that the General Partner has authorized pursuant to Section 4.1 or Section 4.2 or Section 4.3 hereof that has distribution rights, or rights upon liquidation, winding up and dissolution, that are inferior or junior to the Partnership Common Units.
“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704- 2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).
“Partnership Preferred Unit” means a fractional share of the Partnership Interests that the General Partner has authorized pursuant to Section 4.1 or Section 4.2 or Section 4.3 hereof that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Partnership Common Units and includes, without limitation, the Series A Preferred Units, the Series B Preferred Units, the Series C Preferred Units, the Series D Preferred Units, and the Series E Preferred Units.
“Partnership Record Date” means a record date established by the General Partner for a distribution of Available Cash pursuant to Section 5.1 hereof, which record date shall generally be the same as the record date established by the Company for a distribution to its stockholders of some or all of its portion of such distribution.
“Partnership Unit” shall mean a Partnership Common Unit, a Partnership Preferred Unit, a Partnership Junior Unit or any other fractional share of the Partnership Interests that the General Partner has authorized pursuant to Section 4.1 or Section 4.2 or Section 4.3 hereof.
“Partnership Unit Designation” shall have the meaning set forth in Section 4.2 hereof.
“Partnership Year” means the fiscal year of the Partnership, which shall be the calendar year.
“Percentage Interest” means, as to each Partner, the percentage represented by a fraction (expressed as a percentage), the numerator of which is the total number of Partnership Common

Units and LTIP Units then owned by such Partner, and the denominator of which is the total number of Partnership Common Units and LTIP Units then owned by all of the Partners; provided that, for purposes of allocations and distributions prior to the Special LTIP Unit Full Participation Date for any Special LTIP Unit, the Percentage Interest will be calculated by only including in the numerator and denominator a number of such Special LTIP Units equal to the number of such Special LTIP Units outstanding multiplied by the Special LTIP Unit Sharing Percentage for such Special LTIP Units.
“Permitted Transfer” has the meaning set forth in Section 11.3(a) hereof.
“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.
“Pledge” has the meaning set forth in Section 11.3(a) hereof.
“Preferred Share” means a share of capital stock of the Company now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the REIT Shares, including, without limitation, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, and the Series E Preferred Stock.
“Preferred Junior Share” means Common Stock or any other class or series or capital stock of the Company that is junior to the Preferred Shares as to the payment of dividends or as to the distribution of assets upon liquidation.
“Properties” means any assets and property of the Partnership such as, but not limited to, interests in real property and personal property, including, without limitation, fee interests, interests in ground leases, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and Debt instruments as the Partnership may hold from time to time and “Property” shall mean any one such asset or property.
“PTP Safe Harbors” has the meaning set forth in Section 11.6(f) hereof.
“Qualified REIT Subsidiary” means a qualified REIT subsidiary of the Company within the meaning of Code Section 856(i)(2).
“Qualified Transferee” means an “accredited investor” as defined in Rule 501 promulgated under the Securities Act.
“Redemption” has the meaning set forth in Section 8.6(a) hereof.
“Regulations” means the applicable income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
“Regulatory Allocations” has the meaning set forth in Section 6.3(c)(viii) hereof.

“REIT” means a real estate investment trust qualifying under Code Section 856.
“REIT Partner” means (a) a Partner, including, without limitation, the Company, that is a REIT or has made an election to qualify as a REIT, (b) any Qualified REIT Subsidiary of any Partner that is a REIT or has made an election to qualify as a REIT and (c) any Partner that is a Qualified REIT Subsidiary of a REIT.
“REIT Payment” has the meaning set forth in Section 15.11 hereof.
“REIT Requirements” has the meaning set forth in Section 5.1 hereof.
“REIT Share” means a share of the Common Stock. Where relevant in this Agreement, “REIT Shares” includes shares of the Common Stock issued upon conversion of Preferred Shares or Junior Shares.
“REIT Shares Amount” means a number of REIT Shares equal to the product of (a) the number of Tendered Units and (b) the Adjustment Factor; provided, however, that, in the event that the Company issues to all holders of REIT Shares as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling the Company’s stockholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “Rights”), with the record date for such Rights issuance falling within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date, which Rights will not be distributed before the relevant Specified Redemption Date, then the REIT Shares Amount shall also include such Rights that a holder of that number of REIT Shares would be entitled to receive, expressed, where relevant hereunder, in a number of REIT Shares determined by the General Partner in good faith.
“Related Party” means, with respect to any Person, any other Person whose ownership of shares of the Company’s capital stock would be attributed to the first such Person under Code Section 544 (as modified by Code Section 856(h)(1)(B)).
“Restricted Partnership Common Units” has the meaning set forth in Section 4.12 hereof.
“Retained Assets” has the meaning set forth in the Contribution Agreement, dated as of the date hereof, by and between the Company and the Partnership.
“Rights” has the meaning set forth in the definition of “REIT Shares Amount.”
“Safe Harbor” has the meaning set forth in Section 10.2(b) hereof.
“Safe Harbor Election” has the meaning set forth in Section 10.2(b) hereof.
“Safe Harbor Interests” has the meaning set forth in Section 10.2(b) hereof.
“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Series A Annual Distribution Rate” has the meaning set forth in Section 16.2(a) hereof.
“Series A Liquidation Preference” has the meaning set forth in Section 16.3(a) hereof.
“Series A Preferred Stock” means the 8.75% Series A Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share), par value $0.01 per share, of the Company.
“Series A Preferred Unit” means a Partnership Unit issued by the Partnership to the Company in consideration of the contribution by the Company to the Partnership of (1) with respect to the Series A Preferred Units issued on the Effective Date, its assets, and (2) with respect to any Series A Preferred Units issued after the Effective Date, the entire net proceeds received by the Company from the issuance of additional Series A Preferred Stock. The Series A Preferred Units are Partnership Preferred Units. The Series A Preferred Units shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as are set forth in Article XVI. It is the intention of the General Partner, in establishing the Series A Preferred Units that each Series A Preferred Unit shall be substantially the economic equivalent of a share of Series A Preferred Stock.
“Series A Redemption Date” has the meaning set forth in Section 16.4(a) hereof.
“Series A Redemption Price” has the meaning set forth in Section 16.4(b) hereof.
“Series B Annual Distribution Rate” has the meaning set forth in Section 17.2(a) hereof.
“Series B Liquidation Preference” has the meaning set forth in Section 17.3(a) hereof.
“Series B Preferred Stock” means the 8.25% Series B Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share), par value $0.01 per share, of the Company.
“Series B Preferred Unit” means a Partnership Unit issued by the Partnership to the Company in consideration of the contribution by the Company to the Partnership of (1) with respect to the Series B Preferred Units issued on the Effective Date, its assets, and (2) with respect to any Series D Preferred Units issued after the Effective Date, the entire net proceeds received by the Company from the issuance of additional Series B Preferred Stock. The Series B Preferred Units are Partnership Preferred Units. The Series B Preferred Units shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as are set forth in Article XVII. It is the intention of the General Partner, in establishing the Series B Preferred Units that each Series B Preferred Unit shall be substantially the economic equivalent of a share of Series B Preferred Stock.
“Series B Redemption Date” has the meaning set forth in Section 17.4(a) hereof.

“Series B Redemption Price” has the meaning set forth in Section 17.4(b) hereof.
“Series C Annual Distribution Rate” has the meaning set forth in Section 18.2(a) hereof.
“Series C Liquidation Preference” has the meaning set forth in Section 18.3(a) hereof.
“Series C Preferred Stock” means the 8.875% Series C Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share), par value $0.01 per share, of the Company.
“Series C Preferred Unit” means a Partnership Unit issued by the Partnership to the Company in consideration of the contribution by the Company to the Partnership of (1) with respect to the Series C Preferred Units issued on the Effective Date, its assets, and (2) with respect to any Series C Preferred Units issued after the Effective Date, the entire net proceeds received by the Company from the issuance of additional Series C Preferred Stock. The Series C Preferred Units are Partnership Preferred Units. The Series C Preferred Units shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as are set forth in Article XVIII. It is the intention of the General Partner, in establishing the Series C Preferred Units that each Series C Preferred Unit shall be substantially the economic equivalent of a share of Series C Preferred Stock.
“Series C Redemption Date” has the meaning set forth in Section 18.4(a) hereof.
“Series C Redemption Price” has the meaning set forth in Section 18.4(a) hereof.
“Series D Annual Distribution Rate” has the meaning set forth in Section 19.2(a) hereof.
“Series D Liquidation Preference” has the meaning set forth in Section 19.3(a) hereof.
“Series D Preferred Stock” means the 8.500% Series D Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share), par value $0.01 per share, of the Company.
“Series D Preferred Unit” means a Partnership Unit issued by the Partnership to the Company in consideration of the contribution by the Company to the Partnership of (1) with respect to the Series D Preferred Units issued on the Effective Date, its assets, and (2) with respect to any Series D Preferred Units issued after the Effective Date, the entire net proceeds received by the Company from the issuance of additional Series D Preferred Stock. The Series D Preferred Units are Partnership Preferred Units. The Series D Preferred Units shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as are set forth in Article XIX. It is the intention of the General Partner, in establishing the Series D Preferred Units that each Series D Preferred Unit shall be substantially the economic equivalent of a share of Series D Preferred Stock.
“Series D Redemption Date” has the meaning set forth in Section 19.4(a) hereof.

“Series D Redemption Price” has the meaning set forth in Section 19.4(a) hereof.
“Series E Annual Distribution Rate” has the meaning set forth in Section 20.2(a) hereof.
“Series E Liquidation Preference” has the meaning set forth in Section 20.3(a) hereof.
“Series E Preferred Stock” means the 8.75% Series E Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share), par value $0.01 per share, of the Company.
“Series E Preferred Unit” means a Partnership Unit issued by the Partnership to the Company in consideration of the contribution by the Company to the Partnership of (1) with respect to the Series E Preferred Units issued on the Effective Date, its assets, and (2) with respect to any Series E Preferred Units issued after the Effective Date, the entire net proceeds received by the Company from the issuance of additional Series E Preferred Stock. The Series E Preferred Units are Partnership Preferred Units. The Series E Preferred Units shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as are set forth in Article XX. It is the intention of the General Partner, in establishing the Series E Preferred Units that each Series E Preferred Unit shall be substantially the economic equivalent of a share of Series E Preferred Stock.
“Series E Redemption Date” has the meaning set forth in Section 20.4(a) hereof.
“Series E Redemption Price” has the meaning set forth in Section 20.4(a) hereof.
“Services Agreement” means any management, development or advisory agreement with a property and/or asset manager for the provision of property management, asset management, leasing, development and/or similar services with respect to the Properties and any agreement for the provision of services of accountants, legal counsel, appraisers, insurers, brokers, transfer agents, registrars, developers, financial advisors and other professional services.
“set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Partnership or the General Partner on behalf of the Partnership in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a distribution by the General Partner, the allocation of funds to be so paid on any series or class of Partnership Units; provided, however, that if any funds for any class or series of Junior Units or any class or series of Partnership Units ranking on a parity with the Series A Preferred Units, the Series B Preferred Units, the Series C Preferred Units, the Series D Preferred Units or the Series E Preferred Units, as applicable, as to the payment of distributions are placed in a separate account of the Partnership or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series A Preferred Units, the Series B Preferred Units, the Series C Preferred Units, the Series D Preferred Units or the Series E Preferred Units, as applicable, shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

“Special LTIP Unit” means an LTIP Unit designated as a “Special LTIP Unit” as set forth in the documentation pursuant to which such LTIP Unit is granted.
“Special LTIP Unit Full Participation Date” means, for a Special LTIP Unit, the date specified as such in the documentation pursuant to which such Special LTIP Unit is granted.
“Special LTIP Unit Sharing Percentage” means, with respect to a Special LTIP Unit, ten percent (10%) or such other percentage designated as the Special LTIP Unit Sharing Percentage for such Special LTIP Unit as set forth in the documentation pursuant to which such Special LTIP Unit is granted.
“Specified Redemption Date” means the tenth (10th) Business Day after the receipt by the General Partner of a Notice of Redemption; provided, however, that the Specified Redemption Date, as well as the closing of a Redemption, or an acquisition of Tendered Units by the General Partner pursuant to Section 8.6 hereof, on any Specified Redemption Date, may be deferred, in the General Partner’s sole and absolute discretion, for such time (but in any event not more than one hundred fifty (150) days in the aggregate) as may reasonably be required to effect, as applicable, (i) compliance with the Securities Act or other law (including, but not limited to, (a) state “blue sky” or other securities laws and (b) the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and (ii) satisfaction or waiver of other commercially reasonable and customary closing conditions and requirements for a transaction of such nature; provided, further, that if the Company combines its outstanding REIT Shares, no Specified Redemption Date shall occur after the record date of such combination of REIT Shares and prior to the effective date of such combination.
“Stock Incentive Plan” means any stock incentive plan hereafter adopted by the Partnership, the General Partner or the Company.
“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person; provided, however, that, with respect to the Partnership, “Subsidiary” means solely a partnership or limited liability company (taxed, for federal income tax purposes, as a partnership and not as an association or publicly traded partnership taxable as a corporation) of which the Partnership is a member unless the General Partner has received an unqualified opinion from independent counsel of recognized standing, or a ruling from the IRS, that the ownership of shares of stock of a corporation or other entity will not jeopardize the Company’s status as a REIT, in which event the term “Subsidiary” shall include the corporation or other entity which is the subject of such opinion or ruling.
“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4 hereof.
“Tax Items” has the meaning set forth in Section 6.4(a) hereof.
“Tendered Units” has the meaning set forth in Section 8.6(a) hereof.

“Tendering Party” has the meaning set forth in Section 8.6(a) hereof.
“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.
“Transaction” has the meaning set forth in Section 4.9 hereof.
“Transfer,” when used with respect to a Partnership Unit or all or any portion of a Partnership Interest, means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), Pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law; provided, however, that when the term is used in Article XI hereof, “Transfer” does not include (a) any Redemption of Partnership Common Units by the Partnership, or acquisition of Tendered Units by the General Partner, pursuant to Section 8.6 hereof or (b) any redemption of Partnership Units pursuant to any Partnership Unit Designation. The terms “Transferred” and “Transferring” have correlative meanings.
“Unit Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.
“Unitholder” means any Holder of Partnership Units.
“Unvested LTIP Units” has the meaning set forth in Section 4.5(d) hereof.
“Valuation Date” means the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the immediately preceding Business Day.
“Value” means, on any Valuation Date with respect to a REIT Share, the Market Price on the Valuation Date or, if the Valuation Date is not a trading day, the immediately preceding trading day. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding REIT Shares, the Closing Price for such REIT Shares on such date. The “Closing Price” on any date shall mean the last sale price for such REIT Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such REIT Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such REIT Shares are not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such REIT Shares are listed or admitted to trading or, if such REIT Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by a reliable quotation source designated by the General Partner, or, in the event that no such quotes or bid and asked prices are available for such REIT Shares, the fair market value of the REIT Shares, as determined in good faith by the Board of Directors of the Company.
In the event that the REIT Shares Amount includes Rights (as defined in the definition of “REIT Shares Amount”) that a holder of REIT Shares would be entitled to receive, then the Value of such Rights shall be determined by the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.
“Vested LTIP Units” has the meaning set forth in Section 4.5(d) hereof.
“Vesting Agreement” means each or any, as the context implies, an award, vesting or other similar agreement, between the Partnership or the General Partner (on behalf of the Partnership) and a holder of LTIP Units entered into upon acceptance of an award of LTIP Units or thereafter that relates to the vesting of LTIP Units.
“voting stock” shall mean stock of any class or series of the Company having the power to vote generally in the election of directors.
ARTICLE II
ORGANIZATIONAL MATTERS
Section 2.1    Organization. The Partnership is a limited partnership organized pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.
Section 2.2    Withdrawal of Initial Limited Partner.  Upon the admission of one or more Limited Partners to the Partnership on the date of the hereof, the Initial Limited Partner shall (a) receive a return of any amounts contributed by the Initial Limited Partner to the Partnership, (b) withdraw as the Initial Limited Partner of the Partnership and (c) have no further right, interest, liability or obligation of any kind whatsoever as a Partner in the Partnership.
Section 2.3    Name. The name of the Partnership is “NorthStar Realty Finance Limited Partnership” The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Partners of such change in the next regular communication to the Partners.
Section 2.4    Registered Office and Agent; Principal Office. The address of the registered office of the Partnership in the State of Delaware is located at Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New

Castle, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The principal office of the Partnership is located at 399 Park Avenue, 18th Floor, New York, New York 10022 or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.
Section 2.5    Power of Attorney.
(a)    Each Limited Partner and each Assignee hereby irrevocably constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:
(i)    execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments, supplements or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General Partner or the Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement; (e) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article XI, Article XII or Article XIII hereof or the Capital Contribution of any Partner; and (f) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges relating to Partnership Interests; and
(ii)    execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole and absolute discretion of the General Partner or the Liquidator, to effectuate the terms or intent of this Agreement.
Nothing contained herein shall be construed as authorizing the General Partner or the Liquidator to amend this Agreement except in accordance with Article XIV hereof or as may be otherwise expressly provided for in this Agreement.
(b)    The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Limited Partners and Assignees will be relying upon the power of the General Partner or the Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Units or Partnership Interest and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner’s or the Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.
Section 2.6    Term. The term of the Partnership commenced on March 9, 2015, the date that the original Certificate was filed in the office of the Secretary of State of Delaware in accordance with the Act, and shall continue until the Partnership is dissolved pursuant to the provisions of Article XIII hereof or as otherwise provided by law.
Section 2.7    Partnership Interests are Securities. All Partnership Interests shall be securities within the meaning of, and governed by, (i) Article 8 of the Delaware Uniform Commercial Code as in effect from time to time in the State of Delaware and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction.
ARTICLE III
PURPOSE
Section 3.1    Purpose and Business. The purpose and nature of the Partnership is to conduct any business, enterprise or activity permitted by or under the Act; provided, however, such business and arrangements and interests may be limited to and conducted in such a manner as to permit the Company, in the sole and absolute discretion of the General Partner, at all times to be classified as a REIT. The Partnership shall have all powers necessary or desirable to accomplish the purposes enumerated. In connection with the foregoing, the Partnership shall have full power and authority to enter into, perform and carry out contracts of any kind, to borrow and lend money and to issue evidence of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien and, directly or indirectly, to acquire and construct additional Properties necessary, useful or desirable in connection with its business.
Section 3.2    Powers.
(a)    The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership.
(b)    The Partnership may contribute from time to time Partnership capital to one or more newly formed entities solely in exchange for equity interests therein (or in a wholly-owned subsidiary entity thereof).
(c)    Notwithstanding any other provision in this Agreement, the General Partner may cause the Partnership not to take, or to refrain from taking, any action that, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the Company to continue to qualify as a REIT, (ii) could subject the Company to any additional taxes under Code Section 857 or Code Section 4981 or any other related or successor provision of the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner, its securities or the Partnership, unless such action (or inaction) under clause (i), clause (ii) or clause (iii) above shall have been specifically consented to by the General Partner in writing.
Section 3.3    Partnership Only for Partnership Purposes. This Agreement shall not be deemed to create a company, venture or partnership between or among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1 hereof. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, and the Partnership shall not be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.
Section 3.4    Representations and Warranties by the Parties.
(a)    Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) that is an individual represents and warrants to each other Partner(s) that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any material agreement by which such Partner or any of such Partner’s property is bound, or any statute, regulation, order or other law to which such Partner is subject, (ii) subject to the last sentence of this Section 3.4(a), such Partner is neither a “foreign person” within the meaning of Code Section 1445(f) nor a “foreign partner” within the meaning of Code Section 1446(e), (iii) such Partner does not own, directly or indirectly, (a) nine and eight tenths percent (9.8%) or more of the total combined voting power of all classes of stock entitled to vote, or nine and eight tenths percent (9.8%) or more of the total number of shares of all classes of stock, of any corporation that is a tenant of either (I) the General Partner, the Company or any Qualified REIT Subsidiary, (II) the Partnership or (III) any partnership, venture or limited liability company of which the General Partner, the Company, any Qualified REIT Subsidiary or the Partnership is a member or (b) an interest of nine and eight tenths percent (9.8%) or more in the assets or net profits of any noncorporate tenant of either (I) the General Partner, the Company or any Qualified REIT Subsidiary, (II) the Partnership or (III) any partnership, venture, or limited liability company of which the General Partner, the Company, any Qualified REIT Subsidiary or the Partnership is a member and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms. Notwithstanding anything contained herein to the contrary, in the event that the representation contained in clause (ii) foregoing would be inaccurate if given by a Partner, such Partner (w) shall not be required to make and shall not be deemed to have made such representation, (x) shall deliver to the General Partner in connection with or prior to its execution of this Agreement written notice that it may not truthfully make such representation, (y) hereby agrees that it is subject to, and hereby authorizes the General Partner to withhold, all withholdings to which such a “foreign person” or “foreign partner”, as applicable, is subject under the Code and (z) hereby agrees to cooperate fully with the General Partner with respect to such withholdings, including by effecting the timely completion and delivery to the General Partner of all internal revenue forms required in connection therewith.
(b)    Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) that is not an individual represents and warrants to each other Partner(s) that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including, without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or stockholder(s), as the case may be, as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, articles, charter or bylaws, as the case may be, any material agreement by which such Partner or any of such Partner’s properties or any of its partners, members, beneficiaries, trustees or stockholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, members, trustees, beneficiaries or stockholders, as the case may be, is or are subject, (iii) subject to the last sentence of this Section 3.4(b), such Partner is neither a “foreign person” within the meaning of Code Section 1445(f) nor a “foreign partner” within the meaning of Code Section 1446(e), (iv) such Partner does not own, directly or indirectly, (a) nine and eight tenths percent (9.8%) or more of the total combined voting power of all classes of stock entitled to vote, or nine and eight tenths percent (9.8%) or more of the total number of shares of all classes of stock, of any corporation that is a tenant of either (I) the General Partner, the Company or any Qualified REIT Subsidiary, (II) the Partnership or (III) any partnership, venture or limited liability company of which the General Partner, the Company, any Qualified

REIT Subsidiary or the Partnership is a member or (b) an interest of nine and eight tenths percent (9.8%) or more in the assets or net profits of any noncorporate tenant of either (I) the General Partner, the Company, or any Qualified REIT Subsidiary, (II) the Partnership or (III) any partnership, venture or limited liability company for which the General Partner, the Company, any Qualified REIT Subsidiary or the Partnership is a member and (v) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms. Notwithstanding anything contained herein to the contrary, in the event that the representation contained in clause (iii) foregoing would be inaccurate if given by a Partner, such Partner (w) shall not be required to make and shall not be deemed to have made such representation, (x) shall deliver to the General Partner in connection with or prior to its execution of this Agreement written notice that it may not truthfully make such representation, (y) hereby agrees that it is subject to, and hereby authorizes the General Partner to withhold, all withholdings to which such a “foreign person” or “foreign partner”, as applicable, is subject under the Code and (z) hereby agrees to cooperate fully with the General Partner with respect to such withholdings, including by effecting the timely completion and delivery to the General Partner of all internal revenue forms required in connection therewith.
(c)    Each Partner (including, without limitation, each Substituted Limited Partner as a condition to becoming a Substituted Limited Partner) represents, warrants and agrees that it has acquired and continues to hold its interest in the Partnership for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment.
(d)    The representations and warranties contained in Sections 3.4(a), 3.4(b) and 3.4(c) hereof shall survive the execution and delivery of this Agreement by each Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution, liquidation and termination of the Partnership.
(e)    Each Partner (including, without limitation, each Substituted Limited Partner as a condition to becoming a Substituted Limited Partner) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations, cash available for distribution, yield or other metrics, if any, in respect of the Partnership or the General Partner have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to such Partner, if any, shall not constitute any representation or warranty of any kind or nature, express or implied.

(f)    Notwithstanding the foregoing, the General Partner may, in its sole and absolute discretion, permit the modification of any of the representations and warranties contained in Sections 3.4(a), 3.4(b) and 3.4(c) above as applicable to any Partner (including, without limitation any Additional Limited Partner or Substituted Limited Partner or any transferee of either) provided that such representations and warranties, as modified, shall be set forth in either (i) a Partnership Unit Designation applicable to the Partnership Units held by such Partner or (ii) a separate writing addressed to the Partnership and the General Partner.
ARTICLE IV
CAPITAL CONTRIBUTIONS
Section 4.1    Capital Contributions of the Partners. The Partners have made or shall be deemed to have made Capital Contributions to the Partnership and/or have surrendered their existing interests in the Partnership in exchange for the Partnership Units of each such Partner, as set forth in the books and records of the Partnership, which number of Partnership Units and Percentage Interests shall be adjusted from time to time by the General Partner to the extent necessary to reflect accurately sales, exchanges or other Transfers, redemptions, Capital Contributions, the issuance of additional Partnership Units, or similar events having an effect on a Partner’s ownership of Partnership Units. Except as provided by law or in Sections 4.2, 4.3 or 10.4 hereof, the Partners shall have no obligation or right to make any additional Capital Contributions or loans to the Partnership. The General Partner holds a General Partner Interest which shall have no economic interest and is not represented by any Partnership Units. All Partnership Units held by the Company shall be deemed to be Limited Partner Interests and shall be held by the Company in its capacity as a Limited Partner in the Partnership.
Section 4.2    Issuances of Additional Partnership Interests.
(a)    General. The General Partner is hereby authorized to cause the Partnership to issue additional Partnership Interests, in the form of Partnership Units, for any Partnership purpose, at any time or from time to time, to the Partners (including the General Partner, the Company or its Affiliates) or to other Persons, and to admit such Persons as Additional Limited Partners, for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners. Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units (i) upon the conversion, redemption or exchange of any Debt, Partnership Units or other securities issued by the Partnership, (ii) for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership, and (iii) in connection with any merger of any other Person into the Partnership if the applicable merger agreement provides that Persons are to receive Partnership Units in exchange for their interests in the Person merging into the Partnership. Subject to Delaware law, any additional Partnership Interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by the General Partner, in its sole and absolute discretion without the approval of any Limited Partner, and set forth in a written document thereafter attached to and made an exhibit to this Agreement (each, a “Partnership Unit Designation”). Without limiting the generality of the foregoing, the General Partner shall have authority to specify (a) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (b) the right of each such class or series of Partnership Interests to share in Partnership distributions; (c) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; (d) the voting rights, if any, of each such class or series of Partnership Interests; and (e) the conversion, redemption or exchange rights applicable to each such class or series of Partnership Interests. Upon the issuance of any additional Partnership Interest, the General Partner shall amend Exhibit A as appropriate to reflect such issuance.
(b)    Issuances to the General Partner or the Company. No Partnership Units shall be issued to the General Partner and no additional Partnership Units shall be issued to the Company or any direct or indirect wholly owned Subsidiary of the Company unless (i) the additional Partnership Units are issued to all Partners in proportion to their respective Percentage Interests or, if such additional Partnership Units are issued with respect to one or more classes of Partnership Preferred Units or Partnership Junior Units, to all holders of such classes of Partnership Units in accordance with the terms thereof, (ii) (a) the additional Partnership Units are (x) Partnership Common Units issued in connection with an issuance of REIT Shares, or (y) Partnership Units (other than Partnership Common Units) issued in connection with an issuance of Preferred Shares, New Securities or other interests in the Company (other than REIT Shares), which Preferred Shares, New Securities or other interests have designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of the additional Partnership Units issued to the General Partner or the Company or any direct or indirect wholly owned Subsidiary of the Company, and (b) the Company, directly or indirectly, contributes to the Partnership the net cash proceeds or other consideration received in connection with the issuance of such REIT Shares, Preferred Shares, New Securities or other interests in the Company, (iii) the additional Partnership Units are issued upon the conversion, redemption or exchange of Debt, Partnership Units or other securities issued by the Partnership, or (iv) the additional Partnership Units are issued pursuant to Section 4.7 or Section 4.8.
(c)    No Preemptive Rights. No Person, including, without limitation, any Partner or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Partnership Interest.
(d)    Issuance of Series A Preferred Units. The Partnership is authorized to issue a series designated as “Series A Preferred Units”, which units shall have the terms set forth in Article XVI. Article XVI shall constitute a Partnership Unit Designation for purposes of this Agreement.
(e)    Issuance of Series B Preferred Units. The Partnership is authorized to issue a series designated as “Series B Preferred Units”, which units shall have the terms set forth in Article XVII. Article XVII shall constitute a Partnership Unit Designation for purposes of this Agreement.

(f)    Issuance of Series C Preferred Units. The Partnership is authorized to issue a series designated as “Series C Preferred Units”, which units shall have the terms set forth in Article XVIII. Article XVIII shall constitute a Partnership Unit Designation for purposes of this Agreement.
(g)    Issuance of Series D Preferred Units. The Partnership is authorized to issue a series designated as “Series D Preferred Units”, which units shall have the terms set forth in Article XIX. Article XIX shall constitute a Partnership Unit Designation for purposes of this Agreement.
(h)    Issuance of Series E Preferred Units. The Partnership is authorized to issue a series designated as “Series E Preferred Units”, which units shall have the terms set forth in Article XX. Article XX shall constitute a Partnership Unit Designation for purposes of this Agreement.
Section 4.3    Additional Funds and Capital Contributions.
(a)    General. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds (“Additional Funds”) for the acquisition or development of additional Properties, for the redemption of Partnership Units or for such other purposes as the General Partner may determine in its sole and absolute discretion. Additional Funds may be obtained by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.3 without the approval of any Limited Partners.
(b)    Additional Capital Contributions. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by accepting Capital Contributions from any Partners or other Persons. In connection with any such Capital Contribution (of cash or property), the General Partner is hereby authorized to cause the Partnership from time to time to issue additional Partnership Units (as set forth in Section 4.2 above) in consideration therefor and the Percentage Interests of the Partners shall be adjusted, as applicable, to reflect the issuance of such additional Partnership Units.
(c)    Loans by Third Parties. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to any Person upon such terms as the General Partner determines appropriate, including making such Debt convertible, redeemable or exchangeable for Partnership Units; provided, however, that the Partnership shall not incur any such Debt if such Debt is recourse to any Partner (unless the Partner otherwise agrees).
(d)    General Partner and Company Loans. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt with the General Partner and/or the Company if (i) such Debt is, to the extent permitted by law, on substantially the same terms and conditions (including interest rate, repayment schedule, and conversion, redemption, repurchase and exchange rights) as Funding Debt incurred by the General Partner or the Company, the net proceeds of which are loaned to the Partnership to provide such Additional Funds, or (ii) such Debt is on terms and conditions no less favorable to the Partnership than would be available to the Partnership from any third party; provided, however, that the Partnership shall not incur any such Debt if such Debt is recourse to any Partner (unless the Partner otherwise agrees).
(e)    Issuance of Securities by the Company. The Company shall not issue any additional REIT Shares, Preferred Shares, Junior Shares or New Securities unless the Company, directly or indirectly, contributes the cash proceeds or other consideration received from the issuance of such additional REIT Shares, Preferred Shares, Junior Shares or New Securities, as the case may be, and from the exercise of the rights contained in any such additional New Securities, to the Partnership in exchange for (x) in the case of an issuance of REIT Shares, Partnership Common Units, or (y) in the case of an issuance of Preferred Shares, Junior Shares or New Securities, Partnership Units with designations, preferences and other rights, terms and provisions that are substantially the economic equivalent of such Preferred Shares, Junior Shares or New Securities; provided, however, that notwithstanding the foregoing, the Company may issue REIT Shares, Preferred Shares, Junior Shares or New Securities (a) pursuant to Section 8.6(b) hereof, (b) pursuant to a dividend or other distribution (including any stock split) of REIT Shares, Preferred Shares, Junior Shares or New Securities to all of the holders of REIT Shares, Preferred Shares, Junior Shares or New Securities, as the case may be, (c) upon a conversion, redemption or exchange of Preferred Shares, (d) upon a conversion of Junior Shares into REIT Shares, (e) upon a conversion, redemption, exchange or exercise of New Securities, or (f) in connection with an acquisition of a property or other asset to be owned, directly or indirectly, by the Company if the Company determines that such acquisition is in the best interests of the Partnership. In the event of any issuance of additional REIT Shares, Preferred Shares, Junior Shares or New Securities by the Company, and the contribution to the Partnership, by the Company, of the cash proceeds or other consideration received from such issuance, the Partnership shall pay the Company’s expenses associated with such issuance, including any underwriting discounts or commissions. Without limiting the foregoing, the Company is expressly authorized to issue REIT Shares, other shares of capital stock or New Securities for no tangible value or for less than fair market value, and the General Partner is expressly authorized to cause the Partnership to issue to the Company corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance of Partnership Interests is in the interests of the Partnership, and (y) the Company contributes all net proceeds, if any, from such issuance and exercise to the Partnership. In the event that the General Partner issues any additional REIT Shares, Preferred Shares, Junior Securities or New Securities and contributes the cash proceeds or other consideration received from the issuance thereof to the Partnership, the Partnership is authorized to issue to the General Partner a number of Partnership Common Units or a number of Partnership Units that are substantially the economic equivalent of the applicable Preferred Shares, Junior Securities or New Securities equal to the number of REIT Shares, Preferred Shares, Junior Securities or New Securities so issued, divided by the Adjustment Factor then in effect without any further act, approval or vote of any Partner or any other Person.

Section 4.4    Stock Incentive Plan.
(a)    Options Granted to Independent Directors. If at any time or from time to time, in connection with the Stock Incentive Plan, a stock option granted to an Independent Director is duly exercised:
(i)    the Company shall, as soon as practicable after such exercise, make a Capital Contribution to the Partnership in an amount equal to the exercise price paid to the Company by such exercising party in connection with the exercise of such stock option.
(ii)    Notwithstanding the amount of the Capital Contribution actually made pursuant to Section 4.4(a)(i) hereof, the Company shall be deemed to have contributed to the Partnership as a Capital Contribution, in consideration of an additional Limited Partner Interest (expressed in and as additional Partnership Common Units), an amount equal to the Value of a REIT Share as of the date of exercise multiplied by the number of REIT Shares then being issued in connection with the exercise of such stock option.
(iii)    An equitable Percentage Interest adjustment shall be made in which the Company shall be treated as having made a cash contribution equal to the amount described in Section 4.4(a)(ii) hereof.
(b)    Special Valuation Rule. For purposes of this Section 4.4, in determining the Value of a REIT Share, only the trading date immediately preceding the exercise of the relevant stock option under the Stock Incentive Plan shall be considered.
(c)    Future Stock Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the General Partner or the Company from adopting, modifying or terminating stock incentive plans, in addition to the Stock Incentive Plan, for the benefit of employees, directors or other business associates of the General Partner, the Company, the Partnership or any of their Affiliates. The Limited Partners acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the General Partner amendments to this Agreement may become necessary or advisable and that any approval or consent to any such amendments requested by the General Partner shall not be unreasonably withheld or delayed.
Section 4.5    LTIP Units.
(a)    Issuance of LTIP Units. The General Partner may from time to time issue LTIP Units to Persons who provide services to the Partnership, for such consideration as the General Partner may determine to be appropriate, and admit such Persons as Limited Partners. Subject to the following provisions of this Section and the special provisions of Sections 4.9, 6.3(b) and 14.4, LTIP Units shall be treated as Partnership Common Units, with all of the rights, privileges and obligations attendant thereto.

(b)    Adjustments to LTIP Units. The Partnership shall maintain at all times a one-to-one correspondence between LTIP Units and Partnership Common Units for conversion, distribution and other purposes, including without limitation complying with the following procedures: If an Adjustment Event (as defined below) occurs, then the General Partner shall make a corresponding adjustment to the LTIP Units to maintain a one-for-one conversion and economic equivalence ratio between Partnership Common Units and LTIP Units. The following shall be “Adjustment Events”: (A) the Partnership makes a distribution on all outstanding Partnership Common Units in Partnership Units, (B) the Partnership subdivides the outstanding Partnership Common Units into a greater number of units or combines the outstanding Partnership Common Units into a smaller number of units, or (C) the Partnership issues any Partnership Units in exchange for its outstanding Partnership Common Units by way of a reclassification or recapitalization of its Partnership Common Units. If more than one Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Units to the Company in respect of a capital contribution to the Partnership of proceeds from the sale of securities by the Company. If the Partnership takes an action affecting the Partnership Common Units other than actions specifically described above as “Adjustment Events” and in the opinion of the General Partner such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the General Partner shall have the right to make such adjustment to the LTIP Units, to the extent permitted by law and by any Stock Incentive Plan, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances. If an adjustment is made to the LTIP Units as herein provided the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Partnership shall mail a notice to each LTIP Unitholder setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment.
(c)    Priority. The LTIP Units shall rank pari passu with the Partnership Common Units as to the payment of regular and special periodic or other distributions and distribution of assets upon liquidation, dissolution or winding up. As to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, any class or series of Partnership Units or Partnership Interests which by its terms specifies that it shall rank junior to, on a parity with, or senior to the Partnership Common Units shall also rank junior to, or pari passu with, or senior to, as the case may be, the LTIP Units.

(d)    Special Provisions. LTIP Units shall be subject to the following special provisions:
(i)    Vesting Agreements and Transferability. LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of a Vesting Agreement. The terms of any Vesting Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by any Stock Incentive Plan, if applicable. LTIP Units that have vested and are no longer subject to forfeiture under the terms of a Vesting Agreement or otherwise are referred to as “Vested LTIP Units”; all other LTIP Units shall be treated as “Unvested LTIP Units.” Subject to the terms of any Vesting Agreement, a LTIP Unitholder shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions as holders of Partnership Common Units are entitled to transfer their Partnership Common Units pursuant to Article XI.
(ii)    Forfeiture. Unless otherwise specified in the Vesting Agreement, upon the occurrence of any event specified in a Vesting Agreement as resulting in either the right of the Partnership or the General Partner to repurchase LTIP Units at a specified purchase price or some other forfeiture of any LTIP Units, then if the Partnership or the General Partner exercises such right to repurchase or forfeiture in accordance with the applicable Vesting Agreement, then the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the Vesting Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with respect to a Partnership Record Date prior to the effective date of the forfeiture.
(iii)    Allocations. LTIP Units shall be entitled to allocations as set forth in Article VI and other applicable provisions of this Agreement, including the provisions of Section 6.3(b).
(iv)    Redemption. The Redemption Right provided to Limited Partners under Section 8.6 shall not apply with respect to LTIP Units unless and until they are converted to Partnership Common Units as provided in Section 4.9.
(v)    Legend. Any certificate evidencing an LTIP Unit shall bear an appropriate legend indicating that additional terms, conditions and restrictions on transfer, including without limitation any Vesting Agreement, apply to the LTIP Unit.
(vi)    Conversion to Partnership Common Units. Vested LTIP Units are eligible to be converted into Partnership Common Units under Section 4.9.

(vii)    Voting. LTIP Units shall have the voting rights provided in Section 14.4.
Section 4.6    No Interest; No Return. No Partner shall be entitled to interest on its Capital Contribution or on such Partner’s Capital Account. Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.
Section 4.7    Conversion or Redemption of Preferred Shares.
(a)    Conversion of Preferred Shares. If, at any time, any of the Preferred Shares are converted into REIT Shares, in whole or in part, then a number of Partnership Preferred Units of a class or series that was created to be substantially the economic equivalent of such Preferred Shares equal to the number of Preferred Shares so converted shall automatically be converted into a number of Partnership Common Units equal to (i) the number of REIT Shares issued upon such conversion divided by (ii) the Adjustment Factor then in effect, and the Percentage Interests of the Company and the other Limited Partners shall be adjusted to reflect such conversion.
(b)    Redemption of Preferred Shares. If, at any time, any Preferred Shares are redeemed (whether by exercise of a put or call, automatically or by means of another arrangement) by the Company for cash, the Partnership shall, immediately prior to such redemption of Preferred Shares, redeem an equal number of Partnership Preferred Units of a class or series that was created to be substantially the economic equivalent of such Preferred Shares held by the Company, upon the same terms and for the same price per Partnership Preferred Unit, as such Preferred Shares are redeemed.
Section 4.8    Conversion or Redemption of Junior Shares.
(a)    Conversion of Junior Shares. If, at any time, any of the Junior Shares are converted into REIT Shares, in whole or in part, then a number of Partnership Common Units equal to (i) the number of REIT Shares issued upon such conversion divided by (ii) the Adjustment Factor then in effect shall be issued to the Company, and the Percentage Interests of the Company and the other Limited Partners shall be adjusted to reflect such conversion.
(b)    Redemption of Junior Shares. If, at any time, any Junior Shares are redeemed (whether by exercise of a put or call, automatically or by means of another arrangement) by the Company for cash, the Partnership shall, immediately prior to such redemption of Junior Shares, redeem an equal number of Partnership Junior Units held by the Company, upon the same terms and for the same price per Partnership Junior Unit, as such Junior Shares are redeemed.
Section 4.9    Conversion of LTIP Units.
(a)    Right to Convert LTIP Units into Partnership Common Units. A Holder of LTIP Units shall have the right (the “Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested LTIP Units into Partnership Common Units; provided, however, unless otherwise agreed to by the General Partner, that a Holder may not exercise the Conversion Right for fewer than one thousand (1,000) Vested LTIP Units or, if such Holder holds fewer than one thousand (1,000) Vested LTIP Units, all of the Holder’s Vested LTIP Units. Holders of LTIP Units shall not have the right to convert Unvested LTIP Units into Partnership Common Units until they become Vested LTIP Units; provided, however, that when a Holder of LTIP Units is notified of the expected occurrence of an event that will cause his or her Unvested LTIP Units to become Vested LTIP Units, such Person may give the Partnership a Conversion Notice conditioned upon and effective as of the time of vesting, and such Conversion Notice, unless subsequently revoked by the Holder of the Units, shall be accepted by the Partnership subject to such condition. The General Partner shall have the right at any time to cause a conversion of Vested LTIP Units into Partnership Common Units. In all cases, the conversion of any LTIP Units into Partnership Common Units shall be subject to the conditions and procedures set forth in this Section 4.9.
(b)    Number of Units Convertible. A Holder of Vested LTIP Units, the Book Up Target of which is zero, may convert all or any portion of such Units into an equal number of fully paid and non-assessable Partnership Common Units, giving effect to all adjustments (if any) made pursuant to Section 4.5(b).
(c)    Notice. In order to exercise his or her Conversion Right, a Holder of LTIP Units shall deliver a notice (a “Conversion Notice”) in the form attached as Exhibit D to the Partnership (with a copy to the General Partner) not less than 10 nor more than 60 days prior to a date (the “Conversion Date”) specified in such Conversion Notice; provided, however, that if the General Partner has not given to the LTIP Unitholders notice of a proposed or upcoming Transaction (as defined below) at least thirty (30) days prior to the effective date of such Transaction, then Holders of LTIP Unit shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth (10th) day after such notice from the General Partner of a Transaction or (y) the third business day immediately preceding the effective date of such Transaction. A Conversion Notice shall be provided in the manner provided in Section 15.1. Each Holder of LTIP Units covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this Section 4.9 shall be free and clear of all liens. Notwithstanding anything herein to the contrary, a Holder of LTIP Units may deliver a Redemption Notice pursuant to Section 8.6 of the Partnership Agreement relating to those Partnership Common Units that will be issued to such holder upon conversion of such LTIP Units into Partnership Common Units in advance of the Conversion Date; provided, however, that the redemption of such Partnership Common Units by the Partnership shall in no event take place until after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put a Holder of LTIP Units in a position where, if he or she so wishes, the Partnership Common Units into which his or her Vested LTIP Units will be converted can be redeemed by the Partnership simultaneously with such conversion, with the further consequence that, if the General Partner elects to assume the Partnership’s redemption obligation with respect to such Partnership Common Units under Section 8.6 of the Partnership Agreement by delivering to such holder REIT Shares rather than cash, then such holder can have such REIT Shares issued to him or her simultaneously with the conversion of his or her Vested LTIP Units into Partnership Common Units. The General Partner shall cooperate with a Holder of LTIP Units to coordinate the timing of the different events described in the foregoing sentence.
(d)    Forced Conversion. The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units held by a Holder of LTIP Units to be converted (a “Forced Conversion”) into an equal number of Partnership Common Units, giving effect to all adjustments (if any) made pursuant to Section 4.2(b); provided, that the Partnership may not cause Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of such LTIP Unitholder pursuant to paragraph (b) above. In order to exercise its right of Forced Conversion, the Partnership shall deliver a notice (a “Forced Conversion Notice”) in the form attached as Exhibit E to the applicable Holder not less than 10 nor more than 60 days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 15.1.
(e)    Conversion Procedures. A conversion of Vested LTIP Units for which the Holder has given a Conversion Notice or the Partnership has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such Holder of LTIP Units, as of which time such Holder of LTIP Units shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of Partnership Common Units issuable upon such conversion. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such Holder of LTIP Units, upon his or her written request, a certificate of the General Partner certifying the number of Partnership Common Units and remaining LTIP Units, if any, held by such Person immediately after such conversion in the manner provided in Section 15.1.
(f)    Treatment of Capital Account. For purposes of making future allocations under Section 6.3(b), the portion of the Economic Capital Account balance of the applicable Holder that is treated as attributable to his or her LTIP Units shall be reduced, as of the date of conversion, by the LTIP Unitholder’s Economic Capital Account Balance attributable to the LTIP Units converted.
(g)    Mandatory Conversion in Connection with a Transaction. If the Partnership or the General Partner shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self-tender offer for all or substantially all Partnership Common Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any transaction which constitutes an Adjustment Event), in each case as a result of which Partnership Common Units shall be exchanged for or converted into the right, or the Holders of such Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Transaction”), then the General Partner shall, immediately prior to the Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Partnership were sold at the Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the

Partnership Units in the context of the Transaction (in which case the Conversion Date shall be the effective date of the Transaction).
In anticipation of such Forced Conversion and the consummation of the Transaction, the Partnership shall use commercially reasonable efforts to cause each Holder of LTIP Units to be afforded the right to receive in connection with such Transaction in consideration for the Partnership Common Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a Holder of the same number of Partnership Common Units, assuming such Holder of Partnership Common Units is not a Constituent Person or an affiliate of a Constituent Person. In the event that Holders of Partnership Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction the General Partner shall give prompt written notice to each Holder of LTIP Units of such election, and shall use commercially reasonable efforts to afford such Holders the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such Holder into Partnership Common Units in connection with such Transaction. If a Holder of LTIP Units fails to make such an election, such Holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held by him or her (or by any of his or her transferees) the same kind and amount of consideration that a Holder of a Partnership Common Unit would receive if such Partnership Common Unit Holder failed to make such an election.
Subject to the rights of the Partnership and the General Partner under any Vesting Agreement and any Stock Incentive Plan, the Partnership shall use commercially reasonable efforts to cause the terms of any Transaction to be consistent with the provisions of this Section 4.9 and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any Holders of LTIP Units whose LTIP Units will not be converted into Partnership Common Units in connection with the Transaction that will (i) contain provisions enabling the Holders of LTIP Units that remain outstanding after such Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the Partnership Common Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in the Partnership Agreement for the benefit of the Holders of LTIP Units.
Section 4.10    Other Contribution Provisions. In the event that any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such partner in cash and such Partner had contributed the cash to the capital of the Partnership. In addition, with the consent of the General Partner, one or more Limited Partners may enter into contribution agreements with the Partnership which have the effect of providing a guarantee of certain obligations of the Partnership.
Section 4.11    Not Publicly Traded. The General Partner, on behalf of the Partnership, shall use its commercially reasonable efforts not to take any action which would result in the Partnership being a “publicly traded partnership” under and as such term is defined in Section

7704(b) of the Code. Subject to this Section 4.11, it is expressly acknowledged and agreed by the Partners that the General Partner may, in its sole and absolute discretion, waive or otherwise modify the application with respect to any Partner(s) or Assignee(s) of any provision herein restricting, prohibiting or otherwise relating to (i) the Transfer of a Limited Partnership Interest or the Partnership Units evidencing the same, (ii) the admission of any Limited Partners and (iii) the Redemption Rights of such Partners, and that such waivers or modifications may be made by the General Partner at any time or from time to time, including, without limitation, concurrently with the issuance of any Partnership Units pursuant to the terms of the Partnership Agreement and which may be set forth in a Partnership Unit Designation.
Section 4.12    Restricted Units. In accordance with Section 4.3(e), to the extent the Company issues restricted REIT Shares, the Partnership shall issue to the Company an equal number of Partnership Common Units that are subject to a similar vesting schedule, forfeiture provisions and other terms and conditions that correspond to those of the restricted REIT Shares (“Restricted Partnership Common Units”).
ARTICLE V
DISTRIBUTIONS
Section 5.1    Requirement and Characterization of Distributions. Subject to the terms of any Partnership Unit Designation, the General Partner shall cause the Partnership to distribute quarterly all, or such portion as the General Partner may in its sole and absolute discretion determine, of Available Cash generated by the Partnership during such quarter to the Holders of Partnership Units on such Partnership Record Date with respect to such quarter: (i) first, with respect to any Partnership Interests that are entitled to any preference in distribution, in accordance with the rights of such class(es) of Partnership Interests (and, within such class(es), pro rata in proportion to the holdings of Partnership Interests within each such class by the Holders of Partnership Units on such Partnership Record Date), and (ii) second, with respect to any Partnership Interests that are not entitled to any preference in distribution, in accordance with the rights of such class of Partnership Interests (and, within such class, pro rata in proportion to the respective Percentage Interests on such Partnership Record Date). Distributions payable with respect to any Partnership Units that were not outstanding during the entire quarterly period in respect of which any distribution is made shall be prorated based on the portion of the period that such units were outstanding. The General Partner in its sole and absolute discretion may distribute to the Unitholders Available Cash on a more frequent basis and provide for an appropriate record date. The General Partner shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the Company’s qualification as a REIT, to cause the Partnership to distribute sufficient amounts to enable the Company to pay dividends that will (a) satisfy the requirements for qualification as a REIT under the Code and Regulations (the “REIT Requirements”) and (b) except to the extent otherwise determined by the General Partner, avoid any federal income or excise tax liability of the Company.
Section 5.2    Distributions in Kind. No right is given to any Unitholder to demand and receive property other than cash as provided in this Agreement. The General Partner may determine, in its sole and absolute discretion, to make a distribution in kind of Partnership assets to the Unitholders, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles V, VI and X hereof.
Section 5.3    Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.4 hereof with respect to any allocation, payment or distribution to any Unitholder shall be treated as amounts paid or distributed to such Unitholder pursuant to Section 5.1 hereof for all purposes under this Agreement.
Section 5.4    Distributions Upon Liquidation. Notwithstanding the other provisions of this Article V, net proceeds from a Terminating Capital Transaction, and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership, shall be distributed to the Unitholders in accordance with Section 13.2 hereof.
Section 5.5    Distributions to Reflect Issuance of Additional Partnership Units. In the event that the Partnership issues additional Partnership Units pursuant to the provisions of Article IV hereof, subject to Section 7.3(d) and 7.3(e), the General Partner is hereby authorized to make such revisions to this Article V as it determines are necessary or desirable to reflect the issuance of such additional Partnership Units, including, without limitation, making preferential distributions to certain classes of Partnership Units. Subject to the terms of a Partnership Unit Designation, such preferential distributions may be required to be made by the Partnership regardless of whether there is Available Cash available for the payment thereof.
Section 5.6    Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the General Partner, on behalf of the Partnership, shall make a distribution to any Unitholder on account of its Partnership Interest or interest in Partnership Units if such distribution would violate Section 17‑607 of the Act or other applicable law.
ARTICLE VI
ALLOCATIONS
Section 6.1    Timing and Amount of Allocations of Net Income and Net Loss. Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each Partnership Year of the Partnership or portion thereof, as applicable. Except as otherwise provided in this Article VI, and subject to Section 11.6(c) hereof, an allocation to a Unitholder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.
Section 6.2    General Allocations.
(a)    In General. Subject to the terms of any Partnership Unit Designation, except as otherwise provided in this Article VI and subject to Section 11.6(c) hereof,

(i)    Net Income in each Partnership Year or other allocation period shall be allocated to the Partners’ Capital Accounts in the following order of priority:

1.
First, to the General Partner until the cumulative Net Income allocated to the General Partner under this Section 6.2(a)(i)1 equals the cumulative Net Losses allocated to the General Partner under Section 6.2(a)(ii)2; and

2.	Thereafter, to the holders of Common Units and LTIP Units in accordance with their respective Percentage Interests.
(ii)    Net Loss in each Partnership Year or other allocation period shall be allocated to the Partners’ Capital Accounts in the following order of priority:

1.
First, to the holders of Common Units and LTIP Units with positive balances in their Economic Capital Accounts in accordance with their respective Percentage Interests until their Economic Capital Accounts Balances are reduced to zero; and

2.	Thereafter to the General Partner.
For purposes of determining allocations of Losses pursuant to Section 6.2(a)(ii)1, an LTIP Unitholder shall be treated as having a separate Economic Capital Account Balance, and for this purpose a separate Capital Account with an appropriate share of Partnership Minimum Gain and Partner Minimum Gain shall be maintained, for each tranche of LTIP Units with a different issuance date that it holds and a separate Capital Account for its Common Units, if applicable, and the Economic Capital Account Balance of each holder of Common Units shall not include any Economic Capital Account Balance attributable to other series or classes of Partnership Units.
(b)    Allocations to Reflect Issuance of Additional Partnership Units. In the event that the Partnership issues additional Partnership Units pursuant to the provisions of Article IV hereof, the General Partner is hereby authorized to make such revisions to this Section 6.2 as it determines are necessary or desirable to reflect the terms of the issuance of such additional Partnership Units, including, without limitation, making preferential allocations to certain classes of Partnership Units.
(c)    Priority Allocation with Respect to Preferred Units. After giving effect to the special allocations set forth in Section 6.3(c) but before giving effect to the allocations set forth in Section 6.2(a), Net Operating Income shall be allocated to the Company until the aggregate amount of Net Operating Income allocated to the Company under this Section 6.2(c) for the current and all prior years equals the aggregate amount of the Series A Annual Distribution Rate, the Series B Annual Distribution Rate, the Series C Annual Distribution Rate,

the Series D Annual Distribution Rate, and the Series E Annual Distribution Rate paid to the Company for the current and all prior years. For purposes of this Section 6.2(c), “Net Operating Income” means the excess, if any, of the Partnership’s gross income over its expenses (but not taking into account depreciation, amortization, or any other noncash expenses of the Partnership), calculated in accordance with the principles set forth in the definition of “Net Income” or “Net Loss.”
Section 6.3    Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Article VI:
(a)    Reserved.
(b)    Special Allocations Regarding LTIP Units.
(i)    In the event that Liquidating Gains or Liquidating Losses are allocated under this Section 6.3(b), Net Income and Net Loss shall be recomputed without regard to the Liquidating Gains or Liquidating Losses so allocated (subject to any prior allocation of Net Income or Net Loss otherwise provided for).
(ii)    Notwithstanding the provisions of Section 6.2 above, after giving effect to the special allocations set forth in Sections 6.3(c)(i)-(iv), and the allocations of Net Income under Section 6.2(a)(i)1 (including, for the avoidance of doubt, Liquidating Gains that are a component of Net Income), and subject to the prior allocation of income, gain, deduction and loss under the terms of any Partnership Unit Designation in respect of any class of Partnership Interests ranking senior to the LTIP Units with respect to return of capital or any preferential or priority return, but before allocations of Net Income are made under Section 6.2(a)(i)2, any remaining Liquidating Gains shall first be allocated to the LTIP Unitholders until the Economic Capital Account Balances of such LTIP Unitholders, to the extent attributable to their ownership of LTIP Units, are equal to (i) the Partnership Common Unit Economic Balance, multiplied by (ii) the number of their LTIP Units (with respect to each LTIP Unitholder, the “Target Balance”). Any such allocations of Liquidating Gain shall be made among the LTIP Unitholders in proportion to the amounts required to be allocated to each under this Section 6.3(b).
(iii)    Liquidating Gain allocated to an LTIP Unitholder under this Section 6.3(b) will be attributed to specific LTIP Units of such LTIP Unitholder for purposes of determining (i) allocations under this Section 6.3(b), (ii) the effect of the forfeiture or conversion of specific LTIP Units on such LTIP Unitholder’s Economic Capital Account Balance and (iii) the ability of such LTIP Unitholder to convert specific LTIP Units into Common Units. Such Liquidating Gain will be attributed to LTIP Units in the following order: (i) first, to Vested LTIP Units held for more than two years, (ii) second, to Vested LTIP Units held for two years or less, (iii) third, to Unvested LTIP Units that have remaining vesting conditions that only require continued employment or service to the Company, the Partnership or an Affiliate of either for a certain period of time (with such Liquidating Gains being attributed in order of vesting from soonest vesting to latest vesting), and (iv) fourth, to other Unvested LTIP Units (with such Liquidating Gains being attributed in order of issuance from earliest issued to latest issued). Within each such category, Liquidating Gain will be allocated serially (i.e., entirely to the first unit in the category, then entirely to the next unit in the category, and so on, until a full allocation is made to the last unit in the category) in the order of smallest Book Up Target to largest Book Up Target until the Economic Capital Account Balance of such LTIP Unitholder attributable to such LTIP Unitholder’s ownership of each LTIP Unit in the category is equal to the Partnership Common Unit Economic Balance.
(iv)    Notwithstanding the provisions of Section 6.2 above, but subject to the prior allocation of income, gain, deduction and loss under paragraph (a) above and to the terms of any Partnership Unit Designation in respect of any class of Partnership Interests ranking senior to the LTIP Units with respect to return of capital or any preferential or priority return, in the event that, due to distributions with respect to Common Units in which the LTIP Units do not participate or otherwise, the Economic Capital Account Balance of any present or former LTIP Unitholder, to the extent attributable to the LTIP Unitholder’s ownership of LTIP Units, exceeds the Target Balance, then Liquidating Losses shall be allocated to such LTIP Unitholder, or, at the election of the General Partner, Liquidating Gains shall be allocated to the other Holders, to the extent necessary to reduce or eliminate the disparity; provided, however, that if Liquidating Losses and Liquidating Gains are insufficient to completely eliminate all such disparities, any such Liquidating Losses shall be allocated among the LTIP Unitholders as reasonably determined by the General Partner.
(v)    If an LTIP Unitholder forfeits any LTIP Units to which Liquidating Gain has previously been allocated under this Section 6.3(b) the Capital Account associated with such forfeited LTIP Units will be re-allocated to that LTIP Unitholder’s remaining LTIP Units that were outstanding on the date of the initial allocation of such Liquidating Gain using a methodology similar to that described in Section 6.3(b)(iii) above to the extent necessary to cause such LTIP Unitholder’s Economic Capital Account Balance attributable to each LTIP Unit to equal the Partnership Common Unit Economic Balance. To the extent such Liquidating Gains are not re-allocated in accordance with the forgoing, such Liquidating Gains will be forfeited and the LTIP Unitholder’s Economic Capital Account Balance will be reduced accordingly.
(vi)    For this purpose, “Liquidating Gains” means any net capital gain realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership, including but not limited to net capital gain realized in connection with an adjustment to the Gross Asset Value of Partnership

Assets under paragraph (b) of the definition of “Gross Asset Value.” Similarly, “Liquidating Losses” means any net capital loss realized in connection with any such event. The “Economic Capital Account Balances” of the LTIP Unitholders will be equal to their Capital Account balances, plus the amount of their shares of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to their ownership of LTIP Units. Similarly, the “Partnership Common Unit Economic Balance” shall mean (i) the Capital Account balance of the Company with respect to its ownership of Partnership Common Units, plus the amount of the Company’s share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the Company’s ownership of Partnership Common Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under this Section 6.3(b), divided by (ii) the number of the Company’s Partnership Common Units.
(vii)    The parties agree that the intent of this Section 6.3(b) is (1) to the extent possible to make the Capital Account balance associated with each LTIP Unit economically equivalent to the Capital Account balance associated with the Company’s Partnership Common Units (on a per-unit basis) and (2) to allow conversion of an LTIP Unit (assuming prior vesting) when sufficient Liquidating Gains have been allocated to such LTIP Unit pursuant to Section 6.3(b) so that an LTIP Unit’s initial Book Up Target has been reduced to zero. The General Partner shall be permitted to interpret this Agreement (including this Section 6.3(b)) and to amend this Agreement to the extent necessary and consistent with this intention.
(viii)    In the event that Liquidating Gains or Liquidating Losses are allocated under this Section 6.3(b), Net Income allocable under clauses 6.2(a)(i)2 and any Losses shall be recomputed without regard to the Liquidating Gains or Liquidating Losses so allocated.
(c)    Regulatory Allocations.
(i)    Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704‑2(f), notwithstanding the provisions of Section 6.2 hereof, or any other provision of this Article VI, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Holder of Partnership Common Units shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704‑2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3(c)(i) is intended to qualify as a “minimum gain chargeback”

within the meaning of Regulations Section 1.704‑2(f) and shall be interpreted consistently therewith.
(ii)    Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.3(c)(i) hereof, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Holder of Partnership Common Units who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner, Limited Partner and other Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3(c)(ii) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain” within the meaning of Regulations Section 1.704‑2(i) and shall be interpreted consistently therewith.
(iii)    Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holders of Partnership Common Units in accordance with their Partnership Common Units. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704‑2(i).
(iv)    Qualified Income Offset. If any Holder of Partnership Common Units unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii) (d)(4), (5) or (6), items of Partnership income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2) (ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible, provided that an allocation pursuant to this Section 6.3(c)(iv) shall be made if and only to the extent that such Holder would have an Adjusted Capital Account Deficit after all other allocations provided in this Article VI have been tentatively made as if this Section 6.3(c)(iv) were not in the Agreement. It is intended that this Section 6.3(c)(iv) qualify and be construed as a “qualified income offset” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
(v)    Gross Income Allocation. In the event that any Holder of Partnership Common Units has a deficit Capital Account at the end of any

Partnership Year that is in excess of the sum of (1) the amount (if any) that such Holder is obligated to restore to the Partnership upon complete liquidation of such Holder’s Partnership Interest (including, the Holder’s interest in outstanding Partnership Preferred Units and other Partnership Units) and (2) the amount that such Holder is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Holder shall be specially allocated items of Partnership income and gain in the amount of such excess to eliminate such deficit as quickly as possible, provided that an allocation pursuant to this Section 6.3(c)(v) shall be made if and only to the extent that such Holder would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article VI have been tentatively made as if this Section 6.3(c)(v) and Section 6.3(c)(iv) hereof were not in the Agreement.
(vi)    Limitation on Allocation of Net Loss. To the extent that any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Holder of Partnership Common Units, such allocation of Net Loss shall be reallocated among the other Holders of Partnership Common Units in accordance with their respective Partnership Common Units, subject to the limitations of this Section 6.3(c)(vi).
(vii)    Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2) (iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Holder of Partnership Common Units in complete liquidation of its interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Holders in accordance with their Partnership Common Units in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Holders to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
(viii)    Forfeiture Allocations. Upon a forfeiture of any unvested Partnership Interest by any Partner, gross items of income, gain, loss or deduction shall be allocated to such Partner if and to the extent required by final Treasury Regulations promulgated after the Effective Date to ensure that allocations made with respect to all unvested Partnership Interests are recognized under Code Section 704(b).
(ix)    Curative Allocations. The allocations set forth in Sections 6.3(c)(i) through 6.3(c)(vii) above (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations

Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 6.1 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders of Partnership Common Units so that to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder of a Partnership Common Unit shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.
(d)    Special Allocations Upon Liquidation. Notwithstanding any provision in this Article VI to the contrary, in the event that the Partnership disposes of all or substantially all of its assets in a transaction that will lead to a liquidation of the Partnership pursuant to Article XIII hereof, then any Net Income or Net Loss realized in connection with such transaction and thereafter (and, if necessary, constituent items of income, gain, loss and deduction) shall be specially allocated among the Partners as required so as to cause liquidating distributions pursuant to Section 13.2 hereof to be made, to the maximum extent possible, in the same amounts and proportions as would have resulted had such distributions instead been made pursuant to Article V hereof.
(e)    Allocation of Excess Nonrecourse Liabilities. For purposes of determining a Holder’s proportional share of the “excess nonrecourse liabilities” of the Partnership within the meaning of Regulation Section 1.752-3(a)(3), the General Partner may use any method of allocation described in Regulation Section 1.752-3(a)(3) and the relevant interpretative authorities.
Section 6.4    Tax Allocations.
(a)    In General. Except as otherwise provided in this Section 6.4, for income tax purposes under the Code and the Regulations each Partnership item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated among the Holders of Partnership Common Units in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Sections 6.2 and 6.3 hereof.
(b)    Allocations Respecting Section 704(c) Revaluations. Notwithstanding Section 6.4(a) hereof, Tax Items with respect to Property that is contributed to the Partnership with a Gross Asset Value that varies from its basis in the hands of the contributing Partner immediately preceding the date of contribution shall be allocated among the Holders of Partnership Common Units for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation. The Partnership shall account for such variation under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the General Partner, including, without limitation, the “remedial allocation method” as described in Regulations Section 1.704-3(d). In the event that the Gross Asset Value of any partnership asset is adjusted pursuant to subsection (b) of the definition of “Gross Asset Value” (provided in Article I hereof), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations.
ARTICLE VII
MANAGEMENT AND OPERATIONS OF BUSINESS
Section 7.1    Management.
(a)    Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Partners with or without cause, except with the Consent of the General Partner. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions hereof including Section 7.3, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:
(i)    the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money or selling assets to permit the Partnership to make distributions to its Partners in such amounts as will permit the Company (so long as the Company qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Code Section 4981) and to make distributions to its stockholders sufficient to permit the Company to maintain REIT status or otherwise to satisfy the REIT Requirements), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the incurring of any obligations that it deems necessary for the conduct of the activities of the Partnership;
(ii)    the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;
(iii)    the acquisition, sale, transfer, exchange or other disposition of any, all or substantially all of the assets of the Partnership (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Partnership) or the merger, consolidation, reorganization or other combination or conversion of the Partnership with or into another entity;

(iv)    the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership, the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms that it sees fit, including, without limitation, the financing of the operations and activities of the General Partner, the Partnership or any of the Partnership’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the Partnership’s Subsidiaries) and the repayment of obligations of the Partnership, its Subsidiaries and any other Person in which the Partnership has an equity investment, and the making of capital contributions to and equity investments in the Partnership’s Subsidiaries;
(v)    the management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any Property, including, without limitation, any Contributed Property, or other asset of the Partnership or any Subsidiary;
(vi)    the negotiation, execution and performance of any contracts, leases, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership’s assets;
(vii)    the distribution of Partnership cash or other Partnership assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Partnership, and the collection and receipt of revenues, rents and income of the Partnership;
(viii)    the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate, including, without limitation, (i) casualty, liability and other insurance on the Properties of the Partnership and (ii) liability insurance for the Indemnitees hereunder;
(ix)    the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, limited liability companies, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, any Subsidiary and any other Person in which it has an equity investment from time to time); provided, however, that, as long as the Company has determined to continue to qualify as a REIT, the General Partner may not engage in any such formation, acquisition or contribution that would cause the Company to fail to qualify as a REIT within the meaning of Code Section 856(a);
(x)    the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;
(xi)    the undertaking of any action in connection with the Partnership’s direct or indirect investment in any Subsidiary or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);
(xii)    except as otherwise specifically set forth in this Agreement, the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt; provided that such methods are otherwise consistent with the requirements of this Agreement;
(xiii)    the enforcement of any rights against any Partner pursuant to representations, warranties, covenants and indemnities relating to such Partner’s contribution of property or assets to the Partnership;
(xiv)    the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;
(xv)    the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;
(xvi)    the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest, pursuant to contractual or other arrangements with such Person;
(xvii)    the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement;
(xviii)    the issuance of additional Partnership Units, as appropriate and in the General Partner’s sole and absolute discretion, in connection with Capital

Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Article IV hereof;
(xix)    the interpretation of the terms and provisions of this Agreement; and
(xx)    an election to dissolve the Partnership pursuant to Section 13.1(c) hereof.
(b)    Each of the Limited Partners agrees that, except as provided in Section 7.3 hereof, the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.
(c)    At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.
(d)    In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken by it. The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.
Section 7.2    Certificate of Limited Partnership. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or any other jurisdiction, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5(a)(iii) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and any other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.

Section 7.3    Restrictions on General Partner’s Authority.
(a)    The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the written Consent of a Majority in Interest of the Limited Partners or such other percentage of the Limited Partners as may be specifically provided for under a provision of this Agreement and may not perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act.
(b)    The General Partner shall not, without the prior Consent of the Limited Partners, undertake, on behalf of the Partnership, any of the following actions or enter into any transaction that would have the effect of such transactions:
(i)    except as provided in Sections 4.2(a), 5.5, 6.2(b), 6.3(b)(vii) and 7.3(c) hereof, amend, modify or terminate this Agreement other than to reflect the admission, substitution, termination or withdrawal of Partners pursuant to Article XI or Article XII hereof;
(ii)    make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the Partnership; or
(iii)    institute any proceeding for bankruptcy on behalf of the Partnership.
Except as set forth below in Sections 7.3(d) and (e) or as otherwise expressly provided in this Agreement, this Agreement may be amended if it is approved by the General Partner and it receives the Consent of Limited Partners.
(c)    Notwithstanding Section 7.3(b) hereof, the General Partner shall have the power, without the Consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:
(i)    to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;
(ii)    to reflect the admission, substitution or withdrawal of Partners or the termination of the Partnership in accordance with this Agreement, and to amend Exhibit A in connection with such admission, substitution or withdrawal;
(iii)    to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement (including, without limitation, pursuant to Section 6.3(b)(vii));
(iv)    to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;
(v)    (a) to reflect such changes as are reasonably necessary (i) for the Company to maintain its status as a REIT or to satisfy the REIT Requirements; (b) to reflect the Transfer of all or any part of a Partnership Interest between the General Partner, the Company and any entity that is wholly owned, directly or indirectly, by the Company;
(vi)    to modify the manner in which Capital Accounts are computed (but only to the extent set forth in the definition of “Capital Account” or contemplated by the Code or the Regulations);
(vii)    to issue additional Partnership Interests in accordance with Section 4.2;
(viii)    to reflect any modification to this Agreement as is necessary or desirable (as determined by the General Partner in its sole and absolute discretion), including, without limitation, the definition of “Adjustment Factor,” to reflect the direct ownership of assets by the Company or the General Partner; and
(ix)    to effectuate a split, reverse split, subdivision or combination or Partnership Common Units that applies equally to all Partnership Common Units.
The General Partner will provide notice to the Limited Partners when any action under this Section 7.3(c) is taken.
(d)    Except as set forth in Section 7.3(c) hereof, without the Consent of a Majority in Interest of the Outside Limited Partners, this Agreement shall not be amended in a manner that disproportionately effects such Limited Partners, if such amendment would (i) alter the rights of any Partner to receive the distributions to which such Partner is entitled, pursuant to Article V or Section 13.2 hereof, or alter the allocations specified in Article VI hereof (except, in any case, as permitted pursuant to Sections 4.2, 5.5, 6.2(b) and 6.3(b)(vii)), (ii) alter or modify the Redemption rights, Cash Amount or REIT Shares Amount as set forth in Sections 8.6 and 11.2 hereof, or amend or modify any related definitions, or (iii) amend this Section 7.3(d).
(e)    Notwithstanding Sections 7.3(c) and 7.3(d) hereof, this Agreement shall not be amended, and no action may be taken by the General Partner, without the Consent of each Partner adversely affected thereby, if such amendment or action would (i) convert a Limited Partner Interest in the Partnership into a General Partner Interest (except as a result of the General Partner acquiring such Partnership Interest), (ii) modify the limited liability of a Limited

Partner, or (iii) amend this Section 7.3(e). Any such amendment or action consented to by any Partner shall be effective as to that Partner, notwithstanding the absence of such consent by any other Partner.
Section 7.4    Reimbursement of the General Partner.
(a)    The General Partner shall not be compensated for its services as general partner of the Partnership except as provided in this Agreement (including the provisions of Articles V and VI hereof regarding distributions, payments and allocations to which it may be entitled in its capacity as the General Partner).
(b)    Subject to Sections 7.4(c) and 15.11 hereof, the Partnership shall be liable for, and shall reimburse the General Partner on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all sums expended in connection with the Partnership’s business, including, without limitation, (i) expenses relating to the ownership of interests in and management and operation of, or for the benefit of, the Partnership, (ii) compensation of officers and employees, including, without limitation, payments under future compensation plans of the Company that may provide for stock units, or phantom stock, pursuant to which employees of the Company will receive payments based upon dividends on or the value of REIT Shares, (iii) director fees and expenses and (iv) all costs and expenses of the Company being a public company, including costs of filings with the SEC, reports and other distributions to its stockholders; provided, however, that the amount of any reimbursement shall be reduced by any interest earned by the Company with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership as permitted pursuant to Section 7.5 hereof. Such reimbursements shall be in addition to any reimbursement of the General Partner as a result of indemnification pursuant to Section 7.7 hereof.
(c)    To the extent practicable, Partnership expenses shall be billed directly to and paid by the Partnership and, subject to Section 15.11 hereof, reimbursements to the General Partner or any of its Affiliates by the Partnership pursuant to this Section 7.4 shall be treated as non-income reimbursements, and not as “guaranteed payments” within the meaning of Code Section 707(c) or other form of gross income.
Section 7.5    Outside Activities of the General Partner and the Company. The General Partner and the Company may, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through the Partnership so long as the General Partner and the Company, as applicable, take commercially reasonable measures to ensure that the economic benefits and burdens of such Property are otherwise vested in the Partnership, through assignment, mortgage loan or otherwise or, if it is not commercially reasonable to vest such economic interests in the Partnership, the General Partner may, in its sole and absolute discretion, make such amendments to this Agreement as the General Partner determines are necessary or desirable, including, without limitation, the definition of “Adjustment Factor,” to reflect such activities and the direct ownership of assets by the Company or the General Partner; provided, however, that the provisions of this paragraph shall not apply to the Retained Assets.

Section 7.6    Contracts with Affiliates.
(a)    The Partnership may lend or contribute funds or other assets to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.
(b)    Except as provided in Section 7.5 hereof and subject to Section 3.1 hereof, the Partnership may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes to be advisable.
(c)    Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable.
(d)    The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership or any of the Partnership’s Subsidiaries.
(e)    The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, any Services Agreement with Affiliates of any of the Partnership or the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.
(f)    The General Partner may, in its sole and absolute discretion, cause the Partnership to guarantee or become a co-maker of indebtedness of the Company or any Subsidiary of the Company or the Partnership, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets.
Section 7.7    Indemnification.
(a)    To the fullest extent permitted by applicable law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities (whether joint or several), expenses (including, without limitation, attorney’s fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership (“Actions”) as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that the Partnership shall not indemnify an Indemnitee (i) for willful misconduct or a knowing violation of the law or (ii) for any transaction for which such Indemnitee received an improper personal benefit in violation or breach of any provision of this Agreement. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. It is the intention of this Section 7.7(a) that the Partnership indemnify each Indemnitee to the fullest extent permitted by law. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7(a). The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.7(a) with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.7.
(b)    To the fullest extent permitted by law, expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Partnership as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.7 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.
(c)    The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.
(d)    The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the

Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.
(e)    Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership or the General Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.7, unless such liabilities arise as a result of (i) such Indemnitee’s intentional misconduct or knowing violation of the law, or (ii) any transaction in which such Indemnitee received a personal benefit in violation or breach of any provision of this Agreement or applicable law.
(f)    In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.
(g)    An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
(h)    The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership’s liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
(i)    It is the intent of the Partners that any amounts paid by the Partnership to the General Partner pursuant to this Section 7.7 shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as a distribution for purposes of computing the Partners’ Capital Accounts.
Section 7.8    Liability of the General Partner.
(a)    Notwithstanding anything to the contrary set forth in this Agreement, neither the General Partner nor any of its directors or officers shall be liable or accountable in damages or otherwise to the Partnership, any Partners or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission except for (i) intentional misconduct or knowing violations of law or (ii) any transaction from which such Person derived an improper personal benefit.

(b)    The Limited Partners expressly acknowledge that the General Partner is acting for the benefit of the Partnership, the Limited Partners and the General Partner’s stockholders collectively and that the General Partner is under no obligation to give priority to the separate interests of the Limited Partners or the General Partner’s stockholders (including, without limitation, the tax consequences to Limited Partners, Assignees or the General Partner’s stockholders) in deciding whether to cause the Partnership to take (or decline to take) any actions.
(c)    Subject to its obligations and duties as General Partner set forth in Section 7.1(a) hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents (subject to the supervision and control of the General Partner). The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.
(d)    Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s, and its officers’ and directors’, liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
(e)    Notwithstanding anything herein to the contrary, except pursuant to any express indemnities given to the Partnership by any Partner pursuant to any other written instrument, no Partner shall have any personal liability whatsoever, to the Partnership or to the other Partner(s), for the debts or liabilities of the Partnership or the Partnership’s obligations hereunder, and the full recourse of the other Partner(s) shall be limited to the interest of that Partner in the Partnership. To the fullest extent permitted by law, no officer, director or stockholder of the General Partner shall be liable to the Partnership for money damages except for (i) active and deliberate dishonesty established by a non-appealable final judgment or (ii) actual receipt of an improper benefit or profit in money, property or services. Without limitation of the foregoing, and except for fraud, willful misconduct or gross negligence, or pursuant to any such express indemnity, no property or assets of any Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement. This Agreement is executed by the officers of the General Partner solely as officers of the same and not in their own individual capacities.
(f)    To the extent that, at law or in equity, the General Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or the Limited Partners, the General Partner shall not be liable to the Partnership or to any other Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the General Partner otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such General Partner.
Section 7.9    Other Matters Concerning the General Partner.
(a)    The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.
(b)    The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.
(c)    The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the General Partner hereunder.
(d)    Notwithstanding any other provision of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Company to continue to qualify as a REIT, (ii) for the Company otherwise to satisfy the REIT Requirements, (iii) to avoid the Company incurring any taxes under Code Section 857 or Code Section 4981, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.
Section 7.10    Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively with other Partners or Persons, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section 7.11    Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without the consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying in good faith thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.
ARTICLE VIII
RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS
Section 8.1    Limitation of Liability. The Limited Partners shall have no liability under this Agreement (other than for breach thereof) except as expressly provided in Section 10.4 or under the Act.
Section 8.2    Management of Business. No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent, representative, or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.
Section 8.3    Outside Activities of Limited Partners. Subject to any agreements entered into pursuant to Section 7.6(e) hereof and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary (including, without limitation, any employment agreement), any Limited Partner and any Assignee, officer, director, employee, agent, trustee, Affiliate, member or stockholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner, to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement, subject to Section 7.6(e) hereof and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary, to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character that, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.
Section 8.4    Return of Capital. Except pursuant to the rights of Redemption set forth in Section 8.6 hereof, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent provided in Article VI hereof or otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.
Section 8.5    Rights of Limited Partners Relating to the Partnership.
(a)    Except as otherwise explicitly set forth in this Agreement, and notwithstanding Section 17-305 or any other provision of the Act, no Limited Partner shall have any right to obtain any information or documentation from the Partnership or the General Partner. Except as limited by Section 8.5(c) hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner’s own expense:
(i)    to obtain a copy of the most recent annual and quarterly reports filed with the SEC by the General Partner pursuant to the Exchange Act;
(ii)    to obtain a copy of the Partnership’s federal, state and local income tax returns for each Partnership Year; and
(iii)    to obtain a copy of this Agreement (excluding Exhibit A hereto) and the Certificate and all amendments thereto (excluding all information regarding other Limited Partners, including, without limitation, such Limited Partners’ identity and interests in the Partnership), together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed.

(b)    The Partnership shall notify any Limited Partner entitled to exercise the Redemption right set forth in Section 8.6, on request, of the then current Adjustment Factor or any change made to the Adjustment Factor.
(c)    Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or the General Partner or (ii) the Partnership or the General Partner is required by law or by agreements with unaffiliated third parties to keep confidential.
Section 8.6    Redemption Rights of Limited Partners.
(a)    Except as otherwise set forth in any separate agreement entered into between the Partnership and a Limited Partner and subject to the terms and conditions set forth herein or therein, on or after the date that is 12 months from the date of issuance of a Partnership Common Unit to a Limited Partner (or, with respect to Partnership Common Units issued upon conversion of LTIP Units, the date that is 12 months from the date of issuance of such LTIP Units), such Limited Partner (other than the Company or any Subsidiary of the Company) shall have the right (subject to the terms and conditions set forth herein) to require the Partnership to redeem all or a portion of the Partnership Common Units held by such Tendering Party (such Partnership Common Units being hereafter “Tendered Units”) in exchange (a “Redemption”) for the Cash Amount payable on the Specified Redemption Date. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner and the Company by a Limited Partner when exercising the Redemption right (the “Tendering Party”). The Partnership’s obligation to effect a Redemption, however, shall not arise or be binding against the Partnership before the Business Day following the Cut-Off Date. A Tendering Party shall have no right to receive distributions with a Partnership Record Date on or after the Specified Redemption Date with respect to any Tendered Units (other than the Cash Amount). In the event of a Redemption, the Cash Amount shall be delivered as a certified check payable to the Tendering Party or, in the General Partner’s sole and absolute discretion, in immediately available funds.
(b)    Notwithstanding the provisions of Section 8.6(a) hereof other than the last sentence thereof, on or before the close of business on the Cut-Off Date, the Company may, in its sole and absolute discretion but subject to the Ownership Limit and other limitations of the Charter, elect to acquire some or all (such percentage being referred to as the “Applicable Percentage”) of the Tendered Units from the Tendering Party in exchange for the REIT Shares Amount calculated based on the portion of Tendered Units it elects to acquire in exchange for REIT Shares. If the Company so elects, on the Specified Redemption Date the Tendering Party shall sell such number of the Tendered Units to the Company in exchange for a number of REIT Shares equal to the product of the REIT Shares Amount and the Applicable Percentage. The Tendering Party shall submit (i) such information, certification or affidavit as the Company may reasonably require in connection with the application of the Ownership Limit and other restrictions and limitations of the Charter to any such acquisition and (ii) such written representations, investment letters, legal opinions or other instruments necessary, in the Company’s view, to effect compliance with the Securities Act. In the event of a purchase of the Tendered Units by the Company pursuant to this Section 8.6(b), the Tendering Party shall no longer have the right to cause the Partnership to effect a Redemption of such Tendered Units, and, upon notice to the Tendering Party by the Company, given on or before the close of business on the Cut-Off Date, that the Company has elected to acquire some or all of the Tendered Units pursuant to this Section 8.6(b), the obligation of the Partnership to effect a Redemption of the Tendered Units as to which the Company’s notice relates shall not accrue or arise. The product of the Applicable Percentage and the REIT Shares Amount, if applicable, shall be delivered by the Company as duly authorized, validly issued, fully paid and non-assessable REIT Shares and, if applicable, Rights, free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit and any restrictions provided in the Charter, the Bylaws of the Company, the Securities Act and relevant state securities or “blue sky” laws. Neither any Tendering Party whose Tendered Units are acquired by the Company pursuant to this Section 8.6(b), any Partner, any Assignee nor any other interested Person shall have any right to require or cause the Company to register, qualify or list any REIT Shares owned or held by such Person, whether or not such REIT Shares are issued pursuant to this Section 8.6(b), with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between the Company and any such Person. Notwithstanding any delay in such delivery, the Tendering Party shall be deemed the owner of such REIT Shares and Rights for all purposes, including, without limitation, rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption Date. REIT Shares issued upon an acquisition of the Tendered Units by the Company pursuant to this Section 8.6(b) may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as the Company in good faith determines to be necessary or advisable in order to ensure compliance with such laws. The parties agree to treat the exchange of Tendered Units for REIT Shares pursuant to this Section 8.6(b) as a sale or exchange for all tax purposes.
(c)    Notwithstanding the provisions of Section 8.6(a) and 8.6(b) hereof, the Tendering Parties shall have no rights under this Agreement that would otherwise be prohibited under the Charter with respect to the Ownership Limit. To the extent that any attempted Redemption or acquisition of the Tendered Units by the General Partner pursuant to Section 8.6(b) hereof would be in violation of this Section 8.6(c), it shall be null and void ab initio, and the Tendering Party shall not acquire any rights or economic interests in REIT Shares otherwise issuable by the General Partner under Section 8.6(b) hereof.
(d)    [Intentionally omitted]
(e)    Notwithstanding the provisions of Section 8.6(b) hereof, the Company shall not, under any circumstances, elect to acquire Tendered Units in exchange for the REIT Shares Amount if such exchange would be prohibited under the Charter.

(f)    Notwithstanding anything herein to the contrary (but subject to Section 8.6(c) hereof), with respect to any Redemption (or any tender of Partnership Common Units for Redemption if the Tendered Units are acquired by the Company pursuant to Section 8.6(b) hereof) pursuant to this Section 8.6:
(i)    All Partnership Common Units acquired by the Company pursuant to Section 8.6(b) hereof shall automatically, and without further action required, be converted into and deemed to be a Limited Partner Interest comprised of the same number of Partnership Common Units.
(ii)    Subject to the Ownership Limit, without the consent of the General Partner, no Tendering Party may effect a Redemption for less than one thousand (1,000) Partnership Common Units or, if such Tendering Party holds (as a Limited Partner or, economically, as an Assignee) less than one thousand (1,000) Partnership Common Units, all of the Partnership Common Units held by such Tendering Party.
(iii)    Each Tendering Party may not effect a Redemption during the period after the Partnership Record Date with respect to a distribution on Partnership Common Units and before the record date established by the Company for a distribution to its holders of REIT Shares of some or all of its portion of such Partnership distribution.
(iv)    The consummation of such Redemption (or an acquisition of Tendered Units by the Company pursuant to Section 8.6(b) hereof, as the case may be) shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
(v)    The Tendering Party shall continue to own (subject, in the case of an Assignee, to the provision of Section 11.5 hereof) all Partnership Common Units subject to any Redemption, and be treated as a Limited Partner or an Assignee, as applicable, with respect to such Partnership Common Units for all purposes of this Agreement, until such Partnership Common Units are either paid for by the Partnership pursuant to Section 8.6(a) hereof or transferred to the Company and paid for, by the issuance of the REIT Shares, pursuant to Section 8.6(b) hereof on the Specified Redemption Date. Until a Specified Redemption Date and an acquisition of the Tendered Units by the Company pursuant to Section 8.6(b) hereof, the Tendering Party shall have no rights as a stockholder of the Company with respect to the REIT Shares issuable in connection with such acquisition.
(g)    In connection with an exercise of Redemption rights pursuant to this Section 8.6(a), the Tendering Party shall submit the following to the General Partner, in addition to the Notice of Redemption:

(i)    A written affidavit, dated the same date as the Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of REIT Shares by (i) such Tendering Party and (ii) any Related Party and (b) representing that, after giving effect to the Redemption or an acquisition of the Tendered Units by the General Partner pursuant to Section 8.6(b) hereof, neither the Tendering Party nor any Related Party will own REIT Shares in violation of the Ownership Limit;
(ii)    A written representation that neither the Tendering Party nor any Related Party has any intention to acquire any additional REIT Shares prior to the closing of the Redemption or an acquisition of the Tendered Units by the General Partner pursuant to Section 8.6(b) hereof on the Specified Redemption Date; and
(iii)    An undertaking to certify, at and as a condition to the closing of (i) the Redemption or (ii) the acquisition of the Tendered Units by the Company pursuant to Section 8.6(b) hereof on the Specified Redemption Date, that either (a) the actual and constructive ownership of REIT Shares by the Tendering Party and any Related Party remain unchanged from that disclosed in the affidavit required by Section 8.6(g)(i) or (b) after giving effect to the Redemption or an acquisition of the Tendered Units by the Company pursuant to Section 8.6(b) hereof, neither the Tendering Party nor any Related Party shall own REIT Shares in violation of the Ownership Limit.
(h)    If the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory exchange, self-tender offer for all or substantially all REIT Shares, sale of all or substantially all of its assets or recapitalization of the REIT Shares (each of the foregoing being referred to herein as a “Fundamental Change”), in each case as a result of which REIT Shares shall be converted into the right to receive stock, partnership units, securities or other property (including cash or any combination thereof), each Partnership Common Unit that is not converted into the right to receive stock, partnership units, securities or other property (including cash or any combination thereof) in connection with such Fundamental Change shall thereafter be convertible into the kind and amount of shares of stock, partnership units, securities or other property (including cash or any combination thereof) receivable upon the consummation of such Fundamental Change by a holder of that number of REIT Shares into which one Partnership Common Unit was convertible immediately prior to such Fundamental Change, assuming such holder of REIT Shares (i) is not a Constituent Person or an Affiliate of a Constituent Person and (ii) failed to exercise his or her rights of the election, if any, as to the kind and amount of stock, partnership units, securities or other property (including cash or any combination thereof) receivable upon such Fundamental Change (provided that if the stock, partnership units, securities or other property (including cash or any combination thereof) receivable upon such Fundamental Change is not the same for each REIT Share held immediately prior to such Transaction by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (“Non-Electing Shares”), then for purposes of this Section 8.6(h) the kind and amount of stock, partnership units, securities or other property (including cash or any combination thereof) receivable upon such

Fundamental Change by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares. The Company shall not be a party to any Fundamental Change unless the terms of such Fundamental Change are consistent with the provisions of this Section 8.6(h). The provisions of this Section 8.6(h) shall similarly apply to successive Fundamental Changes.
(i)    Holders of Series A Preferred Units shall not be entitled to the right of Redemption provided for in Section 8.6(a) of this Agreement.
(j)    Holders of Series B Preferred Units shall not be entitled to the right of Redemption provided for in Section 8.6(a) of this Agreement.
(k)    Holders of Series C Preferred Units shall not be entitled to the right of Redemption provided for in Section 8.6(a) of this Agreement.
(l)    Holders of Series D Preferred Units shall not be entitled to the right of Redemption provided for in Section 8.6(a) of this Agreement.
(m)    Holders of Series E Preferred Units shall not be entitled to the right of Redemption provided for in Section 8.6(a) of this Agreement.
ARTICLE IX
BOOKS, RECORDS, ACCOUNTING AND REPORTS
Section 9.1    Records and Accounting.
(a)    The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership’s business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 8.5(a) or Section 9.3 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form for, any information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.
(b)    The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the General Partner determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the Partnership and the General Partner may operate with integrated or consolidated accounting records, operations and principles.
Section 9.2    Partnership Year. The Partnership Year of the Partnership shall be the calendar year.

Section 9.3    Reports.
(a)    As soon as practicable, but in no event later than one hundred five (105) days after the close of each Partnership Year, the General Partner shall cause to be mailed to each Limited Partner, of record as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the Company if such statements are prepared solely on a consolidated basis with the Company, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner or the Company.
(b)    As soon as practicable, but in no event later than one hundred five (105) days after the close of each calendar quarter (except the last calendar quarter of each year), the General Partner shall cause to be mailed to each Limited Partner, of record as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership, or of the Company if such statements are prepared solely on a consolidated basis with the Company, and such other information as may be required by applicable law or regulation or as the General Partner determines to be appropriate.
(c)    The General Partner shall have satisfied its obligations under Sections 9.3(a) and 9.3(b) by (i) to the extent the Company or the Partnership is subject to periodic reporting requirements under the Exchange Act, filing the quarterly and annual reports required thereunder within the time periods provided for the filing of such reports, including any permitted extensions, or (ii) posting or making available the reports required by this Section 9.3 on the website maintained from time to time by the Partnership or the Company, provided that such reports are able to be printed or downloaded from such website.
ARTICLE X
TAX MATTERS
Section 10.1    Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns with respect to Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable effort to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes. The Limited Partners shall promptly provide the General Partner with such information relating to the Contributed Properties, including tax basis and other relevant information, as may be reasonably requested by the General Partner from time to time.
Section 10.2    Tax Elections.
(a)    Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including, but not limited to, the election under Code Section 754 and the election to use the “recurring item” method of accounting provided under Code Section 461(h). The General

Partner shall have the right to seek to revoke any such election (including, without limitation, any election under Code Sections 461(h) and 754) upon the General Partner’s determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.
(b)    The Partners, intending to be legally bound, hereby authorize the Partnership to make an election (the “Safe Harbor Election”) to have the “liquidation value” safe harbor provided in Proposed Treasury Regulation § 1.83-3(1) and the Proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43, as such safe harbor may be modified when such proposed guidance is issued in final form or as amended by subsequently issued guidance (the “Safe Harbor”), apply to any interest in the Partnership transferred to a service provider while the Safe Harbor Election remains effective, to the extent such interest meets the Safe Harbor requirements (collectively, such interests are referred to as “Safe Harbor Interests”). The Tax Matters Partner is authorized and directed to execute and file the Safe Harbor Election on behalf of the Partnership and the Partners. The Partnership and the Partners (including any person to whom an interest in the Partnership is transferred in connection with the performance of services) hereby agree to comply with all requirements of the Safe Harbor (including forfeiture allocations) with respect to all Safe Harbor Interests and to prepare and file all U.S. federal income tax returns reporting the tax consequences of the issuance and vesting of Safe Harbor Interests consistent with such final Safe Harbor guidance. The Partnership is also authorized to take such actions as are necessary to achieve, under the Safe Harbor, the effect that the election and compliance with all requirements of the Safe Harbor referred to above would be intended to achieve under Proposed Treasury Regulation § 1.83-3, including amending this Agreement.
Section 10.3    Tax Matters Partner.
(a)    The General Partner shall be the “tax matters partner” of the Partnership for federal income tax purposes. The tax matters partner shall receive no compensation for its services. All third-party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership in addition to any reimbursement pursuant to Section 7.4 hereof. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable. At the request of any Limited Partner, the General Partner agrees to consult with such Limited Partner with respect to the preparation and filing of any returns and with respect to any subsequent audit or litigation relating to such returns; provided, however, that the filing of such returns shall be in the sole and absolute discretion of the General Partner.
(b)    The tax matters partner is authorized, but not required:
(i)    to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a “notice partner” (as defined in Code Section 6231) or a member of a “notice group” (as defined in Code Section 6223(b)(2));
(ii)    in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the United States Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership’s principal place of business is located;
(iii)    to intervene in any action brought by any other Partner for judicial review of a final adjustment;
(iv)    to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;
(v)    to enter into an agreement with the IRS to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and
(vi)    to take any other action on behalf of the Partners in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.
The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 hereof shall be fully applicable to the tax matters partner in its capacity as such.
Section 10.4    Withholding. Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Code Sections 1441, 1442, 1445, 1446, 1471 or 1472. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution that would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the Available Funds of the Partnership that would, but for such payment, be distributed to the Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner’s Partnership Interest to secure such Limited Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.4. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.4 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.
Section 10.5    Organizational Expenses. The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 180 month period as provided in Section 709 of the Code.
ARTICLE XI
TRANSFERS AND WITHDRAWALS
Section 11.1    Transfer.
(a)    No part of the interest of a Partner shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.
(b)    No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article XI shall be null and void ab initio.
(c)    Notwithstanding the other provisions of this Article XI (other than Section 11.6(d) hereof), the Partnership Interests of the General Partner may be Transferred, in whole or in part, at any time or from time to time, to any Person that is, at the time of such Transfer, a Qualified REIT Subsidiary. Any transferee of the entire General Partner Interest pursuant to this Section 11.1(c) shall automatically become, without further action or Consent of any Limited

Partners, the sole general partner of the Partnership, subject to all the rights, privileges, duties and obligations under this Agreement and the Act relating to a general partner. Upon any Transfer permitted by this Section 11.1(c), the transferor Partner shall be relieved of all its obligations under this Agreement. The provisions of Section 11.2(a) (other than the last sentence thereof), 11.2(c), 11.4(a) and 11.5 hereof shall not apply to any Transfer permitted by this Section 11.1(c).
(d)    No Transfer of any Partnership Interest may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752‑4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the consent of the General Partner in its sole and absolute discretion; provided that as a condition to such consent, the lender will be required to enter into an arrangement with the Partnership and the General Partner to redeem or exchange for the REIT Shares Amount any Partnership Units in which a security interest is held by such lender simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.
Section 11.2    Transfer of the General Partner Interest and the Company’s Limited Partner Interest; Extraordinary Transactions.
(a)    The General Partner may not transfer any of its General Partner Interest or withdraw as General Partner, and the Company may not, directly or through its wholly owned Subsidiaries, transfer any of its Limited Partner Interest or engage in an Extraordinary Transaction, except, in any such case, (i) if such Extraordinary Transaction, or such withdrawal or transfer, is pursuant to an Extraordinary Transaction that is permitted under Section (b) hereof, (ii) if the Majority in Interest of the Outside Limited Partners Consent to such withdrawal or transfer or Extraordinary Transaction or (iii) if such transfer is to an entity that is wholly owned by the Company (directly or indirectly).
(b)    Notwithstanding any other provision of this Agreement, the General Partner and the Company are permitted to engage (and cause the Partnership to participate) in the following transactions without the approval or vote of the Limited Partners:
(i)    (a) an Extraordinary Transaction in connection with which either (1) the Company is the surviving entity and the holders of REIT Shares are not entitled to receive any cash, securities, or other property in connection with such Extraordinary Transaction or (2) all Limited Partners (other than the Company) either will receive, or will have the right to elect to receive, for each Common Unit an amount of cash, securities and other property equal to the product of (x) the REIT Shares Amount multiplied by (y) the greatest amount of cash, securities and other property paid to a holder of one REIT Share in consideration of one such REIT Share pursuant to the terms of the Extraordinary Transaction during the period from and after the date on which the Extraordinary Transaction is consummated; provided that, if, in connection with the Extraordinary Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding REIT Shares, each holder of Partnership Common Units shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities, or other property which such holder of Partnership Common Units would have received had it exercised its Redemption right pursuant to Section 8.6 hereof and received REIT Shares in exchange for its Partnership Common Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Extraordinary Transaction shall have been consummated; or
(ii)    an Extraordinary Transaction if: (a) immediately after such Extraordinary Transaction, substantially all of the assets directly or indirectly owned by the surviving entity, other than a direct or indirect interest in the Surviving Partnership (as defined below), are owned directly or indirectly by the Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Partnership (in each case, the “Surviving Partnership”); (b) the rights, preferences and privileges of the holders of Partnership Common Units in the Surviving Partnership are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non managing members of the Surviving Partnership (who have, in either case, the rights of a “common” equity holder); and (c) such rights of the holders of Partnership Common Units include the right to exchange their Partnership Common Unit equivalent interests in the Surviving Partnership for at least one of: (x) the consideration available to such Partnership Common Units pursuant to Section 11.2(b)(i) or (y) if the ultimate controlling person of the Surviving Partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the determination of relative fair market value of such securities (as determined pursuant to Section 11.2(c)) and the REIT Shares.
(c)    In connection with any transaction permitted by Section 11.2(b)(ii), the relative fair market values shall be reasonably determined by the General Partner as of the time of such transaction and, to the extent applicable, shall be no less favorable to the Limited Partners than the relative values reflected in the terms of such transaction.
Section 11.3    Limited Partners’ Rights to Transfer.
(a)    General. Any Limited Partner may, at any time, without the consent of the General Partner, (i) Transfer all or part of its Partnership Interest to any Family Member, any Controlled Entity or any Affiliate, provided that the transferee is, in any such case, a Qualified Transferee, (ii) Transfer all or part of its Partnership Interest to any Family Member in a transaction that constitutes a bona fide gift or (iii) subject to Section 11.1(d), pledge (a “Pledge”) all or any portion of its Partnership Interest to a lending institution, that is not an Affiliate of such Limited Partner, as collateral or security for a bona fide loan or other extension of credit, and Transfer such pledged Partnership Interest to such lending institution in connection with the exercise of remedies under such loan or extension or credit (any Transfer or Pledge permitted by this sentence is hereinafter referred to as a “Permitted Transfer”), subject to the provisions of Section 11.6 hereof. Each Limited Partner, and each transferee of Partnership Units or Assignee pursuant to a Permitted Transfer, shall have the right to Transfer all or any portion of its Partnership Interest to any Person, subject to the provisions of Section 11.6 hereof and the satisfaction of each of the following conditions (except in the case of a Permitted Transfer):
(i)    Qualified Transferee. Any Transfer of a Partnership Interest shall be made only to a single Qualified Transferee; provided, however, that, for such purposes, all Qualified Transferees that are Affiliates, or that comprise investment accounts or funds managed by a single Qualified Transferee and its Affiliates, shall be considered together to be a single Qualified Transferee; provided, further, that each Transfer meeting the minimum Transfer restriction of Section 11.3(a)(ii) hereof may be to a separate Qualified Transferee.
(ii)    Minimum Transfer Restriction. Any Transferring Partner must Transfer not less than the lesser of (i) one thousand (1,000) Partnership Units or (ii) all of the remaining Partnership Units owned by such Transferring Partner.
(iii)    Exception for Permitted Transfers. The conditions of Sections 11.3(a)(i) and 11.3(a)(ii) hereof shall not apply in the case of a Permitted Transfer or if such Transfer is permitted to occur by the General Partner without compliance with such conditions.
It is a condition to any Transfer otherwise permitted hereunder that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such Transferred Partnership Interest, and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the General Partner, in its sole and absolute discretion. Notwithstanding the foregoing, any transferee of any Transferred Partnership Interest shall be subject to any and all ownership and transfer limitations (including, without limitation, the Ownership Limit) contained in the Charter that may limit or restrict such transferee’s ability to exercise its Redemption rights, including, without limitation, the Ownership Limit. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5 hereof.
(b)    Incapacity. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of its interest in the

Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.
(c)    Opinion of Counsel. In connection with any proposed Transfer of a Limited Partner Interest, the General Partner shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Interests Transferred. If, in the opinion of such counsel, such Transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Units, the General Partner may prohibit any Transfer otherwise permitted under this Section 11.3 by a Limited Partner of Partnership Interests.
(d)    Adverse Tax Consequences. No Transfer by a Limited Partner of its Partnership Interests, any Redemption, or any other acquisition of Partnership Units by the Partnership or the General Partner) may be made to or by any person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation or would result in a termination of the Partnership under Code Section 708, or (ii) such Transfer would be effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704.
Section 11.4    Substituted Limited Partners.
()    No Limited Partner shall have the right to substitute a transferee (including transferees pursuant to Transfers permitted by Section 11.3 hereof) as a Limited Partner in its place. A transferee of the interest of a Limited Partner may be admitted as a Substituted Limited Partner only with the Consent of the General Partner, which Consent may be given or withheld by the General Partner in its sole and absolute discretion. The failure or refusal by the General Partner to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or the General Partner. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Limited Partner until and unless it furnishes to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all the terms, conditions and applicable obligations of this Agreement, (ii) a counterpart signature page to this Agreement executed by such Assignee and (iii) such other documents and instruments as may be required or advisable, in the sole and absolute discretion of the General Partner, to effect such Assignee’s admission as a Substituted Limited Partner.
(b)    A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article XI shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.
(c)    Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address and number of Partnership Units of such

Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and number of Partnership Units of the predecessor of such Substituted Limited Partner.
Section 11.5    Assignees. If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 hereof as a Substituted Limited Partner, as described in Section 11.4 hereof, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee and the rights to Transfer the Partnership Units provided in this Article XI, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to effect a Consent or vote on any matter presented to the Limited Partners for approval or effect a Redemption with respect to such Partnership Units (such right to Consent or vote or effect a Redemption, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Limited Partner). In the event that any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.
Section 11.6    General Provisions.
(a)    No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer of all of such Limited Partner’s Partnership Units in accordance with this Article XI, with respect to which the transferee becomes a Substituted Limited Partner, or pursuant to a redemption (or acquisition by the General Partner) of all of its Partnership Units pursuant to a Redemption under Section 8.6 hereof and/or pursuant to any Partnership Unit Designation.
(b)    Any Limited Partner who shall Transfer all of its Partnership Units in a Transfer (i) permitted pursuant to this Article XI where such transferee was admitted as a Substituted Limited Partner, (ii) pursuant to the exercise of its rights to effect a redemption of all of its Partnership Units pursuant to a Redemption under Section 8.6 hereof and/or pursuant to any Partnership Unit Designation or (iii) to the General Partner, whether or not pursuant to Section 8.6(b) hereof, shall cease to be a Limited Partner.
(c)    If any Partnership Unit is Transferred in compliance with the provisions of this Article XI, or is redeemed by the Partnership, or acquired by the General Partner pursuant to Section 8.6 hereof, on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Partnership Unit for such Partnership Year shall be allocated to the transferor Partner or the Tendering Party, as the case may be, and, in the case of a Transfer or assignment other than a Redemption, to the transferee Partner, by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which a Transfer occurs shall be allocated to the transferee Partner and none of such items for the calendar month in which a Transfer or a Redemption occurs shall be allocated to the transferor Partner or the Tendering Party, as the case may be, if such Transfer occurs on or before the fifteenth (15th) day of the month, otherwise such items shall be allocated to the transferor; provided, however, that the General Partner may adopt such other conventions relating to allocations in connection with Transfers or Redemptions as it determines are necessary or appropriate. All distributions of Available Cash attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such Transfer, assignment or Redemption shall be made to the transferor Partner or the Tendering Party, as the case may be, and, in the case of a Transfer other than a Redemption, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner.
(d)    In addition to any other restrictions on Transfer herein contained, in no event may any Transfer or assignment of a Partnership Interest by any Partner (including any Redemption, any acquisition of Partnership Units by the General Partner, the Company or any other acquisition of Partnership Units by the Partnership) be made (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) in the event that such Transfer would cause the Company to cease to comply with the REIT Requirements; (v) except with the consent of the General Partner, if such Transfer would, in the opinion of counsel to the Partnership or the General Partner, cause a termination of the Partnership for federal or state income tax purposes (except as a result of the Redemption (or acquisition by the General Partner) of all Partnership Common Units held by all Limited Partners); (vi) if such Transfer would, in the opinion of legal counsel to the Partnership, cause the Partnership to cease to be classified as a partnership for federal income tax purposes (except as a result of the Redemption (or acquisition by the General Partner) of all Partnership Common Units held by all Limited Partners); (vii) if such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code Section 4975(c)); (viii) if such Transfer would, in the opinion of legal counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; (ix) if such Transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (x) if such Transfer causes the Partnership to become a “publicly traded partnership,” as such term is defined in Code Section 469(k)(2) or Code 7704(b); (xi) except with the consent of the General Partner, if such Transfer would cause the Partnership to have more than one hundred (100) partners within the meaning of Regulations Section 1.7704-1(h); (xii) if such Transfer causes the Partnership (as opposed to the General Partner) to become a reporting company under the Exchange Act; (xiii) except with the consent of the General Partner, unless the Person to whom such Transfer is made is a U.S. person within the meaning of Section 7701(a)(30) of the Code and provides the General Partner with certification of such status in such form as is reasonably satisfactory to the General Partner (including, without limitation, a properly completed IRS Form W-9); or (xiv) if such Transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended.
(e)    Transfers pursuant to this Article XI may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.
(f)    The General Partner shall monitor the transfers of interests in the Partnership (including any acquisition of Partnership Common Units by the Partnership or the Company) to determine (i) if such interests could be treated as being traded on an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code and the regulations thereunder and (ii) whether such transfers of interests could result in the Partnership being unable to qualify for the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code) (the “PTP Safe Harbors”). The General Partner shall have the authority (but shall not be required) to take any steps it determines are necessary or appropriate in its sole and absolute discretion (i) to prevent any trading of interests which could cause the Partnership to become a “publicly traded partnership,” within the meaning of Code Section 7704, or any recognition by the Partnership of such transfers, (ii) to ensure that one or more of the PTP Safe Harbors is met and/or (iii) to ensure that the Partnership satisfies the “qualifying income” exemption of Section 7704(c) of the Code from treatment as a publicly traded partnership taxable as a corporation.
ARTICLE XII
ADMISSION OF PARTNERS
Section 12.1    Admission of Successor General Partner. A successor to all of the General Partner’s General Partner Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to such Transfer. Any such successor shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.
Section 12.2    Admission of Additional Limited Partners.
(a)    A Person (other than an existing Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.5 hereof, (ii) a counterpart signature page to this Agreement executed by such Person and (iii) such other documents or instruments as may be required in the sole and absolute discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner.
(b)    Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.
(c)    If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Partners and Assignees for such Partnership Year shall be allocated pro rata among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner, in accordance with the principles described in Section 11.6(c) hereof. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.
Section 12.3    Amendment of Agreement and Certificate of Limited Partnership. For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.5 hereof.
Section 12.4    Admission of Limited Partners. The Persons listed on Exhibit A as limited partners of the Partnership shall be admitted to the Partnership as Limited Partners upon their execution and delivery of this Agreement.
Section 12.5    Limit on Number of Partners. Unless otherwise permitted by the General Partner, no Person shall be admitted to the Partnership as an Additional Limited Partner if the effect of such admission would be to cause the Partnership to have a number of Partners (including as Partners for this purpose those Persons indirectly owning an interest in the Partnership through another partnership, a limited liability company, a subchapter S corporation or a grantor trust) that would cause the Partnership to become a reporting company under the Exchange Act.

ARTICLE XIII
DISSOLUTION, LIQUIDATION AND TERMINATION
Section 13.1    Dissolution. The Partnership shall not be dissolved by the admission of Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership without dissolution. However, the Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a “Liquidating Event”):
(a)    an event of withdrawal, as defined in the Act (including, without limitation, bankruptcy), of the sole General Partner unless, within ninety (90) days after the withdrawal, a “majority in interest” (as such phrase is used in Section 17‑801(3) of the Act) of the remaining Partners agree in writing, in their sole and absolute discretion, to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;
(b)    an election to dissolve the Partnership made by the General Partner in its sole and absolute discretion, with or without the Consent of the Limited Partners;
(c)    entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act; or
(d)    the Redemption (or acquisition by the General Partner) of all Partnership Units other than Partnership Units held by the General Partner.
Section 13.2    Winding Up.
(a)    Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Partners. After the occurrence of a Liquidating Event, no Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner (or, in the event that there is no remaining General Partner or the General Partner has dissolved, become bankrupt within the meaning of the Act or ceased to operate, any Person elected by a Majority in Interest of the Limited Partners (the General Partner or such other Person being referred to herein as the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property, and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the General Partner) shall, subject to the terms of any Partnership Unit Designation, be applied and distributed in the following order:
(i)    First, to the satisfaction of all of the Partnership’s debts and liabilities to creditors (including, without limitation, the Partners and their

Assignees) (whether by payment or the making of reasonable provision for payment thereof); and
(ii)    Second, the balance, if any, to the General Partner, the Limited Partners and any Assignees in accordance with and in proportion to their positive Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.
The General Partner shall not receive any additional compensation for any services performed pursuant to this Article XIII.
(b)    Notwithstanding the provisions of Section 13.2(a) hereof that require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2(a) hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.
(c)    In the event that the Partnership is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article XIII to the Partners and Assignees that have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2) to the extent of, and in proportion to, positive Capital Account balances. If the General Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs) (a “Capital Account Deficit”), the General Partner shall make a contribution to the capital of the Partnership equal to the amount of such deficit. No Partner other than the General Partner shall be required to make any contribution to the capital of the Partnership with respect to a Capital Account Deficit, if any, of such Partner, and such Capital Account Deficit shall not be considered a debt owed to the Partnership or any other person for any purpose whatsoever. In the sole and absolute discretion of the General Partner or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Partners pursuant to this Article XIII may be:
(i)    distributed to a trust established for the benefit of the General Partner and the Limited Partners for the purpose of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership and/or Partnership activities. The assets of any such trust shall be distributed to the General Partner and the Limited Partners, from time to time, in the reasonable discretion of the General Partner, in the same proportions and amounts as would otherwise have been distributed to the General Partner and the Limited Partners pursuant to this Agreement; or
(ii)    withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 13.2(a) hereof as soon as practicable.
(d)    In the event that the Partnership issues additional Partnership Units pursuant to the provisions of Article IV hereof, subject to Sections 7.3(d) and 7.3(e), the General Partner is hereby authorized to make such revisions to this Section 13.2 as it determines are necessary or desirable to reflect the issuance and terms of such additional Partnership Units, including, without limitation, making preferential liquidating distributions to certain classes of Partnership Units or otherwise altering the priorities for distributions, regardless of the positive Capital Accounts of any Partner receiving such preferential liquidating distribution. Such revisions may be made by amendment to this Agreement or may be established in the Partnership Unit Designation applicable to such Partnership Units.
Section 13.3    Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article XIII, in the event that the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Partnership’s Property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged and the Partnership’s affairs shall not be wound up. Instead, for federal income tax purposes the Partnership shall be deemed to have distributed the Property in kind to the Partners and the Assignees, who shall be deemed to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership; and, immediately thereafter, distributed interests in the new partnership to the Partners in accordance with their respective Capital Accounts in liquidation of the Partnership, and the new partnership is deemed to continue the business of the Partnership. Nothing in this Section 13.3 shall be deemed to have constituted any Assignee as a Substituted Limited Partner without compliance with the provisions of Section 11.4 hereof.
Section 13.4    Rights of Limited Partners. Except as otherwise provided in this Agreement, (a) each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contribution, (b) no Limited Partner shall have the right or power to demand or receive property other than cash from the Partnership and (c) no Limited Partner shall have priority over any other Limited Partner as to the return of its Capital Contributions, distributions or allocations.

Section 13.5    Notice of Dissolution. In the event that a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Partners pursuant to Section 13.1 hereof, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and, in the General Partner’s sole and absolute discretion or as required by the Act, to all other parties with whom the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner), and the General Partner may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner).
Section 13.6    Cancellation of Certificate of Limited Partnership. Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed with the State of Delaware, all qualifications of the Partnership as a foreign limited partnership or association in jurisdictions other than the State of Delaware shall be cancelled, and such other actions as may be necessary to terminate the Partnership shall be taken.
Section 13.7    Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.
ARTICLE XIV
PROCEDURES FOR ACTIONS AND CONSENTS OF PARTNERS;
AMENDMENTS; MEETINGS
Section 14.1    Procedures for Actions and Consents of Partners. The actions requiring consent or approval of Limited Partners pursuant to this Agreement, including Section 7.3 hereof, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article XIV.
Section 14.2    Amendments. Amendments to this Agreement may only be proposed by the General Partner. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written consent of the Limited Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that the General Partner may deem appropriate. For purposes of obtaining a written consent, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a consent that is consistent with the General Partner’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite consents are received even if prior to such specified time. Any waiver, amendment or other modification of any provisions of the Partnership Agreement with respect to the rights or interests of holders of a class of Partnership Units (the “Affected Units”) which is set forth in a

Partnership Unit Designation shall, unless the contrary is expressly provided therein, apply equally to the holders (including any transferees) of any Partnership Units which may from time to time be received upon conversion of such Affected Units.
Section 14.3    Meetings of the Partners.
(a)    Meetings of the Partners may only be called by the General Partner. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than ninety (90) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.3(b) hereof.
(b)    Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement for the action in question). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.
(c)    Each Limited Partner may authorize any Person or Persons to act for it by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice of such revocation from the Limited Partner executing such proxy.
(d)    Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the General Partner’s stockholders and may be held at the same time as, and as part of, the meetings of the General Partner’s stockholders.
Section 14.4    Voting Rights of LTIP Units. LTIP Unitholders shall (a) have those voting rights required from time to time by applicable law, if any, (b) have the same voting rights as a holder of Partnership Common Units, with the LTIP Units voting as a single class with the Partnership Common Units and having one vote per LTIP Unit; and (c) have the additional voting rights that are expressly set forth below. So long as any LTIP Units remain outstanding, the Partnership shall not, without the affirmative vote of the LTIP Unitholders who hold at least a majority of the LTIP Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of the Partnership Agreement applicable to LTIP Units so as to materially and adversely affect any right, privilege or voting power of the LTIP Units or the LTIP Unitholders as such, unless such amendment, alteration, or repeal affects equally, ratably and proportionately the rights, privileges and voting powers of the holders of Partnership Common Units; but subject, in any event, to the following provisions:
(i)    With respect to any Transaction, so long as the LTIP Units are treated in accordance with Section 4.9 hereof, the consummation of such Transaction shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such; and
(ii)    Any creation or issuance of any Partnership Units or of any class or series of Partnership Interest including without limitation additional Partnership Common Units, LTIP Units or Partnership Preferred Units, whether ranking senior to, junior to, or on a parity with the LTIP Units with respect to distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding LTIP Units shall have been converted into Partnership Common Units.
ARTICLE XV
GENERAL PROVISIONS
Section 15.1    Addresses and Notice. Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication (including by e-mail, facsimile, or commercial courier service) to the Partner or Assignee at the address set forth in Exhibit A or such other address of which the Partner shall notify the General Partner in writing.
Section 15.2    Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” or “Sections” are to Articles and Sections of this Agreement.
Section 15.3    Pronouns and Plurals. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.4    Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.
Section 15.5    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
Section 15.6    Waiver.
(a)    No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.
(b)    The restrictions, conditions and other limitations on the rights and benefits of the Limited Partners contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Limited Partners, are for the benefit of the Partnership and, except for an obligation to pay money to the Partnership, may be waived or relinquished by the General Partner, in its sole and absolute discretion, on behalf of the Partnership in one or more instances from time to time and at any time; provided, however, that any such waiver or relinquishment may not be made if it would have the effect of (i) creating liability for any other Limited Partner, (ii) causing the Partnership to cease to qualify as a limited partnership, (iii) reducing the amount of cash otherwise distributable to the Limited Partners, (iv) resulting in the classification of the Partnership as an association or publicly traded partnership taxable as a corporation or (v) violating the Securities Act, the Exchange Act or any state “blue sky” or other securities laws; provided, further, that any waiver relating to compliance with the Ownership Limit or other restrictions in the Charter shall be made and shall be effective only as provided in the Charter.
Section 15.7    Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.
Section 15.8    Applicable Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.
Section 15.9    Entire Agreement. This Agreement contains all of the understandings and agreements between and among the Partners with respect to the subject matter of this Agreement and the rights, interests and obligations of the Partners with respect to the Partnership.

Section 15.10    Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.
Section 15.11    Limitation to Preserve REIT Status. Notwithstanding anything else in this Agreement, to the extent that the amount paid, credited, distributed or reimbursed by the Partnership to any REIT Partner or its officers, directors, employees or agents, whether as a reimbursement, fee, expense or indemnity (a “REIT Payment”), would otherwise cause the REIT Partner to fail to satisfy the requirements of Code Section 856(c)(2) or Code Section 856(c)(3), then, notwithstanding any other provision of this Agreement, the amount of such REIT Payments, as selected by the General Partner in its discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Partnership Year so that the REIT Payments, as so reduced, for or with respect to such REIT Partner shall not exceed the lesser of:
(i)    an amount equal to the excess, if any, of (a) four and nine-tenths percent (4.9%) of the REIT Partner’s total gross income (but excluding the amount of any REIT Payments) for the Partnership Year that is described in subsections (A) through (H) of Code Section 856(c)(2) over (b) the amount of gross income (within the meaning of Code Section 856(c)(2)) derived by the REIT Partner from sources other than those described in subsections (A) through (H) of Code Section 856(c)(2) (but not including the amount of any REIT Payments); or
(ii)    an amount equal to the excess, if any, of (a) twenty-four percent (24%) of the REIT Partner’s total gross income (but excluding the amount of any REIT Payments) for the Partnership Year that is described in subsections (A) through (I) of Code Section 856(c)(3) over (b) the amount of gross income (within the meaning of Code Section 856(c)(3)) derived by the REIT Partner from sources other than those described in subsections (A) through (I) of Code Section 856(c)(3) (but not including the amount of any REIT Payments);
provided, however, that REIT Payments in excess of the amounts set forth in clauses (i) and (ii) above may be made if the General Partner, as a condition precedent, obtains an opinion of tax counsel or a ruling from the IRS that the receipt of such excess amounts shall not adversely affect the REIT Partner’s ability to qualify as a REIT. To the extent that REIT Payments may not be made in a Partnership Year as a consequence of the limitations set forth in this Section 15.11, such REIT Payments shall carry over and shall be treated as arising in the following Partnership Year. The purpose of the limitations contained in this Section 15.11 is to prevent any REIT Partner from failing to qualify as a REIT under the Code by reason of such REIT Partner’s share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Partnership, and this Section 15.11 shall be interpreted and applied to effectuate such purpose.
Section 15.12    No Partition. No Partner nor any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.
Section 15.13    No Third-Party Rights Created Hereby. The provisions of this Agreement are solely for the purpose of defining the interests of the Partners, inter se; and no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement. No creditor or other third party having dealings with the Partnership (other than as expressly set forth herein with respect to Indemnitees) shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans to the Partnership or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or any of the Partners.
Section 15.14    No Rights as Stockholders. Nothing contained in this Agreement shall be construed as conferring upon the Holders of Partnership Units any rights whatsoever as stockholders of the General Partner, including without limitation any right to receive dividends or other distributions made to stockholders of the General Partner or to vote or to consent or receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the General Partner or any other matter.
ARTICLE XVI
SERIES A PREFERRED UNITS
Section 16.1    Number. As of the close of business on the date this Agreement was adopted, the total number of Series A Preferred Units issued and outstanding will be 2,466,689. The General Partner may issue additional Series A Preferred Units from time to time in accordance with the terms of the Agreement, and in connection with any such additional issuance the General Partner shall revise Exhibit A to the Agreement to reflect the total number of Series A Preferred Units then issued and outstanding.
Section 16.2    Distributions.
(a)    The Company, in its capacity as the holder of the then outstanding Series A Preferred Units, shall be entitled to receive, when, as and if declared by the General Partner, distributions payable in cash at the rate per annum of $2.1875 per Series A Preferred Unit (the “Series A Annual Distribution Rate”). Such distributions with respect to each Series A

Preferred Unit issued prior to May 15, 2015 shall be cumulative from, but excluding, the date of original issue by the Partnership of any Series A Preferred Units and with respect to Series A Preferred Units issued on or after May 15, 2015 shall be cumulative from the Distribution Payment Date with respect to dividends that were actually paid on Series A Preferred Units that were outstanding immediately preceding the issuance of such Series A Preferred Units, and shall be payable quarterly, when, as and if authorized and declared by the General Partner, in arrears on each Distribution Payment Date commencing with respect to each Series A Preferred Unit on the first Distribution Payment Date following the issuance of such Series A Preferred Unit; provided that the amount per Series A Preferred Unit to be paid in respect of the initial Distribution Period shall be determined in accordance with paragraph (b) below. Accrued and unpaid distributions for any past Distribution Periods may be declared and paid at any time, without reference to any regular Distribution Payment Date. If following a change of control, the Series A Preferred Stock is not listed on the New York Stock Exchange or the American Stock Exchange or quoted on NASDAQ, the Series A Annual Distribution Rate will be increased to $2.4375 per share of Series A Preferred Unit and the Company as the holder of the Series A Preferred Units shall be entitled to receive, when, as and if declared by the General Partner, distributions payable in cash cumulative from, but excluding, the first date on which both the change of control has occurred and the Series A Preferred Stock is not so listed or quoted at the increased Series A Annual Distribution Rate for as long as the Series A Preferred Stock is not so listed or quoted.
(b)    The amount of distribution per Series A Preferred Unit accruing in each full Distribution Period shall be computed by dividing the Series A Annual Distribution Rate by four. The amount of distributions payable for the initial Distribution Period, or any other period shorter or longer than a full Distribution Period, on the Series A Preferred Units shall be computed on the basis of twelve 30-day months and a 360-day year. The Company, in its capacity as the holder of the then outstanding Series A Preferred Units, shall not be entitled to any distributions, whether payable in cash, property or securities, in excess of cumulative distributions, as herein provided, on the Series A Preferred Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series A Preferred Units that may be in arrears. For the avoidance of doubt, the amount of distribution per Series A Preferred Unit payable on the initial Distribution Payment Date (i.e., May 15, 2015) will be equal to the amount of the dividends payable per share of Series A Preferred Stock on such Distribution Payment Date.
(c)    So long as any Series A Preferred Units are outstanding, no distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any series or class or classes of Parity Preferred Units for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Units for all Distribution Periods terminating on or prior to the distribution payment date on such class or series of Parity Preferred Units. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions declared upon Series A Preferred Units and all distributions declared upon any other series or class or classes of Parity

Preferred Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series A Preferred Units and such Parity Preferred Units.
(d)    So long as any Series A Preferred Units are outstanding, no distributions (other than distributions paid solely in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Junior Units made in respect of a redemption, purchase or other acquisition of Common Stock made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Company or any subsidiary, or as permitted under the Charter), for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any such Junior Units) by the Company, directly or indirectly (except by conversion into or exchange for Junior Units), unless in each case (a) the full cumulative distributions on all outstanding Series A Preferred Units and any other Parity Preferred Units of the Partnership shall have been paid or set apart for payment for all past Distribution Periods with respect to the Series A Preferred Units and all past distribution periods with respect to such Parity Preferred Units, and (b) sufficient funds shall have been paid or set apart for the payment of the distribution for the current Distribution Period with respect to the Series A Preferred Units and any Parity Preferred Units.
Section 16.3    Liquidation Preference.
(a)    In the event of any liquidation, dissolution or winding up of the Partnership or the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Partnership shall be made to or set apart for the holders of Junior Units, the Company, in its capacity as the holder of the Series A Preferred Units, shall be entitled to receive Twenty-Five Dollars ($25.00) per Series A Preferred Unit (the “Series A Liquidation Preference”) plus an amount equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to the Company, in its capacity as such holder; but the Company, in its capacity as the holder of Series A Preferred Units, shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Partnership or the Company, the assets of the Partnership, or proceeds thereof, distributable to the Company, in its capacity as the holder of Series A Preferred Units, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Parity Preferred Units, then such assets, or the proceeds thereof, shall be distributed among the Company, in its capacity as the holder of such Series A Preferred Units, and the holders of any such other Parity Preferred Units ratably in accordance with the respective amounts that would be payable on such Series A Preferred Units and any such other Parity Preferred Units if all amounts payable thereon were paid in full. For the purposes of this Section 16.3, (i) a consolidation or merger of the Partnership or the Company with one or more entities, (ii) a statutory share exchange by the Partnership or the Company and (iii) a sale or transfer of all or substantially all of the Partnership’s or the Company’s assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Partnership or Company.

(b)    Subject to the rights of the holders of Partnership Units of any series or class or classes of shares ranking on a parity with or prior to the Series A Preferred Units upon any liquidation, dissolution or winding up of the Company or the Partnership, after payment shall have been made in full to the Company, in its capacity as the holder of the Series A Preferred Units, as provided in this Section 16.3, any series or class or classes of Junior Units shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Company, in its capacity as the holder of the Series A Preferred Units, shall not be entitled to share therein.
Section 16.4    Redemption of the Series A Preferred Units.
(a)    The Series A Preferred Units shall be redeemed by the Partnership, in whole or in part, at the option of the Company, in its capacity as the holder of the Series A Preferred Units, at any time that the Company may redeem the Series A Preferred Stock, provided that the Company shall redeem an equivalent number of Series A Preferred Stock. Such redemption of Series A Preferred Units shall occur substantially concurrently with the redemption by the Company of such Series A Preferred Stock (the “Series A Redemption Date”).
(b)    Upon redemption of Series A Preferred Units on the Series A Redemption Date, each Series A Preferred Unit so redeemed shall be converted into the right to receive Twenty-Five Dollars ($25.00) per Series A Preferred Unit, plus any accrued and unpaid distributions with respect to the Series A Preferred Units to the Series A Redemption Date (the “Series A Redemption Price”).
(c)    Upon any redemption of Series A Preferred Units, the Partnership shall pay any accrued and unpaid distributions in arrears for any Distribution Period ending on or prior to the Series A Redemption Date. If the Series A Redemption Date falls after a Dividend Payment Record Date and prior to the corresponding Dividend Payment Date, then the Company, in its capacity as the holder of Series A Preferred Units, shall be entitled to distributions payable on the equivalent number of Series A Preferred Units as the number of the Series A Preferred Stock with respect to which the Company shall be required, pursuant to the terms of the Charter, to pay to the holders of Series A Preferred Stock at the close of business on such Dividend Payment Record Date for the Series A Preferred Stock who, pursuant to such Charter, are entitled to the dividend payable on such Series A Preferred Stock on the corresponding Dividend Payment Date notwithstanding the redemption of such Series A Preferred Stock before such Dividend Payment Date. Except as provided above, the Partnership shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series A Preferred Units called for redemption.
(d)    If full cumulative distributions on the Series A Preferred Units and any other series or class or classes of Parity Preferred Units of the Partnership have not been paid or declared and set apart for payment, except in connection with a purchase, redemption or other acquisition of Series A Preferred Stock or shares of capital stock ranking on a parity with such Series A Preferred Stock as permitted under the Charter, the Series A Preferred Units may not be redeemed in part and the Partnership may not purchase, redeem or otherwise acquire Series A Preferred Units or any Parity Preferred Units other than in exchange for Junior Units.

(e)    As promptly as practicable after the surrender of the certificates for any such Series A Preferred Units so redeemed, such Series A Preferred Units shall be exchanged for the cash (without interest thereon) for which such Series A Preferred Units have been redeemed. If fewer than all the Series A Preferred Units evidenced by any certificate are redeemed, the Partnership shall issue new certificates evidencing the unredeemed Series A Preferred Units without cost to the holder thereof.
Section 16.5    Conversion. The Series A Preferred Units are not convertible into or redeemable or exchangeable for any other property or securities of the Company or the Partnership at the option of any holder of Series A Preferred Units, except as provided in Section 16.4.
Section 16.6    Ranking.
(a)    Any class or series of Partnership Units shall be deemed to rank:
(i)    prior to the Series A Preferred Units, as to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up of the Company or the Partnership, if the holders of such class or series of Preferred Units shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Units;
(ii)    on a parity with the Series A Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up of the Company or the Partnership, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per Partnership Unit be different from those of the Series A Preferred Units, if the holders of such Partnership Units of such class or series and the Series A Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per Partnership Unit or liquidation preferences, without preference or priority one over the other; and
(iii)    junior to the Series A Preferred Units, as to the payment of distributions or as to the distribution of assets upon liquidation, dissolution or winding up of the Company or the Partnership, if such class or series of Partnership Units shall be Partnership Common Units or if the holders of Series A Preferred Units, shall be entitled to receipt of distribution or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Partnership Units of such class or series.
(b)    As of the date hereof, 13,998,905 issued and outstanding Series B Preferred Units, 5,000,000 issued and outstanding Series C Preferred Units, 8,000,000 issued and outstanding Series D Preferred Units and 10,000,000 issued and outstanding Series E Preferred Units are Parity Preferred Units with respect to the Series A Preferred Units.

(c)    The holders of Series A Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated and unpaid distributions per Partnership Unit or liquidation preference, without preference or priority one over the other, except that:
(i)    The Series A Preferred Units shall be Preferred Partnership Units and shall receive distributions on a basis pari passu with other Partnership Units, if any, receiving distributions pursuant to Section 5.1 of the Agreement; and
(ii)    Distributions made pursuant to Section 16.6(a)(i) shall be made pro rata with other distributions made to other Partnership Units as to which they rank pari passu based on the ratio of the amounts to be paid the Series A Preferred Units and such other Partnership Units, as applicable, to the total amounts to be paid in respect of the Series A Preferred Units and such other Partnership Units taken together on the Partnership Record Date.
Section 16.7    Voting.
(a)    Except as required by law, the Company, in its capacity as the holder of the Series A Preferred Units, shall not be entitled to vote at any meeting of the Partners or for any other purpose or otherwise to participate in any action taken by the Partnership or the Partners, or to receive notice of any meeting of the Partners.
(b)    So long as any Series A Preferred Units are outstanding, the General Partner shall not authorize the creation of Partnership Units of any new class or series or any interest in the Partnership convertible, exchangeable or redeemable into Partnership Units of any new class or series ranking prior to the Series A Preferred Units in the distribution of assets on any liquidation, dissolution or winding up of the Company or the Partnership or in the payment of distributions unless such Partnership Units are issued to the Company and the distribution and redemption (but not voting) rights of such Partnership Units are substantially similar to the terms of securities issued by the Company and the proceeds or other consideration from the issuance of such securities have been or are concurrently with such issuance contributed to the Partnership.
Section 16.8    Restrictions on Ownership and Transfer. The Series A Preferred Units shall be owned and held solely by the Company.
Section 16.9    General.
(a)    The rights of the Company, in its capacity as the holder of the Series A Preferred Units, are in addition to and not in limitation on any other rights or authority of the General Partner, in any other capacity, under the Agreement. In addition, nothing contained in this Article XVI shall be deemed to limit or otherwise restrict any rights or authority of the General Partner under the Agreement, other than in its capacity as the holder of the Series A Preferred Units.

(b)    Anything herein contained to the contrary notwithstanding, the General Partner shall take all steps that it determines are necessary or appropriate (including modifying the foregoing terms of the Series A Preferred Units) to ensure that the Series A Preferred Units (including, without limitation the redemption and conversion terms thereof) permit the Company to satisfy its obligations (including, without limitation, its obligations to make dividend payments on the Series A Preferred Stock) with respect to the Series A Preferred Stock, it being the intention that the terms of the Series A Preferred Units shall be substantially similar to the terms of the Series A Preferred Stock.
ARTICLE XVII
SERIES B PREFERRED UNITS
Section 17.1    Number. As of the close of business on the date this Agreement was adopted, the total number of Series B Preferred Units issued and outstanding will be 13,998,905. The General Partner may issue additional Series B Preferred Units from time to time in accordance with the terms of the Agreement, and in connection with any such additional issuance the General Partner shall revise Exhibit A to the Agreement to reflect the total number of Series B Preferred Units then issued and outstanding.
Section 17.2    Distributions.
(a)    The Company, in its capacity as the holder of the then outstanding Series B Preferred Units, shall be entitled to receive, when, as and if declared by the General Partner, distributions payable in cash at the rate per annum of $2.0625 per Series B Preferred Unit (the “Series B Annual Distribution Rate”). Such distributions with respect to each Series B Preferred Unit issued prior to May 15, 2015 shall be cumulative from, but excluding, the date of original issue by the Partnership of any Series B Preferred Units and with respect to Series B Preferred Units issued on or after May 15, 2015 shall be cumulative from the Distribution Payment Date with respect to dividends that were actually paid on Series B Preferred Units that were outstanding immediately preceding the issuance of such Series B Preferred Units, and shall be payable quarterly, when, as and if authorized and declared by the General Partner, in arrears on each Distribution Payment Date commencing with respect to each Series B Preferred Unit on the first Distribution Payment Date following the issuance of such Series B Preferred Unit; provided that the amount per Series B Preferred Unit to be paid in respect of the initial Distribution Period shall be determined in accordance with paragraph (b) below. Accrued and unpaid distributions for any past Distribution Periods may be declared and paid at any time, without reference to any regular Distribution Payment Date. If following a change of control, the Series B Preferred Stock is not listed on the New York Stock Exchange or the American Stock Exchange or quoted on NASDAQ, the Series B Annual Distribution Rate will be increased to $2.3125 per share of Series B Preferred Unit and the Company as the holder of the Series B Preferred Units shall be entitled to receive, when, as and if declared by the General Partner, distributions payable in cash cumulative from, but excluding, the first date on which both the change of control has occurred and the Series B Preferred Stock is not so listed or quoted at the increased Series B Annual Distribution Rate for as long as the Series B Preferred Stock is not so listed or quoted.

(b)    The amount of distribution per Series B Preferred Unit accruing in each full Distribution Period shall be computed by dividing the Series B Annual Distribution Rate by four. The amount of distributions payable for the initial Distribution Period, or any other period shorter or longer than a full Distribution Period, on the Series B Preferred Units shall be computed on the basis of twelve 30-day months and a 360-day year. The Company, in its capacity as the holder of the then outstanding Series B Preferred Units, shall not be entitled to any distributions, whether payable in cash, property or securities, in excess of cumulative distributions, as herein provided, on the Series B Preferred Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series B Preferred Units that may be in arrears. For the avoidance of doubt, the amount of distribution per Series B Preferred Unit payable on the initial Distribution Payment Date (i.e., May 15, 2015) will be equal to the amount of the dividends payable per share of Series B Preferred Stock on such Distribution Payment Date.
(c)    So long as any Series B Preferred Units are outstanding, no distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any series or class or classes of Parity Preferred Units for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Units for all Distribution Periods terminating on or prior to the distribution payment date on such class or series of Parity Preferred Units. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions declared upon Series B Preferred Units and all distributions declared upon any other series or class or classes of Parity Preferred Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series B Preferred Units and such Parity Preferred Units.
(d)    So long as any Series B Preferred Units are outstanding, no distributions (other than distributions paid solely in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Junior Units made in respect of a redemption, purchase or other acquisition of Common Stock made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Company or any subsidiary, or as permitted under the Charter), for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any such Junior Units) by the Company, directly or indirectly (except by conversion into or exchange for Junior Units), unless in each case (a) the full cumulative distributions on all outstanding Series B Preferred Units and any other Parity Preferred Units of the Partnership shall have been paid or set apart for payment for all past Distribution Periods with respect to the Series B Preferred Units and all past distribution periods with respect to such Parity Preferred Units, and (b) sufficient funds shall have been paid or set apart for the payment of the distribution for the current Distribution Period with respect to the Series B Preferred Units and any Parity Preferred Units.

Section 17.3    Liquidation Preference.
(a)    In the event of any liquidation, dissolution or winding up of the Partnership or the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Partnership shall be made to or set apart for the holders of Junior Units, the Company, in its capacity as the holder of the Series B Preferred Units, shall be entitled to receive Twenty-Five Dollars ($25.00) per Series B Preferred Unit (the “Series B Liquidation Preference”) plus an amount equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to the Company, in its capacity as such holder; but the Company, in its capacity as the holder of Series B Preferred Units, shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Partnership or the Company, the assets of the Partnership, or proceeds thereof, distributable to the Company, in its capacity as the holder of Series B Preferred Units, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Parity Preferred Units, then such assets, or the proceeds thereof, shall be distributed among the Company, in its capacity as the holder of such Series B Preferred Units, and the holders of any such other Parity Preferred Units ratably in accordance with the respective amounts that would be payable on such Series B Preferred Units and any such other Parity Preferred Units if all amounts payable thereon were paid in full. For the purposes of this Section 17.3, (i) a consolidation or merger of the Partnership or the Company with one or more entities, (ii) a statutory share exchange by the Partnership or the Company and (iii) a sale or transfer of all or substantially all of the Partnership’s or the Company’s assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Partnership or Company.
(b)    Subject to the rights of the holders of Partnership Units of any series or class or classes of shares ranking on a parity with or prior to the Series B Preferred Units upon any liquidation, dissolution or winding up of the Company or the Partnership, after payment shall have been made in full to the Company, in its capacity as the holder of the Series B Preferred Units, as provided in this Section 17.3, any series or class or classes of Junior Units shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Company, in its capacity as the holder of the Series B Preferred Units, shall not be entitled to share therein.
Section 17.4    Redemption of the Series B Preferred Units.
(a)    The Series B Preferred Units shall be redeemed by the Partnership, in whole or in part, at the option of the Company, in its capacity as the holder of the Series B Preferred Units, at any time that the Company may redeem that Series B Preferred Stock, provided that the Company shall redeem an equivalent number of Series B Preferred Stock. Such redemption of Series B Preferred Units shall occur substantially concurrently with the redemption by the Company of such Series B Preferred Stock (the “Series B Redemption Date”).
(b)    Upon redemption of Series B Preferred Units on the Series B Redemption Date, each Series B Preferred Unit so redeemed shall be converted into the right to receive Twenty-Five Dollars ($25.00) per Series B Preferred Unit, plus any accrued and unpaid distributions with respect to the Series B Preferred Units to the Series B Redemption Date (the “Series B Redemption Price”).
(c)    Upon any redemption of Series B Preferred Units, the Partnership shall pay any accrued and unpaid distributions in arrears for any Distribution Period ending on or prior to the Series B Redemption Date. If the Series B Redemption Date falls after a Dividend Payment Record Date and prior to the corresponding Dividend Payment Date, then the Company, in its capacity as the holder of Series B Preferred Units, shall be entitled to distributions payable on the equivalent number of Series B Preferred Units as the number of the Series B Preferred Stock with respect to which the Company shall be required, pursuant to the terms of the Charter, to pay to the holders of Series B Preferred Stock at the close of business on such Dividend Payment Record Date for the Series B Preferred Stock who, pursuant to such Charter, are entitled to the dividend payable on such Series B Preferred Stock on the corresponding Dividend Payment Date notwithstanding the redemption of such Series B Preferred Stock before such Dividend Payment Date. Except as provided above, the Partnership shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series B Preferred Units called for redemption.
(d)    If full cumulative distributions on the Series B Preferred Units and any other series or class or classes of Parity Preferred Units of the Partnership have not been paid or declared and set apart for payment, except in connection with a purchase, redemption or other acquisition of Series B Preferred Stock or shares of capital stock ranking on a parity with such Series B Preferred Stock as permitted under the Charter, the Series B Preferred Units may not be redeemed in part and the Partnership may not purchase, redeem or otherwise acquire Series B Preferred Units or any Parity Preferred Units other than in exchange for Junior Units.
(e)    As promptly as practicable after the surrender of the certificates for any such Series B Preferred Units so redeemed, such Series B Preferred Units shall be exchanged for the cash (without interest thereon) for which such Series B Preferred Units have been redeemed. If fewer than all the Series B Preferred Units evidenced by any certificate are redeemed, the Partnership shall issue new certificates evidencing the unredeemed Series B Preferred Units without cost to the holder thereof.
Section 17.5    Conversion. The Series B Preferred Units are not convertible into or redeemable or exchangeable for any other property or securities of the Company or the Partnership at the option of any holder of Series B Preferred Units, except as provided in Section 17.4 hereof.
Section 17.6    Ranking.
(a)    Any class or series of Partnership Units shall be deemed to rank:
(i)    prior to the Series B Preferred Units, as to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up of the Company or the Partnership, if the holders of such class or series of Preferred Units shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series B Preferred Units;
(ii)    on a parity with the Series B Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up of the Company or the Partnership, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per Partnership Unit be different from those of the Series B Preferred Units, if the holders of such Partnership Units of such class or series and the Series B Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per Partnership Unit or liquidation preferences, without preference or priority one over the other; and
(iii)    junior to the Series B Preferred Units, as to the payment of distributions or as to the distribution of assets upon liquidation, dissolution or winding up of the Company or the Partnership, if such class or series of Partnership Units shall be Common Units or if the holders of Series B Preferred Units, shall be entitled to receipt of distribution or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Partnership Units of such class or series.
(b)    As of the date hereof, 2,466,689 issued and outstanding Series A Preferred Units, 5,000,000 issued and outstanding Series C Preferred Units, 8,000,000 issued and outstanding Series D Preferred Units and 10,000,000 issued and outstanding Series E Preferred Units are Parity Preferred Units with respect to the Series B Preferred Units.
(c)    The holders of Series B Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated and unpaid distributions per Partnership Unit or liquidation preference, without preference or priority one over the other, except that:
(i)    the Series B Preferred Units shall be Preferred Partnership Units and shall receive distributions on a basis pari passu with other Partnership Units, if any, receiving distributions pursuant to Section 5.1 of the Agreement; and
(ii)    Distributions made pursuant to Section 17.7(a) shall be made pro rata with other distributions made to other Partnership Units as to which they rank pari passu based on the ratio of the amounts to be paid the Series B Preferred Units and such other Partnership Units, as applicable, to the total amounts to be paid in respect of the Series B Preferred Units and such other Partnership Units taken together on the Partnership Record Date.

Section 17.7    Voting.
(a)    Except as required by law, the Company, in its capacity as the holder of the Series B Preferred Units, shall not be entitled to vote at any meeting of the Partners or for any other purpose or otherwise to participate in any action taken by the Partnership or the Partners, or to receive notice of any meeting of the Partners.
(b)    So long as any Series B Preferred Units are outstanding, the General Partner shall not authorize the creation of Partnership Units of any new class or series or any interest in the Partnership convertible, exchangeable or redeemable into Partnership Units of any new class or series ranking prior to the Series B Preferred Units in the distribution of assets on any liquidation, dissolution or winding up of the Company or the Partnership or in the payment of distributions unless such Partnership Units are issued to the Company and the distribution and redemption (but not voting) rights of such Partnership Units are substantially similar to the terms of securities issued by the Company and the proceeds or other consideration from the issuance of such securities have been or are concurrently with such issuance contributed to the Partnership.
Section 17.8    Restrictions on Ownership and Transfer. The Series B Preferred Units shall be owned and held solely by the Company.
Section 17.9    General.
(a)    The rights of the Company, in its capacity as the holder of the Series B Preferred Units, are in addition to and not in limitation on any other rights or authority of the General Partner, in any other capacity, under the Agreement. In addition, nothing contained in this Article XVII shall be deemed to limit or otherwise restrict any rights or authority of the General Partner under the Agreement, other than in its capacity as the holder of the Series B Preferred Units.
(b)    Anything herein contained to the contrary notwithstanding, the General Partner shall take all steps that it determines are necessary or appropriate (including modifying the foregoing terms of the Series B Preferred Units) to ensure that the Series B Preferred Units (including, without limitation the redemption and conversion terms thereof) permit the Company to satisfy its obligations (including, without limitation, its obligations to make dividend payments on the Series B Preferred Stock) with respect to the Series B Preferred Stock, it being the intention that the terms of the Series B Preferred Units shall be substantially similar to the terms of the Series B Preferred Stock.
ARTICLE XVIII
SERIES C PREFERRED UNITS
Section 18.1    Number. As of the close of business on the date this Agreement was adopted, the total number of Series C Preferred Units issued and outstanding will be 5,000,000. The General Partner may issue additional Series C Preferred Units from time to time in accordance with the terms of the Agreement.

Section 18.2    Distributions.
(a)    The Company, in its capacity as the holder of the then outstanding Series C Preferred Units, shall be entitled to receive, when, as and if declared by the General Partner, distributions payable in cash at the rate per annum of $2.21875 per Series C Preferred Unit (the “Series C Annual Distribution Rate”). Such distributions with respect to each Series C Preferred Unit issued prior to May 15, 2015 shall be cumulative from, and including, the date of original issue by the Partnership of any Series C Preferred Units and with respect to Series C Preferred Units issued on or after May 15, 2015 shall be cumulative from, and including, the Distribution Payment Date with respect to distributions that were actually paid on Series C Preferred Units that were outstanding immediately preceding the issuance of such Series C Preferred Units, and shall be payable quarterly, when, as and if authorized and declared by the General Partner, in arrears on each Distribution Payment Date commencing with respect to each Series C Preferred Unit on the first Distribution Payment Date following the issuance of such Series C Preferred Unit; provided that the amount per Series C Preferred Unit to be paid in respect of the initial Distribution Period shall be determined in accordance with paragraph (b) below. Accrued and unpaid distributions for any past Distribution Periods may be declared and paid at any time, without reference to any regular Distribution Payment Date.
(b)    The amount of distribution per Series C Preferred Unit accruing in each full Distribution Period shall be computed by dividing the Series C Annual Distribution Rate by four. The amount of distributions payable for the initial Distribution Period, or any other period shorter or longer than a full Distribution Period, on the Series C Preferred Units shall be computed on the basis of twelve 30-day months and a 360-day year. The Company, in its capacity as the holder of the then outstanding Series C Preferred Units, shall not be entitled to any distributions, whether payable in cash, property or securities, in excess of cumulative distributions, as herein provided, on the Series C Preferred Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series C Preferred Units that may be in arrears. For the avoidance of doubt, the amount of distribution per Series C Preferred Unit payable on the initial Distribution Payment Date (i.e., May 15, 2015) will be equal to the amount of the dividends payable per share of Series C Preferred Stock on such Distribution Payment Date.
(c)    So long as any Series C Preferred Units are outstanding, no distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any series or class or classes of units of the Partnership ranking on a parity with the Series C Preferred Units as to distributions for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series C Preferred Units for all Distribution Periods terminating on or prior to the distribution payment date on such class or series of Parity Preferred Units. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions declared upon Series C Preferred Units and all distributions declared upon any other series or class or classes of Parity Preferred Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series C Preferred Units and such Parity Preferred Units.

(d)    So long as any Series C Preferred Units are outstanding, no distributions (other than distributions paid solely in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Junior Units made in respect of a redemption, purchase or other acquisition of Common Stock made for purposes of and in compliance with (i) requirements of an employee incentive or benefit plan of the Company or any subsidiary, (ii) pursuant to Article VII of the Charter, (iii) as a result of a reclassification of such Common Stock or any other class or series or class of stock of the Company that is junior to the Series C Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation for or into other Preferred Junior Shares, or (iv) the purchase of fractional interests in Preferred Junior Shares pursuant to the conversion or exchange provisions of any securities convertible into or exchangeable for such Preferred Junior Shares), for any consideration (or any monies to be paid to or made available for a sinking fund for the redemption of any such Junior Units) by the Company, directly or indirectly (except by conversion into or exchange for Junior Units), unless in each case (a) the full cumulative distributions on all outstanding Series C Preferred Units and any Parity Preferred Units of the Partnership shall have been paid or set apart for payment for all past Distribution Periods with respect to the Series C Preferred Units and all past distribution periods with respect to such Parity Preferred Units, and (b) sufficient funds shall have been paid or set apart for the payment of the distribution for the current Distribution Period with respect to the Series C Preferred Units and any Parity Preferred Units.
Section 18.3    Liquidation Preference.
(a)    In the event of any liquidation, dissolution or winding up of the Partnership or the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Partnership shall be made to or set apart for the holders of Junior Units, the Company, in its capacity as the holder of the Series C Preferred Units, shall be entitled to receive Twenty-Five Dollars ($25.00) per Series C Preferred Unit (the “Series C Liquidation Preference”) plus an amount equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to the Company, in its capacity as such holder; but the Company, in its capacity as the holder of Series C Preferred Units, shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Partnership or the Company, the assets of the Partnership, or proceeds thereof, distributable to the Company, in its capacity as the holder of Series C Preferred Units, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other units of the Partnership ranking on a parity with the Series C Preferred Units as to such distribution, then such assets, or the proceeds thereof, shall be distributed among the Company, in its capacity as the holder of such Series C Preferred Units, and the holders of any such other units ratably in accordance with the respective amounts that would be payable on such Series C Preferred Units and any such other units if all amounts payable thereon were paid in full. For the purposes of this Section 18.3, (i) a consolidation or merger of the Partnership or the Company with one or more entities, (ii) a statutory share exchange by the Partnership or the Company and (iii) a sale or transfer of all or substantially all of the Partnership’s or the Company’s assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Partnership or Company.
(b)    Subject to the rights of the holders of Partnership Units of any series or class or classes of shares ranking on a parity with or prior to the Series C Preferred Units upon any liquidation, dissolution or winding up of the Company or the Partnership, after payment shall have been made in full to the Company, in its capacity as the holder of the Series C Preferred Units, as provided in this Section 18.3, any series or class or classes of Junior Units shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Company, in its capacity as the holder of the Series C Preferred Units, shall not be entitled to share therein.
Section 18.4    Redemption of the Series C Preferred Units.
(a)    The Series C Preferred Units shall be redeemed by the Partnership, in whole or in part, at the option of the Company, in its capacity as the holder of the Series C Preferred Units, at any time that the Company may redeem the Series C Preferred Stock, provided that the Company shall redeem an equivalent number of Series C Preferred Stock. Such redemption of Series C Preferred Units shall occur substantially concurrently with the redemption by the Company of such Series C Preferred Stock (the “Series C Redemption Date”) and shall be for cash, at a redemption price of $25.00 per Series C Preferred Unit plus any accrued and unpaid distributions thereon with respect to the Series C Preferred Units to, but not including, the Redemption Date (the “Series C Redemption Price”); provided that, if the Series C Redemption Date is after a Distribution Payment Record Date and prior to the corresponding Distribution Payment Date, no additional amount for such accrued and unpaid distribution will be included in the Series C Redemption Price and the distributions on such Distribution Payment Date shall be made pursuant to Section 18.2.
(b)    If the Company elects to redeem any units of Series C Preferred Units as described in this Section 18.4, the Partnership may use any available cash to pay the Series C Redemption Price, and the Partnership will not be required to pay the Series C Redemption Price only out of the proceeds from the contribution by the Company issuance of other equity securities or any other specific source. Upon redemption of Series C Preferred Units on the Series C Redemption Date, each Series C Preferred Unit so redeemed shall be converted into the right to receive the Series C Redemption Price.
(c)    If the Series C Redemption Date falls after a Distribution Payment Record Date and prior to the corresponding Distribution Payment Date, then the Company, in its capacity as the holder of Series C Preferred Units, shall be entitled to distributions payable on the equivalent number of Series C Preferred Units as the number of the Series C Preferred Stock with respect to which the Company shall be required, pursuant to the terms of the Charter, to pay to the holders of Series C Preferred Stock at the close of business on such Dividend Payment Record Date for the Series C Preferred Stock who, pursuant to such Charter, are entitled to the dividend payable on such Series C Preferred Stock on the corresponding Dividend Payment Date notwithstanding the redemption of such Series C Preferred Stock before such Dividend Payment Date. Except as provided in calculating the Series C Redemption Price and in this paragraph, the

Partnership shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series C Preferred Units called for redemption.
(d)    If full cumulative distributions for all past distribution periods on the Series C Preferred Units and any other series or class or classes of Parity Preferred Units of the Partnership have not been paid or declared and set apart for payment, except in connection with a purchase, redemption or other acquisition of Series C Preferred Stock or shares of capital stock ranking on a parity with such Series C Preferred Stock as permitted under the Charter, the Series C Preferred Units may not be redeemed in part and the Partnership may not purchase, redeem or otherwise acquire Series C Preferred Units or any units of the Partnership ranking on a parity with the Series C Preferred Units as to distributions or as to the distribution of assets upon liquidation, dissolution or winding up, other than in exchange for Junior Units.
(e)    From and after the Series C Redemption Date (unless the Partnership shall fail to make available the amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, distributions on the Series C Preferred Units so called for redemption shall cease to accrue, (ii) said units shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series C Preferred Units of the Partnership shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any distributions payable thereon).
(f)    As promptly as practicable after the surrender of the certificates, if any, for any such Series C Preferred Units so redeemed, such Series C Preferred Units shall be exchanged for the cash (without interest thereon) for which such Series C Preferred Units have been redeemed. If fewer than all the Series C Preferred Units evidenced by any certificate are redeemed, the Partnership shall provide sufficient proof evidencing the unredeemed Series C Preferred Units without cost to the holder thereof.
Section 18.5    Conversion.
(a)    The Series C Preferred Units are not convertible into or redeemable or exchangeable for any other property or securities of the Company or the Partnership at the option of any holder of Series C Preferred Units, except as provided in Section 18.4 and this Section 18.5.
(b)    In the event that a holder of Series C Preferred Stock exercises its right to convert the Series C Preferred Stock into Common Stock pursuant to the terms of the “Change of Control Conversion Right” set forth in Exhibit C of the Charter, then, concurrently therewith, an equivalent number of Series C Preferred Units of the Partnership held by the Company shall be automatically converted into a number of Partnership Common Units of the Partnership equal to the number of shares of Common Stock issued upon conversion of such shares of Series C Preferred Stock; provided, however, that if a holder of Series C Preferred Stock receives cash or other consideration in addition to or in lieu of Common Stock in connection with such conversion, then the Company, in its capacity as the holder of the Series C Preferred Units, shall be entitled to receive cash or such other consideration equal (in amount and form) to the cash or other consideration to be paid by the Company to such holder of the Series C Preferred Stock. Any such conversion will be effective at the same time the conversion of Series C Preferred Stock into Common Stock is effective.
(c)    No fractional units will be issued in connection with the conversion of Series C Preferred Units into Partnership Common Units. In lieu of fractional Partnership Common Units, the Company, in its capacity as holder of such Series C Preferred Units shall be entitled to receive a cash payment in respect of any fractional unit in an amount equal to the fractional interest multiplied by the closing price of a share of Common Stock on the date the Series C Preferred Stock are surrendered for conversion by a holder thereof.
Section 18.6    Ranking.
(a)    Any class or series of Partnership Units shall be deemed to rank:
(i)    prior to the Series C Preferred Units, as to the payment of distributions or as to distribution of assets upon liquidation, dissolution or winding up of the Company or the Partnership, if the holders of such class or series of Preferred Units shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series C Preferred Units;
(ii)    on a parity with the Series C Preferred Units, as to the payment of distributions or as to the distribution of assets upon liquidation, dissolution or winding up of the Company or the Partnership, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per Partnership Unit be different from those of the Series C Preferred Units, if the holders of such Partnership Units of such class or series and the Series C Preferred Units shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid distributions per Partnership Unit or liquidation preferences, without preference or priority one over the other; and
(iii)    junior to the Series C Preferred Units, as to the payment of distributions or as to the distribution of assets upon liquidation, dissolution or winding up of the Company or the Partnership, if such class or series of Partnership Units shall be Common Units or if the holders of Series C Preferred Units, shall be entitled to receipt of distribution or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Partnership Units of such class or series.
(b)    As of the date hereof, 2,466,689 issued and outstanding Series A Preferred Units, 13,998,905 issued and outstanding Series B Preferred Units, 8,000,000 issued and outstanding Series D Preferred Units and 10,000,000 issued and outstanding Series E Preferred Units are Parity Preferred Units with respect to the Series C Preferred Units.

(c)    The holders of Series C Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated and unpaid distributions per Partnership Unit or liquidation preference, without preference or priority one over the other, except that:
(i)    the Series C Preferred Units shall be Preferred Partnership Units and shall receive distributions on a basis pari passu with other Partnership Units, if any, receiving distributions pursuant to Section 5.1 of the Agreement; and
(ii)    Distributions made pursuant to Section 18.6(c)(i) shall be made pro rata with other distributions made to other Partnership Units as to which they rank pari passu based on the ratio of the amounts to be paid the Series C Preferred Units and such other Partnership Units, as applicable, to the total amounts to be paid in respect of the Series C Preferred Units and such other Partnership Units taken together on the Partnership Record Date.
Section 18.7    Voting.
(a)    Except as required by law, the Company, in its capacity as the holder of the Series C Preferred Units, shall not be entitled to vote at any meeting of the Partners or for any other purpose or otherwise to participate in any action taken by the Partnership or the Partners, or to receive notice of any meeting of the Partners.
(b)    So long as any Series C Preferred Units are outstanding, the General Partner shall not authorize the creation of Partnership Units of any new class or series or any interest in the Partnership convertible, exchangeable or redeemable into Partnership Units of any new class or series ranking prior to the Series C Preferred Units in the distribution of assets on any liquidation, dissolution or winding up of the Company or the Partnership or in the payment of distributions unless such Partnership Units are issued to the Company and the distribution and redemption (but not voting) rights of such Partnership Units are substantially similar to the terms of securities issued by the Company and the proceeds or other consideration from the issuance of such securities have been or are concurrently with such issuance contributed to the Partnership.
Section 18.8    Restrictions on Ownership and Transfer. The Series C Preferred Units shall be owned and held solely by the Company.
Section 18.9    General.
(a)    The rights of the Company, in its capacity as the holder of the Series C Preferred Units, are in addition to and not in limitation on any other rights or authority of the General Partner, in any other capacity, under the Agreement. In addition, nothing contained in this Article XVIII shall be deemed to limit or otherwise restrict any rights or authority of the General Partner under the Agreement, other than in its capacity as the holder of the Series C Preferred Units.

(b)    Anything herein contained to the contrary notwithstanding, the General Partner shall take all steps that it determines are necessary or appropriate (including modifying the foregoing terms of the Series C Preferred Units) to ensure that the Series C Preferred Units (including, without limitation the redemption and conversion terms thereof) permit the Company to satisfy its obligations (including, without limitation, its obligations to make dividend payments on the Series C Preferred Stock) with respect to the Series C Preferred Stock, it being the intention that the terms of the Series C Preferred Units shall be substantially similar to the terms of the Series C Preferred Stock.
ARTICLE XIX
SERIES D PREFERRED UNITS
Section 19.1     Number. As of the close of business on the date this Agreement was adopted, the total number of Series D Preferred Units issued and outstanding will be 8,000,000. The General Partner may issue additional Series D Preferred Units from time to time in accordance with the terms of the Agreement.
Section 19.2    Distributions.
(a)    The Company, in its capacity as the holder of the then outstanding Series D Preferred Units, shall be entitled to receive, when, as and if declared by the General Partner, distributions payable in cash at the rate per annum of $2.125 per Series D Preferred Unit (the “Series D Annual Distribution Rate”). Such distributions with respect to each Series D Preferred Unit issued prior to May 15, 2015 shall be cumulative from, and including, the date of original issue by the Partnership of any Series D Preferred Units and with respect to Series D Preferred Units issued on or after May 15, 2015 shall be cumulative from, and including, the Distribution Payment Date with respect to distributions that were actually paid on Series D Preferred Units that were outstanding immediately preceding the issuance of such Series D Preferred Units, and shall be payable quarterly, when, as and if authorized and declared by the General Partner, in arrears on each Distribution Payment Date commencing with respect to each Series D Preferred Unit on the first Distribution Payment Date following the issuance of such Series D Preferred Unit; provided that the amount per Series D Preferred Unit to be paid in respect of the initial Distribution Period shall be determined in accordance with paragraph (b) below. Accrued and unpaid distributions for any past Distribution Periods may be declared and paid at any time, without reference to any regular Distribution Payment Date.
(b)    The amount of distribution per Series D Preferred Unit accruing in each full Distribution Period shall be computed by dividing the Series D Annual Distribution Rate by four. The amount of distributions payable for the initial Distribution Period, or any other period shorter or longer than a full Distribution Period, on the Series D Preferred Units shall be computed on the basis of twelve 30-day months and a 360-day year. The Company, in its capacity as the holder of the then outstanding Series D Preferred Units, shall not be entitled to any distributions, whether payable in cash, property or securities, in excess of cumulative distributions, as herein provided, on the Series D Preferred Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the

Series D Preferred Units that may be in arrears. For the avoidance of doubt, the amount of distribution per Series D Preferred Unit payable on the initial Distribution Payment Date (i.e., May 15, 2015) will be equal to the amount of the dividends payable per share of Series D Preferred Stock on such Distribution Payment Date.
(c)    So long as any Series D Preferred Units are outstanding, no distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any series or class or classes of units of the Partnership ranking on a parity with the Series D Preferred Units as to distributions for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series D Preferred Units for all Distribution Periods terminating on or prior to the distribution payment date on such class or series of Parity Preferred Units. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions declared upon Series D Preferred Units and all distributions declared upon any other series or class or classes of Parity Preferred Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series D Preferred Units and such Parity Preferred Units.
(d)    So long as any Series D Preferred Units are outstanding, no distributions (other than distributions paid solely in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Junior Units made in respect of a redemption, purchase or other acquisition of Common Stock made for purposes of and in compliance with (i) requirements of an employee incentive or benefit plan of the Company or any subsidiary, (ii) pursuant to Article VII of the Charter, (iii) as a result of a reclassification of such Common Stock or any other class or series or class of stock of the Company that is junior to the Series D Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation for or into other Preferred Junior Shares, or (iv) the purchase of fractional interests in Preferred Junior Shares pursuant to the conversion or exchange provisions of any securities convertible into or exchangeable for such Preferred Junior Shares), for any consideration (or any monies to be paid to or made available for a sinking fund for the redemption of any such Junior Units) by the Company, directly or indirectly (except by conversion into or exchange for Junior Units), unless in each case (a) the full cumulative distributions on all outstanding Series D Preferred Units and any Parity Preferred Units of the Partnership shall have been paid or set apart for payment for all past Distribution Periods with respect to the Series D Preferred Units and all past distribution periods with respect to such Parity Preferred Units, and (b) sufficient funds shall have been paid or set apart for the payment of the distribution for the current Distribution Period with respect to the Series D Preferred Units and any Parity Preferred Units.
Section 19.3    Liquidation Preference.
(a)    In the event of any liquidation, dissolution or winding up of the Partnership or the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Partnership shall be made to or set apart for the holders of Junior Units, the Company, in its capacity as the holder of the Series D Preferred Units, shall be entitled to receive Twenty-Five Dollars ($25.00) per Series D Preferred Unit (the “Series D Liquidation Preference”) plus an amount equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to the Company, in its capacity as such holder; but the Company, in its capacity as the holder of Series D Preferred Units, shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Partnership or the Company, the assets of the Partnership, or proceeds thereof, distributable to the Company, in its capacity as the holder of Series D Preferred Units, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other units of the Partnership ranking on a parity with the Series D Preferred Units as to such distribution, then such assets, or the proceeds thereof, shall be distributed among the Company, in its capacity as the holder of such Series D Preferred Units, and the holders of any such other units ratably in accordance with the respective amounts that would be payable on such Series D Preferred Units and any such other units if all amounts payable thereon were paid in full. For the purposes of this Section 19.3, (i) a consolidation or merger of the Partnership or the Company with one or more entities, (ii) a statutory share exchange by the Partnership or the Company and (iii) a sale or transfer of all or substantially all of the Partnership’s or the Company’s assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Partnership or Company.
(b)    Subject to the rights of the holders of Partnership Units of any series or class or classes of shares ranking on a parity with or prior to the Series D Preferred Units upon any liquidation, dissolution or winding up of the Company or the Partnership, after payment shall have been made in full to the Company, in its capacity as the holder of the Series D Preferred Units, as provided in this Section 19.3, any series or class or classes of Junior Units shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Company, in its capacity as the holder of the Series D Preferred Units, shall not be entitled to share therein.
Section 19.4    Redemption of the Series D Preferred Units.
(a)    The Series D Preferred Units shall be redeemed by the Partnership, in whole or in part, at the option of the Company, in its capacity as the holder of the Series D Preferred Units, at any time that the Company may redeem the Series D Preferred Stock, provided that the Company shall redeem an equivalent number of Series D Preferred Stock. Such redemption of Series D Preferred Units shall occur substantially concurrently with the redemption by the Company of such Series D Preferred Stock (the “Series D Redemption Date”) and shall be for cash, at a redemption price of $25.00 per Series D Preferred Unit plus any accrued and unpaid distributions thereon with respect to the Series D Preferred Units to, but not including, the Series D Redemption Date (the “Series D Redemption Price”); provided that, if the Series D Redemption Date is after a Distribution Payment Record Date and prior to the corresponding Distribution Payment Date, no additional amount for such accrued and unpaid distribution will be included in the Series D Redemption Price and the distributions on such Distribution Payment Date shall be made pursuant to Section 19.2.

(b)    If the Company elects to redeem any units of Series D Preferred Units as described in this Section 19.4, the Partnership may use any available cash to pay the Series D Redemption Price, and the Partnership will not be required to pay the Series D Redemption Price only out of the proceeds from the contribution by the Company issuance of other equity securities or any other specific source. Upon redemption of Series D Preferred Units on the Series D Redemption Date, each Series D Preferred Unit so redeemed shall be converted into the right to receive the Series D Redemption Price.
(c)    If the Series D Redemption Date falls after a Distribution Payment Record Date and prior to the corresponding Distribution Payment Date, then the Company, in its capacity as the holder of Series D Preferred Units, shall be entitled to distributions payable on the equivalent number of Series D Preferred Units as the number of the Series D Preferred Stock with respect to which the Company shall be required, pursuant to the terms of the Charter, to pay to the holders of Series D Preferred Stock at the close of business on such Dividend Payment Record Date for the Series D Preferred Stock who, pursuant to such Charter, are entitled to the dividend payable on such Series D Preferred Stock on the corresponding Dividend Payment Date notwithstanding the redemption of such Series D Preferred Stock before such Dividend Payment Date. Except as provided in calculating the Series D Redemption Price and in this paragraph, the Partnership shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series D Preferred Units called for redemption.
(d)    If full cumulative distributions for all past distribution periods on the Series D Preferred Units and any other series or class or classes of Parity Preferred Units of the Partnership have not been paid or declared and set apart for payment, except in connection with a purchase, redemption or other acquisition of Series D Preferred Stock or shares of capital stock ranking on a parity with such Series D Preferred Stock as permitted under the Charter, the Series D Preferred Units may not be redeemed in part and the Partnership may not purchase, redeem or otherwise acquire Series D Preferred Units or any units of the Partnership ranking on a parity with the Series D Preferred Units as to distributions or as to the distribution of assets upon liquidation, dissolution or winding up, other than in exchange for Junior Units.
(e)    From and after the Series D Redemption Date (unless the Partnership shall fail to make available the amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, distributions on the Series D Preferred Units so called for redemption shall cease to accrue, (ii) said units shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series D Preferred Units of the Partnership shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any distributions payable thereon).
(f)    As promptly as practicable after the surrender of the certificates, if any, for any such Series D Preferred Units so redeemed, such Series D Preferred Units shall be exchanged for the cash (without interest thereon) for which such Series D Preferred Units have been redeemed. If fewer than all the Series D Preferred Units evidenced by any certificate are redeemed, the Partnership shall provide sufficient proof evidencing the unredeemed Series D Preferred Units without cost to the holder thereof.
Section 19.5    Conversion.
(a)    The Series D Preferred Units are not convertible into or redeemable or exchangeable for any other property or securities of the Company or the Partnership at the option of any holder of Series D Preferred Units, except as provided in Section 19.4 and this Section 19.5.
(b)    In the event that a holder of Series D Preferred Stock exercises its right to convert the Series D Preferred Stock into Common Stock pursuant to the terms of the “Change of Control Conversion Right” set forth Exhibit D of the Charter, then, concurrently therewith, an equivalent number of Series D Preferred Units of the Partnership held by the Company shall be automatically converted into a number of Partnership Common Units of the Partnership equal to the number of shares of Common Stock issued upon conversion of such shares of Series D Preferred Stock; provided, however, that if a holder of Series D Preferred Stock receives cash or other consideration in addition to or in lieu of Common Stock in connection with such conversion, then the Company, in its capacity as the holder of the Series D Preferred Units, shall be entitled to receive cash or such other consideration equal (in amount and form) to the cash or other consideration to be paid by the Company to such holder of the Series D Preferred Stock. Any such conversion will be effective at the same time the conversion of Series D Preferred Stock into Common Stock is effective.
(c)    No fractional units will be issued in connection with the conversion of Series D Preferred Units into Partnership Common Units. In lieu of fractional Partnership Common Units, the Company, in its capacity as holder of such Series D Preferred Units shall be entitled to receive a cash payment in respect of any fractional unit in an amount equal to the fractional interest multiplied by the closing price of a share of Common Stock on the date the Series D Preferred Stock are surrendered for conversion by a holder thereof.
Section 19.6    Ranking.
(a)    Any class or series of Partnership Units shall be deemed to rank:
(i)     prior to the Series D Preferred Units, as to the payment of distributions or as to distribution of assets upon liquidation, dissolution or winding up of the Company or the Partnership, if the holders of such class or series of Preferred Units shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series D Preferred Units;
(ii)    on a parity with the Series D Preferred Units, as to the payment of distributions or as to the distribution of assets upon liquidation, dissolution or winding up of the Company or the Partnership, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per

Partnership Unit be different from those of the Series D Preferred Units, if the holders of such Partnership Units of such class or series and the Series D Preferred Units shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid distributions per Partnership Unit or liquidation preferences, without preference or priority one over the other; and
(iii)    junior to the Series D Preferred Units, as to the payment of distributions or as to the distribution of assets upon liquidation, dissolution or winding up of the Company or the Partnership, if such class or series of Partnership Units shall be Common Units or if the holders of Series D Preferred Units, shall be entitled to receipt of distribution or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Partnership Units of such class or series.
(b)    As of the date hereof, 2,466,689 issued and outstanding Series A Preferred Units, 13,998,905 issued and outstanding Series B Preferred Units, 5,000,000 issued and outstanding Series C Preferred Units and 10,000,000 issued and outstanding Series E Preferred Units are Parity Preferred Units with respect to the Series D Preferred Units.
(c)    The holders of Series D Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated and unpaid distributions per Partnership Unit or liquidation preference, without preference or priority one over the other, except that:
(i)    the Series D Preferred Units shall be Preferred Partnership Units and shall receive distributions on a basis pari passu with other Partnership Units, if any, receiving distributions pursuant to Section 5.1 of the Agreement; and
(ii)    Distributions made pursuant to Section 19.6(c)(i) shall be made pro rata with other distributions made to other Partnership Units as to which they rank pari passu based on the ratio of the amounts to be paid the Series D Preferred Units and such other Partnership Units, as applicable, to the total amounts to be paid in respect of the Series D Preferred Units and such other Partnership Units taken together on the Partnership Record Date.
Section 19.7    Voting.
(a)    Except as required by law, the Company, in its capacity as the holder of the Series D Preferred Units, shall not be entitled to vote at any meeting of the Partners or for any other purpose or otherwise to participate in any action taken by the Partnership or the Partners, or to receive notice of any meeting of the Partners.
(b)    So long as any Series D Preferred Units are outstanding, the General Partner shall not authorize the creation of Partnership Units of any new class or series or any interest in the Partnership convertible, exchangeable or redeemable into Partnership Units of any new class or series ranking prior to the Series D Preferred Units in the distribution of assets on any liquidation, dissolution or winding up of the Company or the Partnership or in the payment of distributions unless such Partnership Units are issued to the Company and the distribution and redemption (but not voting) rights of such Partnership Units are substantially similar to the terms of securities issued by the Company and the proceeds or other consideration from the issuance of such securities have been or are concurrently with such issuance contributed to the Partnership.
Section 19.8    Restrictions on Ownership and Transfer. The Series D Preferred Units shall be owned and held solely by the Company.
Section 19.9    General.
(a)    The rights of the Company, in its capacity as the holder of the Series D Preferred Units, are in addition to and not in limitation on any other rights or authority of the General Partner, in any other capacity, under the Agreement. In addition, nothing contained in this Article XX shall be deemed to limit or otherwise restrict any rights or authority of the General Partner under the Agreement, other than in its capacity as the holder of the Series D Preferred Units.
(b)    Anything herein contained to the contrary notwithstanding, the General Partner shall take all steps that it determines are necessary or appropriate (including modifying the foregoing terms of the Series D Preferred Units) to ensure that the Series D Preferred Units (including, without limitation the redemption and conversion terms thereof) permit the Company to satisfy its obligations (including, without limitation, its obligations to make dividend payments on the Series D Preferred Stock) with respect to the Series D Preferred Stock, it being the intention that the terms of the Series D Preferred Units shall be substantially similar to the terms of the Series D Preferred Stock
ARTICLE XX
SERIES E PREFERRED UNITS
Section 20.1    Number. As of the close of business on the date this Agreement was adopted, the total number of Series E Preferred Units issued and outstanding will be 10,000,000. The General Partner may issue additional Series E Preferred Units from time to time in accordance with the terms of the Agreement.
Section 20.2    Distributions.
(a)    The Company, in its capacity as the holder of the then outstanding Series E Preferred Units, shall be entitled to receive, when, as and if declared by the General Partner, distributions payable in cash at the rate per annum of $2.1875 per Series E Preferred Unit (the “Series E Annual Distribution Rate”). Such distributions with respect to each Series E Preferred Unit issued prior to May 15, 2015 shall be cumulative from, and including, the date of original issue by the Partnership of any Series E Preferred Units and with respect to Series E

Preferred Units issued on or after May 15, 2015 shall be cumulative from, and including, the Distribution Payment Date with respect to distributions that were actually paid on Series E Preferred Units that were outstanding immediately preceding the issuance of such Series E Preferred Units, and shall be payable quarterly, when, as and if authorized and declared by the General Partner, in arrears on each Distribution Payment Date commencing with respect to each Series E Preferred Unit on the first Distribution Payment Date following the issuance of such Series E Preferred Unit; provided that the amount per Series E Preferred Unit to be paid in respect of the initial Distribution Period shall be determined in accordance with paragraph (b) below. Accrued and unpaid distributions for any past Distribution Periods may be declared and paid at any time, without reference to any regular Distribution Payment Date.
(b)    The amount of distribution per Series E Preferred Unit accruing in each full Distribution Period shall be computed by dividing the Series E Annual Distribution Rate by four. The amount of distributions payable for the initial Distribution Period, or any other period shorter or longer than a full Distribution Period, on the Series E Preferred Units shall be computed on the basis of twelve 30-day months and a 360-day year. The Company, in its capacity as the holder of the then outstanding Series E Preferred Units, shall not be entitled to any distributions, whether payable in cash, property or securities, in excess of cumulative distributions, as herein provided, on the Series E Preferred Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series E Preferred Units that may be in arrears. For the avoidance of doubt, the amount of distribution per Series E Preferred Unit payable on the initial Distribution Payment Date (i.e., May 15, 2015) will be equal to the amount of the dividends payable per share of Series E Preferred Stock on such Distribution Payment Date.
(c)    So long as any Series E Preferred Units are outstanding, no distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any series or class or classes of units of the Partnership ranking on a parity with the Series E Preferred Units as to distributions for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series E Preferred Units for all Distribution Periods terminating on or prior to the distribution payment date on such class or series of Parity Preferred Units. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions declared upon Series E Preferred Units and all distributions declared upon any other series or class or classes of Parity Preferred Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series E Preferred Units and such Parity Preferred Units.
(d)    So long as any Series E Preferred Units are outstanding, no distributions (other than distributions paid solely in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Junior Units made in respect of a redemption, purchase or other acquisition of Common Stock made for purposes of and in compliance with (i) requirements of an employee incentive or benefit plan of the

Company or any subsidiary, (ii) pursuant to Article VII of the Charter, (iii) as a result of a reclassification of such Common Stock or any other class or series or class of stock of the Company that is junior to the Series E Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation for or into other Preferred Junior Shares, or (iv) the purchase of fractional interests in Preferred Junior Shares pursuant to the conversion or exchange provisions of any securities convertible into or exchangeable for such Preferred Junior Shares), for any consideration (or any monies to be paid to or made available for a sinking fund for the redemption of any such Junior Units) by the Company, directly or indirectly (except by conversion into or exchange for Junior Units), unless in each case (a) the full cumulative distributions on all outstanding Series E Preferred Units and any Parity Preferred Units of the Partnership shall have been paid or set apart for payment for all past Distribution Periods with respect to the Series E Preferred Units and all past distribution periods with respect to such Parity Preferred Units, and (b) sufficient funds shall have been paid or set apart for the payment of the distribution for the current Distribution Period with respect to the Series E Preferred Units and any Parity Preferred Units.
Section 20.3    Liquidation Preference.
(a)    In the event of any liquidation, dissolution or winding up of the Partnership or the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Partnership shall be made to or set apart for the holders of Junior Units, the Company, in its capacity as the holder of the Series E Preferred Units, shall be entitled to receive Twenty-Five Dollars ($25.00) per Series E Preferred Unit (the “Series E Liquidation Preference”) plus an amount equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to the Company, in its capacity as such holder; but the Company, in its capacity as the holder of Series E Preferred Units, shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Partnership or the Company, the assets of the Partnership, or proceeds thereof, distributable to the Company, in its capacity as the holder of Series E Preferred Units, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other units of the Partnership ranking on a parity with the Series E Preferred Units as to such distribution, then such assets, or the proceeds thereof, shall be distributed among the Company, in its capacity as the holder of such Series E Preferred Units, and the holders of any such other units ratably in accordance with the respective amounts that would be payable on such Series E Preferred Units and any such other units if all amounts payable thereon were paid in full. For the purposes of this Section 20.3, (i) a consolidation or merger of the Partnership or the Company with one or more entities, (ii) a statutory share exchange by the Partnership or the Company and (iii) a sale or transfer of all or substantially all of the Partnership’s or the Company’s assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Partnership or Company.
(b)     Subject to the rights of the holders of Partnership Units of any series or class or classes of shares ranking on a parity with or prior to the Series E Preferred Units upon any liquidation, dissolution or winding up of the Company or the Partnership, after payment shall have been made in full to the Company, in its capacity as the holder of the Series E Preferred

Units, as provided in this Section 20.3, any series or class or classes of Junior Units shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Company, in its capacity as the holder of the Series E Preferred Units, shall not be entitled to share therein.
Section 20.4    Redemption of the Series E Preferred Units.
(a)    The Series E Preferred Units shall be redeemed by the Partnership, in whole or in part, at the option of the Company, in its capacity as the holder of the Series E Preferred Units, at any time that the Company may redeem the Series E Preferred Stock, provided that the Company shall redeem an equivalent number of Series E Preferred Stock. Such redemption of Series E Preferred Units shall occur substantially concurrently with the redemption by the Company of such Series E Preferred Stock (the “Series E Redemption Date”) and shall be for cash, at a redemption price of $25.00 per Series E Preferred Unit plus any accrued and unpaid distributions thereon with respect to the Series E Preferred Units to, but not including, the Series E Redemption Date (the “Series E Redemption Price”); provided that, if the Series E Redemption Date is after a Distribution Payment Record Date and prior to the corresponding Distribution Payment Date, no additional amount for such accrued and unpaid distribution will be included in the Series E Redemption Price and the distributions on such Distribution Payment Date shall be made pursuant to Section 20.2.
(b)    If the Company elects to redeem any units of Series E Preferred Units as described in this Section 20.4, the Partnership may use any available cash to pay the Series E Redemption Price, and the Partnership will not be required to pay the Series E Redemption Price only out of the proceeds from the contribution by the Company issuance of other equity securities or any other specific source. Upon redemption of Series E Preferred Units on the Series E Redemption Date, each Series E Preferred Unit so redeemed shall be converted into the right to receive the Series E Redemption Price.
(c)    If the Series E Redemption Date falls after a Distribution Payment Record Date and prior to the corresponding Distribution Payment Date, then the Company, in its capacity as the holder of Series E Preferred Units, shall be entitled to distributions payable on the equivalent number of Series E Preferred Units as the number of the Series E Preferred Stock with respect to which the Company shall be required, pursuant to the terms of the Charter, to pay to the holders of Series E Preferred Stock at the close of business on such Dividend Payment Record Date for the Series E Preferred Stock who, pursuant to such Charter, are entitled to the dividend payable on such Series E Preferred Stock on the corresponding Dividend Payment Date notwithstanding the redemption of such Series E Preferred Stock before such Dividend Payment Date. Except as provided in calculating the Series E Redemption Price and in this paragraph, the Partnership shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series E Preferred Units called for redemption.
(d)    If full cumulative distributions for all past distribution periods on the Series E Preferred Units and any other series or class or classes of Parity Preferred Units of the Partnership have not been paid or declared and set apart for payment, except in connection with a purchase, redemption or other acquisition of Series E Preferred Stock or shares of capital stock ranking on a parity with such Series E Preferred Stock as permitted under the Charter, the Series E Preferred Units may not be redeemed in part and the Partnership may not purchase, redeem or otherwise acquire Series E Preferred Units or any units of the Partnership ranking on a parity with the Series E Preferred Units as to distributions or as to the distribution of assets upon liquidation, dissolution or winding up, other than in exchange for Junior Units.
(e)    From and after the Series E Redemption Date (unless the Partnership shall fail to make available the amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, distributions on the Series E Preferred Units so called for redemption shall cease to accrue, (ii) said units shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series E Preferred Units of the Partnership shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any distributions payable thereon).
(f)    As promptly as practicable after the surrender of the certificates, if any, for any such Series E Preferred Units so redeemed, such Series E Preferred Units shall be exchanged for the cash (without interest thereon) for which such Series E Preferred Units have been redeemed. If fewer than all the Series E Preferred Units evidenced by any certificate are redeemed, the Partnership shall provide sufficient proof evidencing the unredeemed Series E Preferred Units without cost to the holder thereof.
Section 20.5    Conversion.
(a)     The Series E Preferred Units are not convertible into or redeemable or exchangeable for any other property or securities of the Company or the Partnership at the option of any holder of Series E Preferred Units, except as provided in Section 20.4 and this Section 20.5.
(b)    In the event that a holder of Series E Preferred Stock exercises its right to convert the Series E Preferred Stock into Common Stock pursuant to the terms of the “Change of Control Conversion Right” set forth in Exhibit E of the Charter, then, concurrently therewith, an equivalent number of Series E Preferred Units of the Partnership held by the Company shall be automatically converted into a number of Partnership Common Units of the Partnership equal to the number of shares of Common Stock issued upon conversion of such shares of Series E Preferred Stock; provided, however, that if a holder of Series E Preferred Stock receives cash or other consideration in addition to or in lieu of Common Stock in connection with such conversion, then the Company, in its capacity as the holder of the Series E Preferred Units, shall be entitled to receive cash or such other consideration equal (in amount and form) to the cash or other consideration to be paid by the Company to such holder of the Series E Preferred Stock. Any such conversion will be effective at the same time the conversion of Series E Preferred Stock into Common Stock is effective.
(c)    No fractional units will be issued in connection with the conversion of Series E Preferred Units into Partnership Common Units. In lieu of fractional Partnership Common Units, the Company, in its capacity as holder of such Series E Preferred Units shall be entitled to receive a cash payment in respect of any fractional unit in an amount equal to the fractional interest multiplied by the closing price of a share of Common Stock on the date the Series E Preferred Stock are surrendered for conversion by a holder thereof.
Section 20.6    Ranking.
(a)    Any class or series of Partnership Units shall be deemed to rank:
(i)    prior to the Series E Preferred Units, as to the payment of distributions or as to distribution of assets upon liquidation, dissolution or winding up of the Company or the Partnership, if the holders of such class or series of Preferred Units shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series E Preferred Units;
(ii)    on a parity with the Series E Preferred Units, as to the payment of distributions or as to the distribution of assets upon liquidation, dissolution or winding up of the Company or the Partnership, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per Partnership Unit be different from those of the Series E Preferred Units, if the holders of such Partnership Units of such class or series and the Series E Preferred Units shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid distributions per Partnership Unit or liquidation preferences, without preference or priority one over the other; and
(iii)    junior to the Series E Preferred Units, as to the payment of distributions or as to the distribution of assets upon liquidation, dissolution or winding up of the Company or the Partnership, if such class or series of Partnership Units shall be Common Units or if the holders of Series E Preferred Units, shall be entitled to receipt of distribution or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Partnership Units of such class or series.
(b)    As of the date hereof, 2,466,689 issued and outstanding Series A Preferred Units, 13,998,905 issued and outstanding Series B Preferred Units, 5,000,000 issued and outstanding Series C Preferred Units and 8,000,000 issued and outstanding Series D Preferred Units are Parity Preferred Units with respect to the Series E Preferred Units.
(c)    The holders of Series E Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated and unpaid distributions per Partnership Unit or liquidation preference, without preference or priority one over the other, except that:

(i)    the Series E Preferred Units shall be Preferred Partnership Units and shall receive distributions on a basis pari passu with other Partnership Units, if any, receiving distributions pursuant to Section 5.1 of the Agreement; and
(ii)    Distributions made pursuant to Section 20.6(c)(i) shall be made pro rata with other distributions made to other Partnership Units as to which they rank pari passu based on the ratio of the amounts to be paid the Series E Preferred Units and such other Partnership Units, as applicable, to the total amounts to be paid in respect of the Series E Preferred Units and such other Partnership Units taken together on the Partnership Record Date.
Section 20.7    Voting.
(a)    Except as required by law, the Company, in its capacity as the holder of the Series E Preferred Units, shall not be entitled to vote at any meeting of the Partners or for any other purpose or otherwise to participate in any action taken by the Partnership or the Partners, or to receive notice of any meeting of the Partners.
(b)    So long as any Series E Preferred Units are outstanding, the General Partner shall not authorize the creation of Partnership Units of any new class or series or any interest in the Partnership convertible, exchangeable or redeemable into Partnership Units of any new class or series ranking prior to the Series E Preferred Units in the distribution of assets on any liquidation, dissolution or winding up of the Company or the Partnership or in the payment of distributions unless such Partnership Units are issued to the Company and the distribution and redemption (but not voting) rights of such Partnership Units are substantially similar to the terms of securities issued by the Company and the proceeds or other consideration from the issuance of such securities have been or are concurrently with such issuance contributed to the Partnership.
Section 20.8    Restrictions on Ownership and Transfer. The Series E Preferred Units shall be owned and held solely by the Company.
Section 20.9    General.
(a)    The rights of the Company, in its capacity as the holder of the Series E Preferred Units, are in addition to and not in limitation on any other rights or authority of the General Partner, in any other capacity, under the Agreement. In addition, nothing contained in this Article XX shall be deemed to limit or otherwise restrict any rights or authority of the General Partner under the Agreement, other than in its capacity as the holder of the Series E Preferred Units.
(b)    Anything herein contained to the contrary notwithstanding, the General Partner shall take all steps that it determines are necessary or appropriate (including modifying the foregoing terms of the Series E Preferred Units) to ensure that the Series E Preferred Units (including, without limitation the redemption and conversion terms thereof) permit the Company to satisfy its obligations (including, without limitation, its obligations to make dividend payments on the Series E Preferred Stock) with respect to the Series E Preferred Stock, it being the intention that the terms of the Series E Preferred Units shall be substantially similar to the terms of the Series E Preferred Stock.

[the next page is the signature page]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.
GENERAL PARTNER:

NORTHSTAR REALTY FINANCE CORP.
a Maryland corporation

By:     /s/ Ronald J. Lieberman
Name: Ronald J. Lieberman
Title:     Executive Vice President and General Counsel

LIMITED PARTNER:

NORTHSTAR REALTY FINANCE CORP.
a Maryland corporation

By:     /s/ Ronald J. Lieberman
Name: Ronald J. Lieberman
Title:     Executive Vice President and General Counsel

INITIAL LIMITED PARTNER:
ND INVESTMENT-T, LLC, a Delaware limited liability company

By:    __/s/ Ronald J. Lieberman____________________
Name: Ronald J. Lieberman
Title:     Executive Vice President and General Counsel

ANNEX A
FORM OF LIMITED PARTNER SIGNATURE PAGE
The Grantee, desiring to become one of the within named Limited Partners of NorthStar Realty Finance Limited Partnership, hereby becomes a party to the Amended and Restated Agreement of Limited Partnership of NorthStar Realty Finance Limited Partnership, as amended through the date hereof (the “Partnership Agreement”). The Grantee agrees that this signature page may be attached to any counterpart of the Partnership Agreement.
Signature Line for Limited Partner:

_____________________
Name: _______________
Date: ________________

Address of Limited Partner:
______________________
______________________

EXHIBIT A
PARTNERS AND PARTNERSHIP UNITS
Dated: March 13, 2015

Name and Address of Partners	Partnership Units (Type and Amount)
General Partner:

NORTHSTAR REALTY FINANCE CORP. 399 Park Avenue, 18th Fl. New York, NY 10022	N/A

Limited Partner:

NORTHSTAR REALTY FINANCE CORP. 399 Park Avenue, 18th Fl. New York, NY 10022	321,472,980 Partnership Common Units

LTIP Unit Holders:

Various Holders—On file with General Partner	3,580,184 LTIP Units

Unit Holder:

NORTHSTAR REALTY FINANCE CORP. 399 Park Avenue, 18th Fl. New York, NY 10022	2,466,689 Series A Preferred Units

Unit Holder:

NORTHSTAR REALTY FINANCE CORP. 399 Park Avenue, 18th Fl. New York, NY 10022	13,998,905 Series B Preferred Units

Unit Holder:

NORTHSTAR REALTY FINANCE CORP. 399 Park Avenue, 18th Fl. New York, NY 10022	5,000,000 Series C Preferred Units

Unit Holder:

NORTHSTAR REALTY FINANCE CORP. 399 Park Avenue, 18th Fl. New York, NY 10022	8,000,000 Series D Preferred Units

Unit Holder:

NORTHSTAR REALTY FINANCE CORP. 399 Park Avenue, 18th Fl. New York, NY 10022	10,000,000 Series E Preferred Units

Exhibit A-1

EXHIBIT B
NOTICE OF EXERCISE OF REDEMPTION RIGHT
In accordance with Section 8.6 of the Amended and Restated Agreement of Limited Partnership (the “Agreement”) of NorthStar Realty Finance Limited Partnership the undersigned hereby irrevocably (i) presents for redemption ________ Partnership Common Units in NorthStar Realty Finance Limited Partnership in accordance with the terms of the Agreement and the Partnership Common Unit redemption right referred to in Section 8.6 thereof, (ii) surrenders such Partnership Common Units and all right, title and interest therein and (iii) directs that the Cash Amount or REIT Shares Amount (as defined in the Agreement) as determined by the General Partner deliverable upon exercise of the Partnership Common Unit redemption right be delivered to the address specified below, and if REIT Shares (as defined in the Agreement) are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.
Dated:________ __, _____
Name of Limited Partner:
_______________________________________
(Signature of Limited Partner)

_______________________________________
(Mailing Address)

_______________________________________
(City) (State) (Zip Code)

Signature Guaranteed by:

_______________________________________

If REIT Shares are to be issued, issue to:
Please insert social security or identifying number:
Name:

Exhibit B-1

EXHIBIT C-1
CERTIFICATION OF NON-FOREIGN STATUS
(FOR REDEEMING LIMITED PARTNERS THAT ARE ENTITIES)
Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), in the event of a disposition by a non-U.S. person of a partnership interest in a partnership in which (i) 50% or more of the value of the gross assets consists of United States real property interests (“USRPIs”), as defined in Section 897(c) of the Code, and (ii) 90% or more of the value of the gross assets consists of USRPIs, cash, and cash equivalents, the transferee will be required to withhold 10% of the amount realized by the non-U.S. person upon the disposition. To inform NorthStar Realty Finance Corp. (the “General Partner”) and NorthStar Realty Finance Limited Partnership. (the “Partnership”) that no withholding is required with respect to the redemption by ____________ (“Partner”) of its Partnership Common Units in the Partnership, the undersigned hereby certifies the following on behalf of Partner:

1.	Partner is not a foreign corporation, foreign partnership, foreign trust, or foreign estate, as those terms are defined in the Code and the Treasury regulations thereunder.

2.	Partner is not a disregarded entity as defined in Treasury Regulation Section 1.1445‑2(b)(2)(iii).
3.    The U.S. employer identification number of Partner is _____________.

4.	The principal business address of Partner is: ___________________________________, __________________________ and Partner’s place of incorporation is _____________.

5.	Partner agrees to inform the General Partner if it becomes a foreign person at any time during the three-year period immediately following the date of this notice.

6.
Partner understands that this certification may be disclosed to the Internal Revenue Service by the General Partner and that any false statement contained herein could be punished by fine, imprisonment, or both.

PARTNER: _____________________________

By:
Name:
Title:

Exhibit C-1-1

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Partner.
Date: _________________    ______________________________________
Name:
Title:

Exhibit C-1-2

EXHIBIT C-2
CERTIFICATION OF NON-FOREIGN STATUS
(FOR REDEEMING LIMITED PARTNERS THAT ARE INDIVIDUALS)
Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), in the event of a disposition by a non-U.S. person of a partnership interest in a partnership in which (i) 50% or more of the value of the gross assets consists of United States real property interests (“USRPIs”), as defined in Section 897(c) of the Code, and (ii) 90% or more of the value of the gross assets consists of USRPIs, cash, and cash equivalents, the transferee will be required to withhold 10% of the amount realized by the non-U.S. person upon the disposition. To inform NorthStar Realty Finance Corp. (the “General Partner”) and NorthStar Realty Finance Limited Partnership (the “Partnership”) that no withholding is required with respect to my redemption of my Partnership Common Units in the Partnership, I, ___________, hereby certify the following:
1.    I am not a nonresident alien for purposes of U.S. income taxation.
2.    My U.S. taxpayer identification number (social security number) is _____________.
3.    My home address is: ____________________________________________________.

4.	I agree to inform the General Partner promptly if I become a nonresident alien at any time during the three-year period immediately following the date of this notice.

5.
I understand that this certification may be disclosed to the Internal Revenue Service by the General Partner and that any false statement contained herein could be punished by fine, imprisonment, or both.

______________________________________
Name:

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete.

Date: _________________	________________________________
Name:
Title:

Exhibit C-2-1

EXHIBIT D
NOTICE OF ELECTION BY PARTNER TO CONVERT
LTIP UNITS INTO PARTNERSHIP COMMON UNITS

The undersigned holder of LTIP Units hereby irrevocably (i) elects to convert the number of LTIP Units in NorthStar Realty Finance Limited Partnership (the “Partnership”) set forth below into Partnership Common Units in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of the Partnership, as amended; and (ii) directs that any cash in lieu of Partnership Common Units that may be deliverable upon such conversion be delivered to the address specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such LTIP Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent to or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of Holder:	(Please Print: Exact Name as Registered with Partnership)
Number of LTIP Units to be Converted:
Date of this Notice:

(Signature of Holder: Sign Exact Name as Registered with Partnership)

(Street Address)

(City)                    (State)                (Zip Code)
Signature Guaranteed by:

Exhibit D-1

EXHIBIT E
NOTICE OF ELECTION BY PARTNERSHIP TO FORCE CONVERSION OF
LTIP UNITS INTO PARTNERSHIP COMMON UNITS
NorthStar Realty Finance Limited Partnership (the “Partnership”) hereby irrevocably elects to cause the number of LTIP Units held by the holder of LTIP Units set forth below to be converted into Partnership Common Units in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of the Partnership, as amended.

Name of Holder:	(Please Print: Exact Name as Registered with Partnership)
Number of LTIP Units to be Converted:
Date of this Notice:

67929.000002 EMF_US 53042090v21

Exhibit E-1